Exhibit 2.1
Execution Version

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
by and among
PHILLIPS 66 COMPANY
PHILLIPS 66 PARTNERS GP LLC
and
PHILLIPS 66 PARTNERS LP
dated as of
February 13, 2014

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1
ARTICLE II CONTRIBUTIONS, CONVEYANCES, ACKNOWLEDGMENTS AND DISTRIBUTIONS	8
2.1 Contributions	8
2.2 Consideration	8
2.3 Effective Date of Conveyances	9
2.4 Assumed Liabilities	9
2.5 Excluded Liabilities	9
2.6 Transaction Taxes	9
2.7 Proration of 2014 Ad Valorem Taxes	10
2.8 Net Working Capital Amount	10
ARTICLE III REPRESENTATIONS AND WARRANTIES OF P66 COMPANY	10
3.1 Organization and Existence	10
3.2 Authority and Approval; Enforceability	11
3.3 No Conflict	11
3.4 Consents	12
3.5 Laws and Regulations; Litigation	12
3.6 Management Projections and Budgets	13
3.7 Environmental Matters	13
3.8 Contributed Interests	13
3.9 Assets	14
3.10 Permits	15
3.11 Insurance	15
3.12 Brokerage Arrangements	15
3.13 Investment	15
3.14 Taxes	16
3.15 Financial Statements	17
3.16 Material Contracts	17
3.17 No Adverse Changes	17
3.18 Prior Conveyances	17
3.19 Medford Spheres	17
3.20 No Other Representations or Warranties; Schedules	17
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP	18
4.1 Organization and Existence	18
4.2 Authority and Approval; Enforceability	18
4.3 Delivery of Fairness Opinion	18
4.4 Brokerage Arrangements	18
4.5 New Common Units and New GP Units	18
4.6 Available Funds	19
ARTICLE V COVENANTS, ETC.	19
5.1 Conduct of the Businesses	19
5.2 Financial Statements	19
5.3 Prefunded Projects	19

5.4 Independent Investigation	20
5.5 Post-Closing Payments	20
5.6 Further Assurances	20
5.7 NYSE Listing	20
5.8 Tax Covenants	21
5.9 Assignment of Medford Construction Contracts	21
5.10 Consents	21
ARTICLE VI CONDITIONS TO CLOSING	21
6.1 Conditions to Each Party’s Obligation to Effect the Transactions	21
6.2 Conditions to the Obligation of the Partnership	22
6.3 Conditions to the Obligation of P66 Company	23
ARTICLE VII CLOSING	23
7.1 Closing	23
7.2 Deliveries by P66 Company	23
7.3 Deliveries by the Partnership	24
ARTICLE VIII INDEMNIFICATION	25
8.1 Indemnification of P66 Company and Other Parties	25
8.2 Indemnification of the Partnership and other Parties	26
8.3 Demands	26
8.4 Right to Contest and Defend	26
8.5 Cooperation	27
8.6 Right to Participate	27
8.7 Payment of Damages	27
8.8 Limitations on Indemnification	28
8.9 Survival	28
8.10 Sole Remedy	29
8.11 Express Negligence Rule	29
8.12 Consideration Adjustment	29
ARTICLE IX TERMINATION	29
9.1 Events of Termination	29
9.2 Effect of Termination	30
ARTICLE X MISCELLANEOUS	30
10.1 Expenses	30
10.2 Right of Offset	30
10.3 Notices	30
10.4 Governing Law	31
10.5 Public Statements	31
10.6 Form of Payment	31
10.7 Entire Agreement; Amendments and Waivers	31
10.8 Binding Effect and Assignment	32
10.9 Severability	32
10.10 Interpretation	32
10.11 Headings and Schedules	32
10.12 Counterparts	32
10.13 Consent of Conflicts Committee	32

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment of Membership Interest (Gold Line)

Exhibit A-2	Form of Assignment of Membership Interest (Medford Spheres)

Exhibit B	Assignment of Note

Exhibit C	Form of East St. Louis and Paola Storage Services Agreement (Gold Line)

Exhibit D	Form of Omnibus Agreement Amendment

Exhibit E	Form of Operational Services Agreement Amendment

Exhibit F	Form of Origination Services Agreement (Gold Line)

Exhibit G	Form of Storage Services Agreement (Gold Line)

Exhibit H	Form of Storage Services Agreement (Medford Spheres)

Exhibit I	Form of Terminal Services Agreement (Gold Line)

Exhibit J	Form of Transportation Services Agreement (Gold Line)

Schedule 1.1(a)	Excluded Assets

Schedule 3.4	Consents

Schedule 3.9	Permitted Liens

Schedule 3.17	Adverse Changes

Schedule 5.3	Prefunded Projects

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
This Contribution, Conveyance and Assumption Agreement (this “Agreement”) is made and entered into as of February 13, 2014 by and among Phillips 66 Company, a Delaware corporation (“P66 Company”), Phillips 66 Partners GP LLC, a Delaware limited liability company (the “General Partner”), and Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”). P66 Company, the General Partner and the Partnership are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
RECITALS:
WHEREAS, P66 Company owns all of the limited liability company interests in (a) Phillips 66 Medford Spheres LLC, a Delaware limited liability company (“Medford LLC”), and (b) Phillips 66 Gold Line System LLC, a Delaware limited liability company (“Gold Line LLC”), each of which is disregarded as an entity separate from P66 Company for U.S. federal income tax purposes;
WHEREAS, prior to the Effective Date (as defined herein), P66 Company will convey the Medford Spheres Assets (as defined herein) to Medford LLC;
WHEREAS, prior to the Effective Date, Phillips 66 Pipeline LLC, a Delaware limited liability company (“Pipeline”), will convey the Gold Line Assets (as defined herein) to P66 Company, and P66 Company will convey the Gold Line Assets to Gold Line LLC;
WHEREAS, prior to the Effective Date, definitive conveyance documents will be entered into for the conveyances described in the foregoing Recitals, forms of which conveyance documents have been made available to the Partnership (collectively, the “Prior Conveyances”);
WHEREAS, P66 Company intends to contribute its ownership interest in Medford LLC and Gold Line LLC to the Partnership in exchange for the consideration, and on the other terms and conditions, set forth in this Agreement; and
WHEREAS, on the Effective Date (as defined below), each of the events and transactions set forth in Section 2.1 below shall occur.
NOW, THEREFORE, in consideration of the mutual undertakings and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
Article I
DEFINITIONS
Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that (a) with respect to P66 Company, the term “Affiliate” shall not include any Group Member, (b) with respect to the Partnership Group, the term “Affiliate” shall exclude P66 Company, and (iii) the Contributed Entities shall be deemed to be Affiliates of P66 Company (and not of any Group Member) before the Effective Date and Affiliates of the Partnership Group (and not of P66 Company) on and after the Effective Date.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Assets” means the Medford Spheres Assets and the Gold Line Assets, collectively.
“Assignment of Membership Interest (Gold Line)” means that certain Assignment of Membership Interest in the form attached as Exhibit A-1 hereto.
“Assignment of Membership Interest (Medford Spheres)” means that certain Assignment of Membership Interest in the form attached as Exhibit A-2 hereto.
“Assignment of Note” mean that certain Assignment, Assumption and Modification of Note in the form attached as Exhibit B hereto.
“Assumed Liabilities” has the meaning set forth in Section 2.4.
“Billed Party” has the meaning set forth in Section 2.7.
“Businesses” means, collectively, the operations and business (a) as historically conducted by P66 Company and its Affiliates using the Gold Line Assets and (b) as contemplated to be conducted, consistent with prudent industry practice, following the Effective Date by the Partnership Group using the Medford Spheres Assets.
“Cap” has the meaning set forth in Section 8.8(a).
“Carrier” has the meaning set forth in Section 2.1(e).
“Cash Consideration” has the meaning set forth in Section 2.2(a).
“Closing” has the meaning set forth in Section 7.1.
“Closing Date” has the meaning set forth in Section 7.1.
“Code” has the meaning set forth in Section7.2(l).

“Commission” means the United States Securities and Exchange Commission.
“Conflicts Committee” has the meaning set forth in Section 3.6.
“Consent” has the meaning set forth in Section 3.4.
“Contract” means any contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, settlement, Permit or other legally binding agreement.
“Contributed Entities” means Medford LLC and Gold Line LLC, collectively, and “Contributed Entity” means either of them, individually.
“Contributed Interests” has the meaning set forth in Section 2.1(c).
“Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.
“Damages” has the meaning set forth in Section 8.1.
“Deductible” has the meaning set forth in Section 8.8(a).
“East St. Louis and Paola Storage Services Agreement (Gold Line)” means that certain Storage Services Agreement (Storage in Paola, Kansas and Cahokia, Illinois) in the form attached as Exhibit C hereto.
“Effective Date” means March 1, 2014.
“Environmental Laws” means any and all applicable federal, state and local laws and regulations and other legally enforceable requirements and rules of common law relating to the prevention of pollution or protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Materials.
“Excluded Assets” means any of the assets set forth on Schedule 1.1(a) hereto.
“Excluded Liabilities” has the meaning set forth in Section 2.5.
“Financial Advisor” has the meaning set forth in Section 3.6.
“Financial and Operational Information” has the meaning set forth in Section 3.6.
“Financial Statements” has the meaning set forth in Section 3.15(a).

“Fundamental Representations” has the meaning set forth in Section 8.9.
“General Partner” has the meaning set forth in the preamble to this Agreement.
“Gold Line Assets” means, collectively, (a) the Terminals, (b) the Pipeline System and (c) all other assets owned, held, used or held for use by Gold Line LLC or any of its Affiliates in connection with the operation of the Terminals or the Pipeline System or that are otherwise necessary in order for the Partnership Group to use and operate the Terminals and the Pipeline System after the Effective Date in a manner substantially similar to the use and operation of the Terminals and the Pipeline System prior to the Effective Date and in the manner contemplated by the Transaction Documents, other than the Excluded Assets.
“Gold Line LLC” has the meaning set forth in the recitals to this Agreement.
“Governmental Approval” has the meaning set forth in Section 3.4.
“Governmental Authority” means (a) the United States of America or any state or political subdivision thereof within the United States of America and (b) any court or any governmental or administrative department, commission, board, bureau or agency of the United States of America or of any state or political subdivision thereof within the United States of America.
“GP Contribution” has the meaning set forth in Section 2.1(a).
“Group Member” means a member of the Partnership Group.
“Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.
“Holdings” has the meaning set forth in Section 2.1(d).
“Indemnity Claim” has the meaning set forth in Section 8.3.
“Liability” or “Liabilities” means any direct or indirect liability, indebtedness, obligation, cost, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, matured or unmatured, asserted or unasserted, accrued or unaccrued, due or to become due, liquidated or unliquidated.

“Lien” means any security interest, lien, deed of trust, mortgage, pledge, charge, claim, restriction, easement, encumbrance or other similar interest or right.
“Litigation” has the meaning set forth in Section 3.5.
“LP Contribution” has the meaning set forth in Section 2.1(c).
“Material Adverse Effect” means any change, circumstance, effect or condition that (a) is, or could reasonably be expected to be, materially adverse to the business, financial condition, assets, liabilities or results of operations of either the Businesses, taken as a whole, or (b) materially adversely affects, or could reasonably be expected to materially adversely affect, P66 Company’s ability to satisfy its obligations under the Transaction Documents or the Prior Conveyances.
“Material Contract” means (a) each Medford Construction Contract, (b) any Contract relating to the ownership or operation of the Businesses or the ownership, use or operation of the Assets that, as of the date hereof, is reasonably expected to provide for revenues to or commitments of P66 Company or its Affiliates in an amount greater than $1,000,000 during any calendar year or (d) any other Contract (other than any Contract granting any Permits, servitudes, easements or rights-of-way) materially affecting the ownership or operation of the Businesses or the ownership, use or operation of the Assets, the loss of which could, individually or in the aggregate, have a Material Adverse Effect.
“Medford Construction Contracts” means those Contracts relating to the construction of the Medford Spheres Assets.
“Medford LLC” has the meaning set forth in the recitals to this Agreement.
“Medford Spheres Assets” means (a) those certain above ground storage facilities located at P66 Company’s Central Division Pipeline facility in Medford, Oklahoma, that are suitable for receiving and storing natural gas liquids and petrochemicals, including refinery grade propylene, and (b) all other assets owned, held, used or held for use by Medford LLC or any of its Affiliates in connection with the operation of the foregoing or that are otherwise necessary in order for the Partnership Group to use and operate the storage facilities described in clause (a) after the Effective Date in the ordinary course of business consistent with prudent industry practice and in the manner contemplated by the Transaction Documents, other than the Excluded Assets.
“Medford Spheres Construction Costs” means all Liabilities incurred in connection with, arising out of or relating to the construction of the Medford Spheres Assets prior to the time that the Medford Spheres Assets are mechanically complete and ready for commercial operations at their nameplate capacity, including under the Medford Construction Contracts.

“Net Working Capital Amount” means, as to the Contributed Entities, and determined as of 12:01 a.m. Houston time on the Effective Date, an amount (which may be positive or negative) equal to (a) the total current assets of the Contributed Entities minus (b) the total current liabilities of the Contributed Entities, in each case determined in accordance with U.S. generally accepted accounting principles, including accounts receivable and accounts payable with P66 Company and its Subsidiaries incurred in the ordinary course of business that are classified as net parent company investment; provided, however, that the Net Working Capital Amount shall not include (i) any cash and cash equivalents contributed to the Contributed Entities with respect to any Prefunded Projects as described in Section 5.3, (ii) materials and supplies, (iii) the current portion of payroll and benefits payable, (iv) the current portion of accrued environmental and litigation Liabilities, if any, and (v) the current accrued portion of the Medford Spheres Construction Costs.
“New Common Units” has the meaning set forth in Section 2.2(c).
“New GP Units” has the meaning set forth in Section 2.2(d).
“Omnibus Agreement Amendment” means that certain First Amendment to the Omnibus Agreement in the form attached as Exhibit D hereto.
“Operational Services Agreement” means that certain Operational Services Agreement, dated July 26, 2013, by and among Carrier, Holdings and Pipeline.
“Operational Services Agreement Amendment” means that certain First Amendment to the Operational Services Agreement in the form attached as Exhibit E hereto.
“Origination Services Agreement (Gold Line)” means that certain Gold Line Origination Services Agreement in the form attached as Exhibit F hereto.
“P66 Company” has the meaning set forth in the preamble to this Agreement.
“P66 Company Closing Certificate” has the meaning set forth in Section 6.2(c).
“P66 Company Indemnitees” has the meaning set forth in Section 8.1.
“Partnership” has the meaning set forth in the preamble to this Agreement.
“Partnership Closing Certificate” has the meaning set forth in Section 6.3(c).
“Partnership Group” means, collectively, the Partnership and its Subsidiaries.
“Partnership Indemnitees” has the meaning set forth in Section 8.2.

“Partnership Material Adverse Effect” means any change, circumstance, effect or condition that is, or could reasonably be expected to be, materially adverse to the business, financial condition, assets, liabilities or results of operations of the Partnership Group, taken as a whole.
“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.
“Permits” means permits, licenses, certificates, orders, approvals, authorizations, grants, consents, concessions, warrants, franchises and similar rights and privileges.
“Permitted Liens” has the meaning set forth in Section 3.9(b).
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Pipeline” has the meaning set forth in the Recitals.
“Pipeline System” means that certain refined petroleum products pipeline system, commonly referred to as the “Gold Pipeline,” extending from the fence line at Pipeline’s Rocky Station in Borger, Texas to the Terminals.
“Prefunded Projects” has the meaning set forth in Section 5.3.
“Prior Conveyances” has the meaning set forth in the Recitals.
“Securities Act” has the meaning set forth in Section 3.13.
“Storage Services Agreement (Gold Line)” means that certain Storage Services Agreement (Gold Line Storage) in the form attached as Exhibit G hereto.
“Storage Services Agreement (Medford Spheres)” means that certain Storage Services Agreement (Medford Storage Spheres) in the form attached as Exhibit H hereto.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Tax” or “Taxes” means any federal, state, local or foreign income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, any and all interest, fines, penalties, assessments, and additions to Tax resulting from, relating to, or incurred in connection with any of those or any contest or dispute thereof.
“Tax Authority” means any Governmental Authority having jurisdiction over the payment or reporting of any Tax.
“Tax Proceeding” has the meaning set forth in Section 5.8(b).
“Tax Return” means any report, statement, form, return or other document or information required to be supplied to a Tax Authority in connection with Taxes.
“Terminal Services Agreement (Gold Line)” means that certain Terminal Services Agreement (Terminals in Wichita, Kansas, Kansas City, Kansas, Paola, Kansas, Jefferson City, Missouri and Cahokia, Illinois) in the form attached as Exhibit I hereto.
“Terminals” means the refined petroleum product terminal facilities in Cahokia, Illinois; Kansas City, Kansas; Paola, Kansas; Wichita, Kansas; and Jefferson City, Missouri.
“Transaction Documents” means the East St. Louis and Paola Storage Services Agreement (Gold Line), the Omnibus Agreement Amendment, the Operational Services Agreement Amendment, the Operational Services Agreement (Gold Line Origination), the Storage Services Agreement (Gold Line), the Storage Services Agreement (Medford Storage Spheres), the Terminal Services Agreement (Gold Line) and the Transportation Services Agreement (Gold Line).
“Transaction Taxes” has the meaning set forth in Section 2.6.
“Transportation Services Agreement (Gold Line)” means that certain Transportation Services Agreement (Gold Pipeline System) in the form attached as Exhibit J hereto.
“Working Capital Statement” has the meaning set forth in Section 2.8(a).
ARTICLE II
CONTRIBUTIONS, CONVEYANCES, ACKNOWLEDGMENTS AND DISTRIBUTIONS

2.1    Contributions. On the Effective Date, on the terms and subject to the conditions of this Agreement, each of the following shall occur:
(a)    P66 Company and Pipeline shall contribute, assign, transfer and convey a 2% limited liability company interest in Medford LLC and Gold Line LLC, respectively (collectively, the “GP Contribution”), to the General Partner as a capital contribution, and the General Partner shall accept the contribution of the GP Contribution;
(b)    the General Partner shall contribute, assign, transfer and convey the GP Contribution to the Partnership in exchange for the consideration set forth in Section 2.2, and the Partnership shall accept the contribution of the GP Contribution;
(c)    P66 Company and Pipeline shall contribute, assign, transfer and convey to the Partnership a 98% limited liability company interest in Medford LLC and Gold Line LLC, respectively (collectively, the “LP Contribution” and, together with the GP Contribution, the “Contributed Interests”), in exchange for the consideration set forth in Section 2.2, and the Partnership shall accept the contribution of the LP Contribution;
(d)    The Partnership shall contribute, assign, transfer and convey the Contributed Interests to Phillips 66 Partners Holdings LLC, a Delaware limited liability company and wholly owned Subsidiary of the Partnership (“Holdings”), and Holdings shall accept the contribution of the Contributed Interests; and
(e)    Holdings shall contribute, assign, transfer and convey 100% of the limited liability company interests in Gold Line LLC to Phillips 66 Carrier LLC, a Delaware limited liability company and wholly owned Subsidiary of Holdings (“Carrier”), and Carrier shall accept the contribution of such limited liability company interests.
2.2    Consideration. At the Closing, in consideration for the contribution of the Contributed Interests, the Partnership shall: § pay to P66 Company an amount of cash equal to $400,000,000 (the “Cash Consideration”), which Cash Consideration includes an amount intended to represent a reimbursement of pre-formation capital expenditures with respect to the Assets to the maximum extent provided by Treasury regulations section 1.707-4(d); § deliver to P66 Company the Assignment of Note, pursuant to which the Partnership shall assume and agree to repay approximately $160,000,000 of debt under which P66 Company is currently the primary obligor; (c) issue 3,530,595 common units representing limited partner interests in the Partnership (the “New Common Units”) to P66 Company; and (d) issue 72,053 general partner units (the “New GP Units”) to the General Partner to maintain the General Partner’s 2% general partner interest in the Partnership.

2.3    Effective Date of Conveyances. Notwithstanding anything to the contrary contained herein, to the extent the Closing occurs in accordance with the terms and conditions of this Agreement, the Parties acknowledge and agree that the Partnership shall be entitled to all of the rights of ownership of the Contributed Interests and shall be liable for and shall bear all of the Assumed Liabilities, in each case, from and after the Effective Date.
2.4    Assumed Liabilities. Except for Excluded Liabilities as provided in Section 2.5, at or prior to the date hereof, the Contributed Entities have assumed, and have agreed to pay, discharge and perform as and when due, all Liabilities that (a) accrue, are caused by, arise out of, are associated with, are in respect of, or are incurred, in each case, at any time from and after the Effective Date, in connection with the ownership or operation of the Businesses or other activities occurring in connection with and attributable to the ownership or operation of the Businesses from and after the Effective Date, or (b) are included within the definition of “Net Working Capital Amount” (collectively, the “Assumed Liabilities”).
2.5    Excluded Liabilities. The Parties agree that any Liabilities arising out of or attributable to the ownership or operation of the Businesses or other activities occurring in connection with and attributable to the ownership or operation of the Businesses prior to the Effective Date that are not identified as Assumed Liabilities in Section 2.4 are not part of the Assumed Liabilities, and neither the Contributed Entities nor the Partnership have assumed, and none of them shall become obligated with respect to, any Liability arising out of or attributable to the ownership or operation of the Businesses or other activities occurring in connection with and attributable to the ownership or operation of the Businesses prior to the Effective Date, including any Liabilities of P66 Company or its Affiliates existing immediately prior to the Effective Date, whether or not described specifically in this Section 2.5 (collectively, the “Excluded Liabilities”), all of which shall remain the sole responsibility of, and be discharged and performed as and when due by, P66 Company or its Affiliates from and after the Effective Date. The term “Excluded Liabilities” shall also include the Medford Spheres Construction Costs and any and all Liabilities arising out of or attributable to the Prior Conveyances, but shall not include any Liabilities to the extent included within the definition of “Net Working Capital Amount.”
2.6    Transaction Taxes. All sales, use, transfer, filing, recordation, registration and similar Taxes arising from or associated with the transactions contemplated by this Agreement other than Taxes based on income (“Transaction Taxes”), shall be borne fifty percent (50%) by P66 Company and fifty percent (50%) by the Partnership; provided, however, that in accordance with Section 8.2(d), any sales or use Tax imposed by the State of Oklahoma, or any taxing authority therein, on the contributions described in Article II or the Prior Conveyances shall be borne one hundred percent (100%) by P66 Company. To the extent under applicable law the transferee is responsible for filing Tax Returns in respect of Transaction Taxes, the Partnership shall prepare and file all such Tax Returns. The Parties shall provide such certificates and other information and otherwise cooperate to the extent reasonably required to minimize Transaction Taxes. The Party that is not responsible under applicable law for paying the Transaction Taxes shall pay its share of the Transaction Taxes to the responsible Party prior to the due date of such Taxes.
2.7    Proration of 2014 Ad Valorem Taxes. Ad valorem taxes relating to the Assets for the year ending December 31, 2014 shall be prorated on a daily basis between P66 Company, on the one hand, and the Partnership, on the other hand, with P66 Company responsible for the prorated portion of such taxes for such period (for purposes of this Section 2.7, “period” means the period beginning on the assessment date for ad valorem taxes through the day before the next assessment date for such taxes) up to and including the Closing Date and the Partnership responsible for the prorated portion of such taxes after the Closing Date. The Party that receives the ad valorem tax billing (the “Billed Party”) shall provide a copy of such billing to the other Party together with a calculation of the prorated ad valorem taxes owed by each Party. The Party that did not receive the ad valorem tax billing shall pay its prorated portion of the ad valorem taxes to the Billed Party prior to the due date of such taxes and the Billed Party shall be responsible for the timely payment of the ad valorem taxes to the applicable Tax Authorities.
2.8    Net Working Capital Amount.
(a)    No later than sixty (60) days following the Closing Date, and after consultation with the Partnership, P66 Company shall deliver to the Partnership a written statement (the “Working Capital Statement”) setting forth in reasonable detail P66 Company’s calculation of the Net Working Capital Amount, determined as of 12:01 a.m. Houston time on the Effective Date. If the Net Working Capital Amount set forth in the Working Capital Statement is a positive number, then the Partnership shall pay to P66 Company the amount of such Net Working Capital Amount. If the Net Working Capital Amount set forth in the Working Capital Statement is a negative number, then P66 Company shall pay to the Partnership the absolute value of such Net Working Capital Amount. Any payment shall be made within five (5) business days of the date the Working Capital Statement is delivered to the Partnership.
(b)    The Parties shall use commercially reasonable efforts to agree upon the calculation of the Net Working Capital Amount and to resolve any differences with respect thereto. Except as provided herein, no adjustments shall be made to the Net Working Capital Amount after the Working Capital Statement is delivered to the Partnership.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF P66 COMPANY

P66 Company hereby represents and warrants to the Partnership that, as of the date hereof and as of Closing:
3.1    Organization and Existence.
(a)    P66 Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate the properties and assets it now owns, leases and operates and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. P66 Company is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing does not have a Material Adverse Effect.
(b)    Each of the Contributed Entities has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, with full limited liability company power and authority to own, lease, use and operate the properties and assets it now owns, leases, uses and operates and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. No Contributed Entity is qualified to transact business as a foreign entity in any jurisdiction. P66 Company has delivered to the Partnership correct and complete copies of each Contributed Entity’s organizational documents, as amended to date. There is no pending, or to the knowledge of P66 Company, threatened, action for the dissolution, liquidation or insolvency of any Contributed Entity.
(c)    Each of the Contributed Entities was formed for the sole purpose of acquiring the Assets from P66 Company, and since the date of its formation, other than in connection with their acquisition of Assets from P66 Company, no Contributed Entity has conducted any business or incurred any Liabilities.
3.2    Authority and Approval; Enforceability. P66 Company has the corporate power and authority to execute and deliver this Agreement and any Transaction Document to which it is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution and delivery by P66 Company of this Agreement and any Transaction Document to which it is or will be a party, the performance by it of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action of P66 Company. Each of this Agreement and any Transaction Document to which P66 Company is or will be a party constitutes or will constitute, upon execution and delivery by P66 Company, the valid and binding obligation of P66 Company, enforceable against P66 Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).
3.3    No Conflict. This Agreement, the Transaction Documents to which P66 Company is or will be a party, the execution and delivery hereof and thereof by P66 Company and the Prior Conveyances do not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not:
(a)    conflict with any of the provisions of the certificate of incorporation or bylaws of P66 Company or with any of the provisions of the organizational documents of the Contributed Entities;
(b)    conflict with any provision of any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to P66 Company or any Contributed Entity;
(c)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any material indenture, mortgage, lien or material agreement, contract, commitment or instrument to which P66 Company or any of the Contributed Entities is a party or by which any of them is bound or to which any of the Contributed Interests or any of the Assets are subject;
(d)    result in the creation of, or afford any person the right to obtain, any material Lien on the capital stock or other equity interests, property or assets of P66 Company or any of the Contributed Entities under any such material indenture, mortgage, lien, agreement, contract, commitment or instrument; or
(e)    result in the revocation, cancellation, suspension or material modification, singly or in the aggregate, of any Governmental Approval (as defined below) possessed by P66 Company or any of the Contributed Entities that is necessary or desirable for the ownership, lease or operation of its properties and other assets in the conduct of its business as now conducted, including any Governmental Approvals under any applicable Environmental Law;
except, in the case of clauses (b), (c), (d) and (e), as would not have, individually or in the aggregate, a Material Adverse Effect and except for such as will have been cured at or prior to the Closing.
3.4    Consents. Other than as set forth in Schedule 3.4 (each item so listed, a “Consent”) and except for notice to, or consent of, Governmental Authorities related to the transfer of environmental Permits, no consent, approval, license, permit, order, waiver, or authorization of, or registration, declaration, or filing with any Governmental Authority (each a “Governmental Approval”) or other person or entity is required to be obtained or made by or with respect to P66 Company or any of the Contributed Entities in connection with:
(a)    the execution, delivery, and performance of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby;
(b)    the enforcement against P66 Company of its obligations hereunder and thereunder; or
(c)    following the Closing, the conduct by the Partnership of the Businesses;
except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.
3.5    Laws and Regulations; Litigation. As of the date hereof, there are no pending or, to P66 Company’s knowledge, threatened claims, fines, actions, suits, demands, investigations or proceedings or any arbitration or binding dispute resolution proceeding (collectively, “Litigation”) against P66 Company, or against or affecting the Businesses or the Assets or the ownership and operation of the Businesses or the Assets by any of the Contributed Entities (other than Litigation under any Environmental Law, which is the subject of Section 3.7) that (i) would individually, or in the aggregate, have a Material Adverse Effect or (ii) seek any material injunctive relief with respect to the Businesses or the Assets. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) none of the Contributed Entities is in violation of or in default under any law or regulation or under any order (other than Environmental Laws, which are the subject of Section 3.7) of any Governmental Authority applicable to it and (y) there is no Litigation (other than Litigation under any Environmental Law, which is the subject of Section 3.7) pending or, to P66 Company’s knowledge, threatened against or affecting the Businesses, the Contributed Entities or the Assets or P66 Company’s ownership of the Contributed Interests, at law or in equity, by or before any Governmental Authority having jurisdiction over P66 Company or any of the Contributed Entities. Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Litigation is pending or, to P66 Company’s knowledge, threatened to which P66 Company is or may become a party that questions or involves the validity or enforceability of any of its respective obligations under this Agreement or seeks to prevent or delay, or damages in connection with, the consummation of the transactions contemplated hereby.
3.6    Management Projections and Budgets. The projections and budgets (the “Financial and Operational Information”) provided to the Partnership (including those provided to Evercore Partners (“Financial Advisor”), the financial advisor to the conflicts committee of the Board of Directors of the General Partner (the “Conflicts Committee”)) by P66 Company as part of the Partnership’s review of the Businesses and the Assets in connection with this Agreement have a reasonable basis, were prepared in good faith and are consistent with P66 Company’s management’s current expectations. The other financial and operational information provided by P66 Company to Financial Advisor as part of its review of the proposed transaction for the Conflicts Committee is complete and correct in all material respects for the periods covered and is derived from and is consistent with the books and records of P66 Company.
3.7    Environmental Matters.
(c)    With respect to the Businesses, except as do not (individually or in the aggregate) have a Material Adverse Effect, P66 Company and the Contributed Entities (i) are in compliance with Environmental Laws, (ii) are not the subject of any outstanding administrative or judicial order of judgment, agreement or arbitration award from any governmental entity under any Environmental Law relating to the Assets and requiring remediation or the payment of a fine or penalty, (iii) have received all Permits required of them under applicable Environmental Laws necessary to conduct the Businesses as presently conducted or in light of the current stage of development or construction, (iv) are in compliance with all terms and conditions of any such Permits, (v) are not subject to any pending Litigation under any Environmental Law with respect to which P66 Company has been contacted in writing by or on behalf of the plaintiff or claimant, and (vi) do not have any liability in connection with the release into the environment of any Hazardous Material.
3.8    Contributed Interests.
(a)    The Contributed Interests (i) constitute 100% of the limited liability company interests in the Contributed Entities and (ii) were duly authorized and validly issued and are fully paid and non-assessable. The Contributed Interests are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local or state law applicable to such interests, any Contributed Entity’s organizational documents, or any contract, arrangement or agreement to which P66 Company or any of its Subsidiaries is a party or to which it or any of its properties or assets is otherwise bound.
(b)    P66 Company has good and valid record and beneficial title to the Contributed Interests, free and clear of any and all Liens, and, except as provided or created by the limited liability company agreement or other organizational or governance documents of any Contributed Entity, the Securities Act or applicable securities laws, the Contributed Interests are free and clear of any restrictions on transfer, Taxes, or claims. There are no options, warrants, purchase rights, contracts, commitments or other securities exercisable or exchangeable for any equity interests of the Contributed Entities, any other commitments or agreements providing for the issuance of additional equity interests, or for the repurchase or redemption of the Contributed Interests, or any agreements of any kind which may obligate any Contributed Entity to issue, purchase, register for sale, redeem or otherwise acquire any of its equity interests. Immediately after the Closing, the Partnership will have good and valid record and beneficial title to such Contributed Interests, free and clear of any Liens.
3.9    Assets.
(a)    The Assets, when considered together with the services provided by P66 Company and its Affiliates pursuant to the Omnibus Agreement, the Operational Services Agreement and the Operational Services Agreement (Gold Line Origination), are sufficient to conduct the Businesses in a manner materially consistent with the Financial and Operational Information.
(b)    P66 Company or its Affiliates are, and as of the Effective Date, the Contributed Entities will be, the owners of such valid easement rights, leasehold and/or fee ownership interests (including rights of way) in and to the lands on which any Assets are located that, when considered together with the services provided by P66 Company and its Affiliates pursuant to the Omnibus Agreement, the Operational Services Agreement and the Operational Services Agreement (Gold Line Origination), are sufficient to enable the Partnership to use or operate the Assets in substantially the same manner that the Assets were used and operated historically by P66 Company and its Affiliates. P66 Company or its Affiliates have, and as of the Effective Date, the Contributed Entities will have, valid and insurable title in fee to all real property and interests in real property constituting part of the Assets and purported to be owned in fee, and good and valid title to the leasehold estates in all other real property and interests in real property (including rights of way) constituting part of the Assets, in each case except as would not have a Material Adverse Effect. P66 Company or its Affiliates own, and as of the Effective Date, the Contributed Entities will own, all such real property and interests in real property free and clear of any Liens except (i) those set forth in Schedule 3.9, (ii) mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business that are not yet delinquent or can be paid without penalty or are being contested in good faith and by appropriate proceedings in respect thereof and for which an appropriate reserve has been established in accordance with U.S. generally accepted accounting principles, (iii) Liens for current Taxes that are not yet due and payable or are being contested in good faith and by appropriate proceedings in respect thereof and for which an appropriate reserve has been established in accordance with U.S. generally accepted accounting principles and will be reserved against in the Net Working Capital Amount, (iv) Liens securing debt of any of the Contributed Entities that will be released prior to or as of the Closing and (v) other imperfections of title or encumbrances that, individually or in the aggregate, could not reasonably be expected to materially interfere with the ordinary conduct of the Businesses (the Liens described in clauses (i), (ii), (iii), (iv) and (v) above, being referred to collectively as “Permitted Liens”). P66 Company or its Affiliates have, and as of the Effective Date, the Contributed Entities will have, all material consents, licenses and permits necessary (i) to allow the Pipeline System to cross the roads, waterways, railroads and other areas upon which any portion of the Gold Pipeline is located as of the Effective Date, and (ii) to allow for ingress and egress to and from the Medford Spheres.
(c)    P66 Company or its Affiliates have, and as of the Effective Date, the Contributed Entities will have, good and marketable title to all tangible personal property included in the Assets, free and clear of all Liens except Permitted Liens, other than tangible personal property owned on the date of this Agreement but subsequently sold or otherwise disposed of in the ordinary course of business consistent with prior practice. All tangible personal property included in the Assets is, in the aggregate, in good operating condition and repair (normal wear and tear excepted) and has been maintained in accordance with applicable laws and regulations, as well as generally accepted industry practice, and is sufficient for the purposes for which it is currently being used or held for use.
3.10    Permits. P66 Company or its Affiliates hold or have a valid right to use, and as of the Effective Date, the Contributed Entities will hold or have a valid right to use, all Permits (other than environmental Permits, which are the subject of Section 3.7) that are necessary for the conduct of the Businesses and the ownership and operation of the Assets, each in compliance with applicable laws and regulations of applicable Governmental Authorities, except for those the failure of which to have, individually or in the aggregate, does not have a Material Adverse Effect. P66 Company or its Affiliates have complied in all material respects with all terms and conditions thereof.
3.11    Insurance. P66 Company or its Affiliates maintain policies of fire and casualty, liability and other forms of property and liability insurance related to the Assets and the Businesses in such amounts, with such deductibles, and against such risks and losses as are, in their judgment, reasonable for the Businesses and the Assets. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation. To P66 Company’s knowledge, the activities and operations of the Businesses have been conducted in a manner so as to conform in all material respects to all applicable provisions of those insurance policies.
3.12    Brokerage Arrangements. Neither P66 Company nor any of its Affiliates has entered, directly or indirectly, into any agreement with any person, firm or corporation that would obligate any Group Member to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement or the transactions contemplated hereby.
3.13    Investment. P66 Company is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act, as amended (the “Securities Act”). P66 Company is not acquiring the New Common Units with a view to or for sale in connection with any distribution thereof or any other security related thereto within the meaning of the Securities Act. P66 Company is familiar with investments of the nature of the New Common Units, understands that this investment involves substantial risks, has adequately investigated the Partnership and the New Common Units, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the New Common Units, and is able to bear the economic risks of such investment. P66 Company has had the opportunity to visit with the Partnership and meet with the officers of the General Partner and other representatives to discuss the business, assets, liabilities, financial condition, and operations of the Partnership, has received all materials, documents and other information that P66 Company deems necessary or advisable to evaluate the Partnership and the New Common Units, and has made its own independent examination, investigation, analysis and evaluation of the Partnership and the New Common Units, including its own estimate of the value of the New Common Units. P66 Company has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts of the Partnership) as P66 Company deems adequate. P66 Company acknowledges that the New Common Units have not been registered under applicable federal and state securities laws and that the New Common Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities laws or pursuant to an exemption from registration under any federal or state securities laws.
3.14    Taxes.
(a)    All Tax Returns that are required to be filed by or with respect to the Contributed Entities or the Assets on or prior to the Closing Date (taking into account any valid extension of time within which to file) have been or will be timely filed on or prior to the Closing Date and all such Tax Returns are or will be true, correct and complete in all material respects.
(b)    All Taxes due and payable by or with respect to the Contributed Entities or the Assets (whether or not shown on any Tax Return) have been fully paid and all deficiencies asserted or assessments made with respect to such Tax Returns have been paid in full or properly accrued for by P66 Company.
(c)    No examination, audit, claim, assessment, levy, or administrative or judicial proceeding regarding any of the Tax Returns described in Section 3.14(a) or any Taxes of or with respect to the Contributed Entities or the Assets are currently pending or have been proposed in writing or have been threatened.

(d)    No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any amount of Taxes of or with respect to the Contributed Entities or the Assets or any Tax Returns of or with respect to the Contributed Entities or the Assets.
(e)    Since the date of its formation, for U.S. federal income tax purposes, Medford LLC and Gold Line LLC have each been classified as an entity that is disregarded as being separate from P66 Company.
3.15    Financial Statements.
(a)    P66 Company has delivered to the Partnership the preliminary unaudited consolidated balance sheets as of December 31, 2013 and 2012, and consolidated statements of income, cash flows and changes in net investment for the years ended December 31, 2013, 2012 and 2011, in each case with respect to the Businesses and the Assets (the “Financial Statements”).
(b)    The Financial Statements have been prepared from the books and records of P66 Company and its Subsidiaries in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.
3.16    Material Contracts. P66 Company has made available to the Partnership a correct and complete copy of each Material Contract. Each Material Contract is in full force and effect, and none of P66 Company, Pipeline or any Contributed Entity, or, to the knowledge of P66 Company, any other party, is in breach or default thereunder and no event has occurred that upon receipt of notice or lapse of time or both would constitute any breach or default thereunder, except for such breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. None of P66 Company, Pipeline or any Contributed Entity has given or received from any third party any notice of any action or intent to terminate or amend in any material respect any Material Contract.
3.17    No Adverse Changes. Except as set forth in Schedule 3.17 or as described in the Financial Statements, from December 31, 2013, to the date of this Agreement:
(a)    there has not been a Material Adverse Effect;
(b)    the Businesses and the Assets have been operated and maintained in the ordinary course of business consistent with past practices; and
(c)    there has not been any material damage or destruction to any material portion of the Assets other than such damage or destruction that has been repaired.

3.18    Prior Conveyances. As of the Closing, each of the Prior Conveyances has been duly executed and delivered by the parties thereto in substantially the form provided by P66 Company to the Partnership prior to the date hereof.
3.19    Medford Spheres. As of the date hereof, the Medford Spheres Assets are currently under construction (and, as of Closing, have been constructed) in accordance with the terms of the Medford Construction Contracts in all material respects, and are scheduled to be mechanically complete and ready to commence commercial operations at their nameplate capacity on or before March 1, 2014. Upon commencement of commercial operations, the Medford Spheres Assets will be sufficient to operate the portion of the Businesses relating to the Medford Spheres Assets consistent with prudent industry practice.
3.20    No Other Representations or Warranties; Schedules. P66 Company makes no other express or implied representation or warranty with respect to the Contributed Interests, the Assets or the transactions contemplated by this Agreement, and disclaims any other representations or warranties. The disclosure of any matter or item in any schedule to this Agreement shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
The Partnership hereby represents and warrants to P66 Company that as of the date hereof:
4.1    Organization and Existence. The Partnership is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all limited partnership power and authority to own the Contributed Interests and the Assets. The Partnership is duly qualified to transact business as a limited partnership and is in good standing in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing does not have a Partnership Material Adverse Effect.
4.2    Authority and Approval; Enforceability. The Partnership has the requisite power and authority to execute and deliver this Agreement and any Transaction Document to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution and delivery by the Partnership of this Agreement and any Transaction Document to which it is a party, the performance by it of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite action of the Partnership. Each of this Agreement and any Transaction Document to which the Partnership is a party constitutes the valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).
4.3    Delivery of Fairness Opinion. Financial Advisor has delivered an opinion to the Conflicts Committee that the aggregate consideration to be paid by the Partnership as consideration for the Contributed Interests pursuant to this Agreement is fair to the common unitholders of the Partnership (other than P66 Company) from a financial point of view.
4.4    Brokerage Arrangements. The Partnership has not entered, directly or indirectly, into any agreement with any person, firm or corporation that would obligate P66 Company or any of its Affiliates (other than the Partnership) to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement or the transactions contemplated hereby.
4.5    New Common Units and New GP Units. The New Common Units and the New GP Units being issued at Closing will be, when issued in consideration for the contribution by P66 Company of the Contributed Interests, duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Revised Uniform Limited Partnership Act) and free of any preemptive or similar rights (other than those set forth in the Partnership’s limited partnership agreement).
4.6    Available Funds. The Partnership will have at Closing sufficient cash to enable it to make payment in immediately available funds of the Cash Consideration when due and any other amounts to be paid by it hereunder.
ARTICLE V
COVENANTS, ETC.
5.1    Conduct of the Businesses. P66 Company covenants and agrees that from and after the execution of this Agreement and until the Closing:
(f)    without the prior written consent of the Partnership, P66 Company will not, and will not permit Medford LLC or Gold Line LLC to, sell, transfer, assign, convey or otherwise dispose of any of the Contributed Interests or Assets;
(g)    P66 Company will, and will cause Medford LLC and Gold Line LLC to, maintain the applicable Assets in as good working order and condition as they are as of the date of this Agreement, ordinary wear and tear excepted;
(h)    P66 Company will, and will cause Medford LLC and Gold Line LLC to, conduct the Businesses in the ordinary course consistent with past practices; and

(i)    P66 Company will not, and will not permit Medford LLC or Gold Line LLC to, permit any Lien to be imposed on the Contributed Interests or the Assets, other than Permitted Liens.
5.2    Financial Statements. P66 Company shall permit the Partnership and its representatives to contact P66 Company’s accountants, auditors and employees, and shall cause such accountants, auditors and employees to discuss, cooperate and provide information reasonably requested by the Partnership or its representatives, in order for the Partnership to prepare audited and unaudited historical financial statements for the Businesses and pro forma financial statements of the Partnership, in each case that meet the requirements of Regulation S-X promulgated under the Securities Act and within the timeframe specified for the Partnership to file such financial statements on Form 8-K under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder. P66 Company shall cause its accountants, auditors and employees to cooperate with the Partnership with regards to responding to any comments from the Commission on the financial statements of the Businesses. The Partnership shall be responsible for and shall pay for or reimburse P66 Company for all costs incurred by P66 Company in connection with the external audit of any such financial statements (including reasonable accountants’ fees). The obligations of P66 Company under this Section 5.2 shall survive for five (5) years after the Closing.
5.3    Prefunded Projects. Prior to the Effective Date, P66 Company has contributed approximately $2,200,000 to Gold Line LLC as prepayment for the completion of the projects set forth on Schedule 5.3 (the “Prefunded Projects”). The Partnership agrees, in consideration of such contributions, that the Partnership will use its commercially reasonable efforts to complete, or cause the completion of, each such Prefunded Project in accordance with the specifications previously identified by P66 Company to the Partnership. The Partnership acknowledges and agrees that the Partnership will bear any costs and expenses associated with the completion of such Prefunded Projects in excess of the amounts contributed by P66 Company to Gold Line LLC. For the avoidance of doubt, the Partnership shall have no obligation to refund any amounts to P66 Company if the costs and expenses associated with the completion of such Prefunded Projects do not equal or exceed the amounts contributed by P66 Company to Gold Line LLC.
5.4    Independent Investigation. The Partnership acknowledges that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely on its own independent investigation of the Businesses, the Contributed Interests and the Assets and upon the express written representations, warranties and covenants in this Agreement. Without diminishing the scope of the express written representations, warranties and covenants of the Parties and without affecting or impairing its right to rely thereon, THE PARTNERSHIP ACKNOWLEDGES THAT P66 COMPANY HAS NOT MADE, AND P66 COMPANY HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY OTHER

REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE ASSETS OR THE BUSINESSES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).
5.5    Post-Closing Payments. Should P66 Company or any of its Subsidiaries, after Closing, receive any payments attributable to accounts receivable or otherwise to which the Partnership or any of its Subsidiaries is entitled pursuant to this Agreement, then P66 Company or its applicable Subsidiaries shall, within thirty (30) days of receipt of such payments, forward such payments to the Partnership. If any demand is made on P66 Company or any of its Subsidiaries after Closing to pay any invoice or other obligation contracted or incurred in connection with the operation of the Businesses, the Partnership shall pay the same to the extent such invoice or obligation constitutes an Assumed Liability.
5.6    Further Assurances. On and after the Closing Date, the Parties shall cooperate and use their respective commercially reasonable efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to make effective the transactions contemplated hereby, including the execution of any additional assignment or similar documents or instruments of transfer of any kind, the obtaining of consents which may be reasonably necessary or appropriate to carry out any of the provisions hereof and the taking of all such other actions as such Party may reasonably be requested to take by the other Party from to time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and transactions contemplated hereby.
5.7    NYSE Listing. Prior to the Closing, the Partnership will use its reasonable best efforts to obtain approval for listing, subject to notice of issuance, the New Common Units on the New York Stock Exchange.
5.8    Tax Covenants.
(a)    The Parties agree that the income related to the Assets for the period up to and including the Closing Date will be reflected on the federal income Tax Return of P66 Company and that P66 Company shall bear the liability for any Taxes associated with such income. The Parties further agree that the income related to the Assets for the period after the Closing Date will be reflected on the federal income Tax Return of the Partnership and that the partners of the Partnership shall bear the liability for any Taxes associated with such income.
(b)    The Parties shall cooperate fully, and cause their Affiliates to cooperate fully, as and to the extent reasonably requested by the other Party, to accomplish the apportionment of income described pursuant to this Section 5.8, requests for the provision of any information or documentation within the knowledge or possession of the other Party as reasonably necessary to facilitate compliance with financial reporting obligations arising under FASB Statement No. 109 (including compliance with Financial Accounting Standards Board Interpretation No. 48), and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes. Such cooperation shall include access to, the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any Tax Return or Tax Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Partnership and P66 Company will use their respective commercially reasonable efforts to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the later of six years after the Closing Date or the expiration of the applicable statute of limitations of the respective taxable periods (including any extensions thereof), and to abide by all record retention agreements entered into with any Tax Authority. The Partnership and P66 Company each agree, upon request, to use their respective commercially reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.
5.9    Assignment of Medford Construction Contracts. Upon a mutual determination by the Parties that all of P66 Company’s obligations have been satisfied, and that P66 Company has no further Liability, under the Medford Construction Contracts, P66 Company shall, or shall cause its Subsidiaries to, assign the Medford Construction Contracts to the Partnership.
5.10    Consents. P66 Company shall use commercially reasonable efforts to obtain the Consents listed on Schedule 3.4. Within one year after Closing, P66 Company shall obtain all Consents listed in Schedule 3.4 and shall be responsible for all costs associated with obtaining such Consents and all Liabilities associated with failing to obtain any such Consent (and all such Liabilities shall be Excluded Liabilities for all purposes hereunder).
ARTICLE VI
CONDITIONS TO CLOSING
6.1    Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligation of each Party to proceed with the Closing is subject to the satisfaction or waiver by each of the Parties (subject to applicable laws) on or prior to the Closing Date of all of the following conditions:
(d)    all necessary filings with and consents of any Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been made and obtained; provided, however, that, prior to invoking this condition, the invoking party shall have used commercially reasonable efforts to make or obtain such filings and consents.

(e)    no Party shall be subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated hereby and no statute, rule, regulation, order, decree or injunction enacted, entered, or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement, shall be in effect;
(f)    the New Common Units shall have been approved for listing upon notice of issuance on The New York Stock Exchange.
6.2    Conditions to the Obligation of the Partnership. The obligation of the Partnership to proceed with the Closing is subject to the satisfaction or waiver by the Partnership on or prior to the Closing Date of the following conditions:
(a)    P66 Company shall have performed the covenants and agreements contained in this Agreement required to be performed by it on or prior to the Closing Date;
(b)    (i) the Fundamental Representations shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties of P66 Company made in this Agreement shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in the case of clause (ii) where the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not had a Material Adverse Effect;
(c)    P66 Company shall have delivered to the Partnership a certificate dated the Closing Date and signed by an authorized officer of P66 Company confirming the foregoing matters set forth in clauses (a) and (b) of this Section 6.2 (the “P66 Company Closing Certificate”);
(d)    P66 Company shall have delivered or caused the delivery of the Closing deliverables set forth in Section 7.2; and
(e)    between the date hereof and the Closing Date, there shall not have been a Material Adverse Effect.
6.3    Conditions to the Obligation of P66 Company. The obligation of P66 Company to proceed with the Closing is subject to the satisfaction or waiver by P66 Company on or prior to the Closing Date of the following conditions:

(a)    the Partnership shall have performed the covenants and agreements contained in this Agreement required to be performed by it on or prior to the Closing Date;
(b)    the representations and warranties of the Partnership made in this Agreement shall be true and correct (without regard to qualifications as to materiality or Partnership Material Adverse Effect contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not had a Partnership Material Adverse Effect;
(c)    the Partnership shall have delivered to P66 Company a certificate dated the Closing Date and signed by an authorized officer of the General Partner confirming the foregoing matters set forth in clauses (a) and (b) of this Section 6.3 (the “Partnership Closing Certificate”);
(d)    the Partnership shall have delivered or caused the delivery of the Closing deliverables set forth in Section 7.3; and
(e)    between the date hereof and the Closing Date, there shall not have been a Partnership Material Adverse Effect.
ARTICLE VI
CLOSING
7.1    Closing. Subject to the terms and conditions of this Agreement and unless otherwise agreed in writing by P66 Company and the Partnership, the closing (the “Closing”) of the transactions contemplated by this Agreement will be held at the offices of Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas at 9:00 a.m., Houston, Texas time on the date that is three business days immediately following the date of fulfillment or waiver (in accordance with the provisions hereof) of the last to be fulfilled or waived of the conditions set forth in Sections 6.1, 6.2 and 6.3 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions). The date on which the Closing occurs is referred to as the “Closing Date.”
7.2    Deliveries by P66 Company. At the Closing, P66 Company will deliver (or cause to be delivered) the following:
(f)    a counterpart to the Assignment of Membership Interest (Gold Line), duly executed by P66 Company;
(g)    a counterpart to the Assignment of Membership Interest (Medford Spheres), duly executed by P66 Company;

(h)    a counterpart to the Assignment of Note, duly executed by P66 Company and Phillips Gas Company Shareholder Inc.;
(i)    a counterpart to the East St. Louis and Paola Storage Services Agreement (Gold Line), duly executed by WRB Refining LLC;
(j)    a counterpart to the Omnibus Agreement Amendment, duly executed by P66 Company and Pipeline;
(k)    a counterpart to the Operational Services Agreement Amendment, duly executed by Pipeline;
(l)    a counterpart to the Operational Services Agreement (Gold Line Origination), duly executed by Pipeline;
(m)    a counterpart to the Storage Services Agreement (Gold Line), duly executed by P66 Company;
(n)    a counterpart to the Storage Services Agreement (Medford Spheres), duly executed by P66 Company;
(o)    a counterpart to the Terminal Services Agreement (Gold Line), duly executed by P66 Company;
(p)    a counterpart to the Transportation Services Agreement (Gold Line), duly executed by P66 Company;
(q)    the P66 Company Closing Certificate, duly executed by an officer of P66 Company;
(r)    an executed statement described in Treasury regulations section 1.1445-2(b)(2) certifying that P66 Company is neither a disregarded entity nor a foreign person within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations promulgated thereunder; and
(s)    such other documents, certificates and other instruments as may be reasonably requested by the Partnership prior to the Closing Date to carry out the intent and purposes of this Agreement.
7.3    Deliveries by the Partnership. At the Closing, the Partnership will deliver (or cause to be delivered) the following:

(d)    the Cash Consideration, by wire transfer of immediately available funds to an account specified by P66 Company;
(e)    the New Common Units, by issuance of such New Common Units (in book-entry form) to P66 Company, by instruction to the Partnership’s transfer agent or otherwise;
(f)    the New GP Units, by issuance of such New GP Units (in certificated or book-entry form) to the General Partner, by instruction to the Partnership’s transfer agent or otherwise;
(g)    a counterpart to the Assignment of Membership Interest (Gold Line), duly executed by the Partnership;
(h)    a counterpart to the Assignment of Membership Interest (Medford Spheres), duly executed by the Partnership;
(i)    a counterpart to the Assignment of Note, duly executed by the Partnership;
(j)    a counterpart to the East St. Louis and Paola Storage Services Agreement (Gold Line), duly executed by Carrier;
(k)    a counterpart to the Omnibus Agreement Amendment, duly executed by the Partnership, the General Partner, Holdings and Carrier;
(l)    a counterpart to the Operational Services Agreement Amendment, duly executed by Holdings and Carrier;
(m)    a counterpart to the Operational Services Agreement (Gold Line Origination), duly executed by Carrier;
(n)    a counterpart to the Storage Services Agreement (Gold Line), duly executed by Carrier;
(o)    a counterpart to the Storage Services Agreement (Medford Spheres), duly executed by Holdings;
(p)    a counterpart to the Terminal Services Agreement (Gold Line), duly executed by Carrier;
(q)    a counterpart to the Transportation Services Agreement (Gold Line), duly executed by Carrier;

(r)    the Partnership Closing Certificate, duly executed by an officer of the General Partner; and
(s)    such other documents, certificates and other instruments as may be reasonably requested by P66 Company prior to the Closing Date to carry out the intent and purposes of this Agreement.
ARTICLE VIII
INDEMNIFICATION
8.1    Indemnification of P66 Company and Other Parties. Solely for the purpose of indemnification in this Section 8.1, the representations and warranties of the Partnership in this Agreement shall be deemed to have been made without regard to any materiality or Partnership Material Adverse Effect qualifiers. From and after the Closing Date, subject to the other provisions of this Article VIII, the Partnership shall indemnify and hold P66 Company and its Affiliates, directors, officers, employees, agents and representatives (together with P66 Company, the “P66 Company Indemnitees”) harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the “Damages”), suffered by the P66 Company Indemnitees as a result of, caused by, arising out of, or in any way relating to § any breach of a representation or warranty of the Partnership in this Agreement, § any breach of any agreement or covenant under this Agreement on the part of the Partnership or § any of the Assumed Liabilities.
8.2    Indemnification of the Partnership and other Parties. Solely for the purpose of indemnification in this Section 8.2, the representations and warranties of P66 Company in this Agreement shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifiers. From and after the Closing Date, subject to the other provisions of this Article VIII, P66 Company shall indemnify and hold the Group Members and their respective directors, officers, employees, agents and representatives (together with the Partnership, the “Partnership Indemnitees”) harmless from and against any and all Damages suffered by the Partnership Indemnitees as a result of, caused by, arising out of, or in any way relating to § any breach of a representation or warranty of P66 Company in this Agreement, § any breach of any agreement or covenant in this Agreement on the part of P66 Company, § any of the Excluded Liabilities or § any sales or use Tax imposed by the State of Oklahoma, or any taxing authority therein, on the contributions described in Article II or the Prior Conveyances.
8.3    Demands. Each indemnified party agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the “Indemnity Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Indemnity Claim if the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement to the extent that knowing failure to notify actually results in material prejudice or damage to the indemnifying party.
8.4    Right to Contest and Defend.
(d)    The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Indemnity Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, however, that notice of the intention to so contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Indemnity Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted and prosecuted diligently to a final conclusion or settled in accordance with this Section 8.4 by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Indemnity Claim or elects to contest such Indemnity Claim but fails diligently and promptly to prosecute or settle such claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. If the indemnifying party shall have assumed the defense of an Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the indemnified party completely in connection with such Indemnity Claim and which would not otherwise adversely affect the indemnified party.
(e)    Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Indemnity Claim) if the

Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.
8.5    Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Indemnity Claim.
8.6    Right to Participate. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including Governmental Authorities, asserting any Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such persons.
8.7    Payment of Damages. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within 10 days as and when reasonably specific bills are received or loss, liability, claim, damage or expense is incurred and reasonable evidence thereof is delivered. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all reimbursements (including, without limitation, insurance proceeds) credited to or received by the other party related to the Damages.
8.8    Limitations on Indemnification.
(a)    To the extent the Partnership Indemnitees are entitled to indemnification for Damages pursuant to Section 8.2(a) (but not including Damages for breaches of Fundamental Representations), P66 Company shall not be liable for those Damages unless the aggregate amount of Damages exceeds $7.0 million (the “Deductible”), and then only to the extent of any such excess; provided, however, that P66 Company shall not be liable for Damages pursuant to Section 8.2(a) (but not including Damages for breaches of Fundamental Representations) that exceed, in the aggregate, $70.0 million (the “Cap”) less the Deductible.
(b)    Notwithstanding clause (a) above, to the extent the Partnership Indemnitees are entitled to indemnification for Damages for claims arising from fraud or related to or arising from Taxes (including, without limitation, Damages for breach of the representations or warranties in Section 3.14), P66 Company shall be fully liable for such Damages without regard to the Deductible or the Cap. For the avoidance of doubt, P66 Company shall be fully liable for Damages pursuant to Sections 8.2(b), 8.2(c) or 8.2(d) and for breaches of Fundamental Representations without regard to the Deductible or the Cap.
(c)    To the extent the P66 Company Indemnitees are entitled to indemnification for Damages pursuant to Section 8.1(a), the Partnership shall not be liable for those Damages unless the aggregate amount of Damages exceeds, in the aggregate, the Deductible, and then only to the extent of any such excess; provided, however, that the Partnership shall not be liable for Damages that exceed, in the aggregate, the Cap less the Deductible.
(d)    Notwithstanding clause (c) above, to the extent the P66 Company Indemnitees are entitled to indemnification for Damages arising from fraud, the Partnership shall be fully liable for such Damages without regard to the Deductible or the Cap. For the avoidance of doubt, the Partnership shall be fully liable for Damages pursuant to Sections 8.1(b) or 8.1(c) without regard to the Deductible or the Cap.
8.9    Survival.
(f)    The liability of P66 Company for the breach of any of the representations and warranties of P66 Company set forth in Sections 3.1(b), 3.2, 3.9(a) and 3.9(b) (the “Fundamental Representations”) shall be limited to claims for which the Partnership delivers written notice to P66 Company on or before the date that is three years after the Closing Date. The liability of P66 Company for the breach of any of the representations and warranties of P66 Company set forth in Article III other than the Fundamental Representations shall be limited to claims for which the Partnership delivers written notice to P66 Company on or before the date that is eighteen months after the Closing Date. The liability of P66 Company for Damages for claims related to or arising from Taxes (including, without limitation, Damages for claims pursuant to Section 8.2(d) or Damages for claims for breach of the representations or warranties in Section 3.14) shall be limited to claims for which the Partnership delivers written notice to P66 Company on or before the date that is ninety (90) days after the expiration of the applicable statute of limitations for assessment of the applicable Tax.
(g)    The liability of the Partnership for the breach of any of the representations and warranties of the Partnership set forth in Article IV shall be limited to claims for which P66 Company delivers written notice to the Partnership on or before the date that is eighteen months after the Closing Date.
8.10    Sole Remedy. After the Closing, no Party shall have liability under this Agreement or the transactions contemplated hereby except as is provided in this Article VIII (other than claims or causes of action arising from fraud, and other than claims for specific performance or claims arising under any Transaction Documents (which claims shall be subject to the liability provisions of such Transaction Documents)).
8.11    Express Negligence Rule. THE INDEMNIFICATION AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY. THE PARTNERSHIP AND P66 COMPANY ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE. NOTICE IN THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS AGREEMENT.
8.12    Consideration Adjustment. The Parties agree to treat all payments made pursuant to this Article VIII as adjustments to the Cash Consideration for Tax purposes, except as otherwise required by Law following a final determination by the U.S. Internal Revenue Service or a Governmental Authority with competent jurisdiction.
ARTICLE IX
TERMINATION
9.1    Events of Termination. This Agreement may be terminated at any time prior to the Closing Date:
(t)    by mutual written consent of P66 Company and the Partnership;
(u)    by either P66 Company or the Partnership in writing after May 31, 2014, if the Closing has not occurred by that date, provided that as of such date the terminating Party is not in default under this Agreement;
(v)    by either P66 Company or the Partnership in writing without prejudice to other rights and remedies the terminating Party or its Affiliates may have (provided the terminating Party and its Affiliates are not otherwise in material default or breach of this Agreement, or have not failed or refused to close without justification hereunder), if the other Party or its Affiliates shall have (i) materially failed to perform its covenants or agreements contained herein required to be performed by such Party or its Affiliates on or prior to the Closing Date or (ii) materially breached any of its representations or warranties contained herein; provided, however, that in the case of clauses (i) or (ii), the defaulting Party shall have a period of 30 days following written notice from the non-defaulting Party to cure any breach of this Agreement if the breach is curable; or
(w)    by either P66 Company or the Partnership in writing, without liability, if there shall be any order, writ, injunction or decree of any Governmental Authority binding on the Parties that prohibits or restrains any Party from consummating the transactions contemplated hereby; provided, however, that the applicable Party shall have used its reasonable best efforts to have any such order, writ, injunction or decree removed but it shall not have been removed within 30 days after entry by the Governmental Authority.
9.2    Effect of Termination. In the event of the termination of this Agreement by a Party as provided in Section 9.1, this Agreement shall thereafter become void except for this Section 9.2 and Section 10.3. Nothing in this Section 9.2 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair any rights of any Party under this Agreement. If this Agreement is terminated by either Party pursuant to Section 9.1(c), then the other Party shall reimburse such Party for its out-of-pocket expenses incurred in connection with the negotiation, execution and performance of this Agreement (including legal fees and fees paid to Financial Advisor, in either case incurred by the Partnership or the Conflicts Committee).
ARTICLE X
MISCELLANEOUS
10.1    Expenses. Unless otherwise specifically provided in this Agreement, each Party shall pay its own expenses incident to this Agreement or the other Transaction Documents and all action taken in preparation for effecting the provisions of this Agreement and the other Transaction Documents.
10.2    Right of Offset. Each Party agrees that, in addition to, and without limitation of, any right of set-off, lien or counterclaim a Party may otherwise have, each Party shall have the right and be entitled, at its option, to offset (a) balances held by it or by any of its Affiliates for account of any other Party at any of its offices and (b) other obligations at any time owing by such Party in connection with any obligations to or for the credit or account of the other Party, against any principal of or interest on any of such other Party’s indebtedness or any other amount due and payable to such other Party hereunder that is not paid when due.
10.3    Notices. Unless otherwise specifically provided in this Agreement, any notice, request, instruction, correspondence or other document to be given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:
If to P66 Company, addressed to:
Phillips 66 Company
3010 Briarpark Drive
Houston, Texas 77042
Attention: General Counsel

If to the Partnership or the General Partner, addressed to:
Phillips 66 Partners LP
c/o Phillips 66 Partners GP LLC
3010 Briarpark Drive
Houston, Texas 77042
Attention: General Counsel

Any Party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.
10.4    Governing Law. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas without reference to principles of conflicts of law that would result in the application of the laws of another jurisdiction.
10.5    Public Statements. The Parties shall consult with each other and no Party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other Parties, which shall not be unreasonably withheld or delayed, unless the Party desiring to make such announcement or statement, after seeking such consent from the other Parties, obtains advice from legal counsel that a public announcement or statement is required by applicable law or securities exchange regulations.
10.6    Form of Payment. All payments hereunder shall be made in United States dollars and, unless the Parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds on the date such payment is due to such account as the Party receiving payment may designate at least three business days prior to the proposed date of payment.
10.7    Entire Agreement; Amendments and Waivers. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) are not intended to confer upon any other Person or entity any rights or remedies hereunder except as Article VIII or Article X contemplates or except as otherwise expressly provided herein or therein. Each Party agrees that (i) no other Party (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such Party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth in the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, and (ii) such Party has not relied upon any representation, warranty, covenant or agreement relating to this Agreement or the transactions contemplated hereby other than those referred to in clause (i) above. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
10.8    Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Parties.
10.9    Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall meet promptly and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect and will not be affected or impaired in any way thereby.
10.10    Interpretation. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
10.11    Headings and Schedules. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, those schedules are incorporated in the definition of “Agreement.”
10.12    Counterparts. This Agreement may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
10.13    Consent of Conflicts Committee. Any amendment or waiver by the Partnership made prior to Closing shall be approved by the Conflicts Committee.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

PHILLIPS 66 COMPANY
By:	/s/ Tim G. Taylor
Name:	Tim G. Taylor
Title:	Executive Vice President

PHILLIPS 66 PARTNERS GP LLC
By:	/s/ J.T. Liberti
Name:	J.T. Liberti
Title:	Vice President

PHILLIPS 66 PARTNERS LP
By:	Phillips 66 Partners GP LLC, its general partner
By:	/s/ J.T. Liberti
Name:	J.T. Liberti
Title:	Vice President

Signature page to Contribution Agreement

EXHIBIT A-1

Form of Assignment of Membership Interest (Gold Line)

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”) is made effective as of March 1, 2014, by and between Phillips 66 Company, a Delaware corporation (“P66 Company”), Phillips 66 Partners GP LLC, a Delaware limited liability company (the “General Partner”), and Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement (as defined below).
RECITALS
WHEREAS, reference is made to that certain Limited Liability Company Agreement of Phillips 66 Gold Line System LLC, a Delaware limited liability company (“Gold Line”), dated December 5, 2013 (the “LLC Agreement”);
WHEREAS, P66 Company is the sole member of Gold Line and holds all of the limited liability company interests in Gold Line pursuant to the LLC Agreement;
WHEREAS, reference is also made to that certain Contribution, Conveyance and Assumption Agreement, dated as of February 13, 2014, by and among P66 Company, the General Partner and the Partnership (the “Contribution Agreement”);
WHEREAS, pursuant to this Assignment:
(a) effective as of 12:01 a.m. on March 1, 2014 (the “Effective Time”), P66 Company desires to assign all of its right, title and interest in and to (i) 2% of the limited liability company interests in Gold Line (the “GP Membership Interests”) to the General Partner and (ii) 98% of the limited liability company interests in Gold Line (the “LP Membership Interests” and, together with the GP Membership Interests, the “Membership Interests”) to the Partnership;
(b) the General Partner desires to (i) accept the GP Membership Interests and (ii) effective immediately following such acceptance (the “New Effective Time”), assign all of its right, title and interest in and to the GP Membership Interests to the Partnership; and
(c) the Partnership desire to accept (i) P66 Company’s assignment of the LP Membership Interests and (ii) the General Partner’s assignment of the GP Membership Interests (collectively, the “Assignments”);
WHEREAS, after giving effect to the Assignments, the Partnership will hold all of the Membership Interests;
WHEREAS, the General Partner desires to agree to be bound by the terms of the LLC Agreement and to assume and agree to perform all of P66 Company’s agreements and obligations

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existing or arising with respect to the GP Membership Interests from and after the Effective Time up to the New Effective Time;
WHEREAS, the Partnership desires to agree to be bound by the terms of the LLC Agreement and to assume and agree to perform all of (a) P66 Company’s agreements and obligations existing or arising with respect to the LP Membership Interests from and after the Effective Time and (b) all of the General Partner’s agreements and obligations existing or arising with respect to the GP Membership Interests from and after the New Effective Time; and
WHEREAS, after giving effect to (a) P66 Company’s assignment of the GP Membership Interests and LP Membership Interests to the General Partner and the Partnership, respectively, P66 Company shall cease to be a member of Gold Line pursuant to the LLC Agreement and (b) the General Partner’s assignment of the GP Membership Interests to the Partnership, the General Partner shall cease to be a member of Gold Line pursuant to the LLC Agreement.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Assignment.    (a)    Effective as of the Effective Time, P66 Company hereby irrevocably assigns, transfers, and conveys to (i) the General Partner all of its right, title and interest in and to the GP Membership Interests and (ii) the Partnership all of its right, title and interest in and to the LP Membership Interests, together with, in the case of both clauses (i) and (ii), all such rights and obligations as set forth in the LLC Agreement and the Delaware Limited Liability Company Act, as amended (the “Act”); and
(b)    Effective as of the New Effective Time, the General Partner hereby irrevocably assigns, transfers, and conveys to the Partnership all of its right, title and interest in and to the GP Membership Interests together with all such rights and obligations as set forth in the LLC Agreement and the Act.
2. Acceptance, Assumption and Acknowledgment.(a)    Effective as of the Effective Time, each of the General Partner and the Partnership hereby accepts P66 Company’s assignment of the GP Membership Interests and LP Membership Interests, respectively, pursuant to Section 1(a) and hereby acknowledges and agrees to be bound by the terms of the LLC Agreement as a member of Gold Line and assumes and agrees to perform all of P66 Company’s agreements and obligations existing or arising with respect to the GP Membership Interests or LP Membership Interests, as applicable;
(b)    Effective as of the New Effective Time, the Partnership hereby accepts the General Partner’s assignment of the GP Membership Interests pursuant to Section 1(b) and hereby acknowledges and agrees to be bound by the terms of the LLC Agreement as a member of Gold Line and assumes and agrees to perform all of the General Partner’s agreements and obligations existing or arising with respect to the GP Membership Interests.
3. Effect of Assignment(a)    Effective as of the Effective Time: (i) the General Partner and the Partnership shall own the GP Membership Interests and the LP Membership Interests, respectively,

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in accordance with this Assignment; (ii) each of the General Partner and the Partnership shall be deemed to be admitted as a member of Gold Line, such admission shall hereby be deemed evidenced by this Assignment, and this Assignment shall be included in the books and records of Gold Line to reflect such admission; and (c) P66 Company shall cease to be a member of Gold Line and cease to have any right, title or interest in or to the Membership Interests and shall have no further obligations with respect to the Membership Interests or otherwise under the LLC Agreement.
(b)    Effective as of the New Effective Time: (i) the Partnership shall own the GP Membership Interests in accordance with this Assignment; (ii) the General Partner shall cease to be a member of Gold Line and cease to have any right, title or interest in or to the GP Membership Interests and shall have no further obligations with respect to the GP Membership Interests or otherwise under the LLC Agreement and (iii) the Partnership shall continue as the sole member of Gold Line.
4. Choice of Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of that state.
5. Further Assurances. Each of P66 Company, the General Partner and the Partnership agree to take such further action as may be necessary or appropriate to effect the purposes of this Assignment.
6. General. This Assignment is binding on and shall inure to the benefit of the signatories hereto and their respective successors and assigns. This Assignment is expressly subject to the terms, provisions and limitations of the Contribution Agreement and, in the event of any conflict between the terms of this Assignment and the terms of the Contribution Agreement, the terms of the Contribution Agreement shall control. This instrument may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile or other electronic transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
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HN\1119326.7

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Date.
P66 COMPANY:
Phillips 66 Company

By:
Name:
            Title:

THE GENERAL PARTNER:
Phillips 66 Partners GP LLC

By:
Name:

            Title:

THE PARTNERSHIP:
Phillips 66 Partners LP
By: Phillips 66 Partners GP LLC, its General Partner

By:
Name:

            Title:

HN\1123435.2

Exhibit A-2
Form of Assignment of Membership Interest (Medford Spheres)
THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”) is made effective as of March 1, 2014, by and between Phillips 66 Company, a Delaware corporation (“P66 Company”), Phillips 66 Partners GP LLC, a Delaware limited liability company (the “General Partner”), and Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement (as defined below).
RECITALS
WHEREAS, reference is made to that certain Limited Liability Company Agreement of Phillips 66 Medford Spheres LLC, a Delaware limited liability company (“Medford”), dated December 5, 2013 (the “LLC Agreement”);
WHEREAS, P66 Company is the sole member of Medford and holds all of the limited liability company interests in Medford pursuant to the LLC Agreement;
WHEREAS, reference is also made to that certain Contribution, Conveyance and Assumption Agreement, dated as of February 13, 2014, by and among P66 Company, the General Partner and the Partnership (the “Contribution Agreement”);
WHEREAS, pursuant to this Assignment:
(a) effective as of 12:01 a.m. on March 1, 2014 (the “Effective Time”), P66 Company desires to assign all of its right, title and interest in and to (i) 2% of the limited liability company interests in Medford (the “GP Membership Interests”) to the General Partner and (ii) 98% of the limited liability company interests in Medford (the “LP Membership Interests” and, together with the GP Membership Interests, the “Membership Interests”) to the Partnership;
(b) the General Partner desires to (i) accept the GP Membership Interests and (ii) effective immediately following such acceptance (the “New Effective Time”), assign all of its right, title and interest in and to the GP Membership Interests to the Partnership; and
(c) the Partnership desire to accept (i) P66 Company’s assignment of the LP Membership Interests and (ii) the General Partner’s assignment of the GP Membership Interests (collectively, the “Assignments”);
WHEREAS, after giving effect to the Assignments, the Partnership will hold all of the Membership Interests;
WHEREAS, the General Partner desires to agree to be bound by the terms of the LLC Agreement and to assume and agree to perform all of P66 Company’s agreements and obligations

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existing or arising with respect to the GP Membership Interests from and after the Effective Time up to the New Effective Time;
WHEREAS, the Partnership desires to agree to be bound by the terms of the LLC Agreement and to assume and agree to perform all of (a) P66 Company’s agreements and obligations existing or arising with respect to the LP Membership Interests from and after the Effective Time and (b) all of the General Partner’s agreements and obligations existing or arising with respect to the GP Membership Interests from and after the New Effective Time; and
WHEREAS, after giving effect to (a) P66 Company’s assignment of the GP Membership Interests and LP Membership Interests to the General Partner and the Partnership, respectively, P66 Company shall cease to be a member of Medford pursuant to the LLC Agreement and (b) the General Partner’s assignment of the GP Membership Interests to the Partnership, the General Partner shall cease to be a member of Medford pursuant to the LLC Agreement.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Assignment.
(a)    Effective as of the Effective Time, P66 Company hereby irrevocably assigns, transfers, and conveys to (i) the General Partner all of its right, title and interest in and to the GP Membership Interests and (ii) the Partnership all of its right, title and interest in and to the LP Membership Interests, together with, in the case of both clauses (i) and (ii), all such rights and obligations as set forth in the LLC Agreement and the Delaware Limited Liability Company Act, as amended (the “Act”); and
(b)    Effective as of the New Effective Time, the General Partner hereby irrevocably assigns, transfers, and conveys to the Partnership all of its right, title and interest in and to the GP Membership Interests together with all such rights and obligations as set forth in the LLC Agreement and the Act.
2. Acceptance, Assumption and Acknowledgment.
(a)    Effective as of the Effective Time, each of the General Partner and the Partnership hereby accepts P66 Company’s assignment of the GP Membership Interests and LP Membership Interests, respectively, pursuant to Section 1(a) and hereby acknowledges and agrees to be bound by the terms of the LLC Agreement as a member of Medford and assumes and agrees to perform all of P66 Company’s agreements and obligations existing or arising with respect to the GP Membership Interests or LP Membership Interests, as applicable;
(b)    Effective as of the New Effective Time, the Partnership hereby accepts the General Partner’s assignment of the GP Membership Interests pursuant to Section 1(b) and hereby acknowledges and agrees to be bound by the terms of the LLC Agreement as a member of Medford and assumes and agrees to perform all of the General Partner’s agreements and obligations existing or arising with respect to the GP Membership Interests.

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3. Effect of Assignment.
(a)    Effective as of the Effective Time: (i) the General Partner and the Partnership shall own the GP Membership Interests and the LP Membership Interests, respectively, in accordance with this Assignment; (ii) each of the General Partner and the Partnership shall be deemed to be admitted as a member of Medford, such admission shall hereby be deemed evidenced by this Assignment, and this Assignment shall be included in the books and records of Medford to reflect such admission; and (c) P66 Company shall cease to be a member of Medford and cease to have any right, title or interest in or to the Membership Interests and shall have no further obligations with respect to the Membership Interests or otherwise under the LLC Agreement.
(b)    Effective as of the New Effective Time: (i) the Partnership shall own the GP Membership Interests in accordance with this Assignment; (ii) the General Partner shall cease to be a member of Medford and cease to have any right, title or interest in or to the GP Membership Interests and shall have no further obligations with respect to the GP Membership Interests or otherwise under the LLC Agreement and (iii) the Partnership shall continue as the sole member of Medford.
4. Choice of Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of that state.
5. Further Assurances. Each of P66 Company, the General Partner and the Partnership agree to take such further action as may be necessary or appropriate to effect the purposes of this Assignment.
6. General. This Assignment is binding on and shall inure to the benefit of the signatories hereto and their respective successors and assigns. This Assignment is expressly subject to the terms, provisions and limitations of the Contribution Agreement and, in the event of any conflict between the terms of this Assignment and the terms of the Contribution Agreement, the terms of the Contribution Agreement shall control. This instrument may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile or other electronic transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
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8

HN\1123435.2

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Date.
P66 COMPANY:
Phillips 66 Company

By:
Name:
            Title:

THE GENERAL PARTNER:
Phillips 66 Partners GP LLC

By:
Name:

            Title:

THE PARTNERSHIP:
Phillips 66 Partners LP
By: Phillips 66 Partners GP LLC, its General Partner

By:
Name:

            Title:

Exhibit B

Form of Assignment of Note
THIS ASSIGNMENT, ASSUMPTION AND MODIFICATION OF NOTE (“Assumption”) is dated as of February 28, 2014 by and among Phillips 66 Company, a Delaware corporation (“Original Borrower”), Phillips 66 Partners LP, a Delaware limited partnership (“New Borrower”), and Phillips Gas Company Shareholder, Inc., a Delaware corporation (“Lender”).

WITNESSETH:

WHEREAS, Original Borrower executed and delivered to Lender a Term Loan Note dated February 13, 2014 in the original principal amount of One Hundred Sixty Million and No/100’s Dollars ($160,000,000.00) (the “Original Note”), which Original Note is attached hereto as Exhibit A ;

WHEREAS, as partial consideration for the contribution by Original Borrower to New Borrower of certain assets, New Borrower will, with Lender’s consent, assume Original Borrower’s obligations and liabilities under the Original Note, as amended hereby;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Original Borrower hereby irrevocably assigns to New Borrower, without recourse to Original Borrower, all of Original Borrower’s obligations under the Original Note, as amended by this Assumption. New Borrower hereby assumes, as its direct and primary obligation, all of Original Borrower’s obligations under the Original Note, as amended by this Assumption, and agrees to pay Lender the outstanding principal balance due on, and all interest which accrues on and in accordance with the terms of, the Original Note as amended hereby. From and after the date hereof, all references in the Original Note to “Borrower” as defined in the Original Note shall be deemed to be a reference to New Borrower as the Borrower.

2.The parties hereto agree that, as of the date hereof (a) the outstanding principal balance on the Original Note is One Hundred and Sixty Million and No/100’s Dollars ($160,000,000.00) and (b) there is no “Event of Default” (as defined under the Original Note) or any event which, with the passage of time or the giving of notice, or both, would become an “Event of Default.”

3.The Original Note is amended as follows:

2

(a)	Subsection (c) under “Event of Default” on page 2 is hereby amended in its entirety to read as follows:

“ (c)(i) Phillips 66, a Delaware corporation, ceases to own, directly or indirectly, a majority of the equity interests of, or ceases to Control, the Borrower’s general partner (the “General Partner”); or (ii) the General Partner ceases to be the sole general partner of, or ceases to Control, the Borrower. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ability to exercise voting power, by contract or otherwise.”

(b)	A new paragraph is added at the end of the Original Note as follows:

“It is hereby understood and agreed that the General Partner shall have no liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder. Lender agrees for itself and its successors and assigns that no claim arising against Borrower under this Note shall be asserted against the General Partner or its assets. Notwithstanding the foregoing, nothing in this paragraph shall be construed so as to prevent Lender from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of obtaining jurisdiction over Borrower.”

(c)
The Original Note as amended hereby will be guaranteed by a guaranty to be executed and delivered by the Original Borrower as of the date hereof in the form attached hereto as Exhibit B (the “Guaranty”).

4.
The parties hereto intend that, except as provided in this Assumption, this Assumption shall not release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect any of the obligations under the Original Note. The parties hereto agree to take such further action as may be necessary or appropriate to effect the purposes of this Assignment.

3

5.
Lender hereby releases the Original Borrower from its obligations under the Original Note, as amended hereby, and agrees that Original Borrower is no longer a “Borrower” under the Original Note. From and after the date hereof, Original Borrower will be liable only as guarantor under the Guaranty.

6.
This Assumption and the rights and obligations of the parties under this Assumption shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of laws of that state. This Assumption is binding on and shall inure to the benefit of the signatories hereto and their respective successors and assigns. This instrument may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile or other electronic transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.
THIS ASSUMPTION REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

4

ORIGINAL BORROWER:
Phillips 66 Company

By:
Name: Brian R. Wenzel
Title: Vice President and Treasurer

NEW BORROWER:
Phillips 66 Partners LP
By: Phillips 66 Partners GP LLC, its
General Partner

By:
Name: Brian R. Wenzel
Title: Vice President and Treasurer

LENDER:
Phillips Gas Company Shareholder, Inc.

By:
Name: Brian R. Wenzel
Title: Vice President and Treasurer

5

Exhibit C
Form of East St. Louis and Paola Storage Services Agreement (Gold Line)
This Storage Services Agreement is made and entered into as of the Effective Date by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”), and WRB REFINING LP, a Delaware limited Partnership (“WRB”).
Recitals
WHEREAS, Carrier owns and operates the East St. Louis Terminal and the Paola Terminal (the “Terminals”), and the Tanks related to such Terminals as further described and defined herein, which Tanks are suitable for receiving and storing refined products; and,
WHEREAS, WRB desires to store refined products in the Tanks, and Carrier agrees to handle and store refined products in the Tanks for WRB, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Carrier and WRB agree as follows:
Article I.    Defined Terms
Section 1.01    Defined Terms. The following definitions shall apply to the capitalized terms used in this Agreement:

(a)
“Agreement” means this Storage Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“Barrel” means 42 Gallons.

(c)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(d)	“Carrier” has the meaning set forth in the introductory paragraph.

(e)	“Carrier Affiliated Parties” means Carrier, Phillips 66 Partners LP and their respective contractors, and the directors, officers, employees and agents of each of them.

(f)
“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(g)	“Commodity” or “Commodities” means any of the commodities identified on Exhibit C.

(h)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(i)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to local time in Houston, Texas.

(j)
“East St. Louis Tank No. 6813” means the storage tank #6813 at the East St. Louis Terminal, the total nominal shell storage capacity of which is eighty thousand (80,000) Barrels. The actual safe working/operating capacity is less than the nominal shell storage capacity.

(k)
“East St. Louis Tank No. 6818” means the storage tank #6818 at the East St. Louis Terminal, the total nominal shell storage capacity of which is eighty thousand (80,000) Barrels. The actual safe working/operating capacity is less than the nominal shell storage capacity.

(l)	“East St. Louis Terminal” means the refined petroleum products terminal located in Cahokia, Illinois.

(m)	“Effective Date” means March 1, 2014.

(n)
“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage facilities, Tanks, or pipelines irrespective of the cause thereof.

(o)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(p)	“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political

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subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(q)
“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes and ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(r)
“Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(s)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(t)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(u)
“Paola Tank No. 4901” means the storage tank #4901 at the Paola Terminal, the total nominal shell storage capacity of which is ninety eight thousand (98,000) Barrels. The actual safe working/operating capacity is less than the nominal shell storage capacity.

(v)	“Paola Terminal” means the Paola refined petroleum products terminal located in Paola, Kansas.

(w)	“Parties” means Carrier and WRB, collectively.

(x)
“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(y)	“Party” means Carrier or WRB, individually.

(z)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

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(aa)	“PPI-FG” has the meaning set forth in Section 3.05.

(bb)	“Regular Terminal Operating Hours” means 24 hours per Day, 7 Days per week.

(cc)	“Scheduled Charges” means those fees payable by WRB for the services provided by Carrier hereunder, as set forth in Exhibit A.

(dd)	“Storage Variation” has the meaning set forth in Section 6.

(ee)	“Tanks” means East St. Louis Tank No. 6813, East St. Louis Tank No. 6818 and Paola Tank No. 4901.

(ff)
“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

(gg)	“WRB” has the meaning set forth in the introductory paragraph.

(hh)	“WRB’s Operator” means Phillips 66 Company.
Section 1.02    Other Defined Terms. Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.
Section 1.03    Terms Generally. The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.
Article II.    Term and Termination
Section 2.01    Term. The term of this Agreement shall commence on the Effective Date and shall continue thereafter until terminated by either Party by providing written notice to the other Party sixty (60) days prior to the termination date (“Term”).Section 2.02    Termination Following a Force Majeure Event.
If a Force Majeure event prevents either Carrier or WRB from performing its respective obligations under this Agreement for a period of more than two (2) consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 2-Month period upon at least sixty (60) Days prior written Notice to the other Party.
Section 2.03    Special Termination by Carrier.

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(a)
If Carrier’s use of all or part of the Tanks for the storage and handling of any Commodity is restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Carrier, upon being notified of such restraint, enjoinder, restriction or termination, shall notify WRB promptly upon learning of the likelihood of such event and Carrier may terminate this Agreement as to the affected Tanks and services on the effective date of such restraint, enjoinder, restriction or termination.

(b)
Carrier shall have the right to terminate this Agreement upon thirty (30) Days’ Notice to WRB (i) in the event Carrier determines any testing or upgrading of the Tanks is required to satisfy or comply with Law or to comply with or remedy environmental concerns, or (ii) in the event of damage or destruction to, all or a portion of the Tanks, if in Carrier’s sole opinion such testing, upgrading, complying or repairing will require the expenditure of $50,000.00 or more to restore the Tanks to normal operations. Upon such termination, neither Party shall have any obligations to the other Party, provided that if Carrier terminates the Agreement pursuant to this Section 2.03(b) on any Day other than the last Day of a Month, Carrier shall promptly refund to WRB that portion of such Month’s Scheduled Charges representing the number of Days between the termination date and the last Day of such Month, and provided further that the provisions of Section 2.04 shall survive such termination.

Section 2.04    Removal of Commodities.

(a)
WRB, at its own expense, shall remove all of its Commodities from the Tanks no later than the later of (i) the effective date of the termination or expiration of this Agreement, and (ii) ten Days after receipt of Notice to terminate this Agreement in accordance with its terms, provided that Carrier may, in its sole discretion, agree in writing to extend the time for such removal. If, at the end of such period, WRB has not removed all of its Commodities, then in addition to any other rights it may have under this Agreement, Carrier shall have the right to take possession of such Commodities and sell them at public or private sale. In the event of such a sale, Carrier shall withhold from the proceeds therefrom all amounts owed to it hereunder and all expenses of sale (including but not limited to reasonable attorneys’ fees and any amounts necessary to discharge any and all liens against the Commodities). The balance of the proceeds, if any, shall be remitted to WRB.

(b)
Should any Commodities remain in the Tanks beyond the expiration or termination of this Agreement, WRB shall remain obligated to perform all of the terms and conditions set forth in this Agreement (including, without limitation, WRB’s obligation to pay the monthly Storage Fee under Section 3.01(a), pro rated for the period between such expiration or termination of this Agreement and the time all Commodities are removed from the Tanks) and, in addition, shall pay an additional “Holdover Fee” per Day or partial Day, as set forth on Exhibit A, until all Commodities are removed.

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(c)
WRB shall indemnify and hold the Carrier Affiliated Parties harmless from and against all Claims arising from or related to WRB’s failure to remove any Commodities in accordance with this Section 2.04 or Carrier’s exercise of its right to take possession of WRB’s Commodities and sell it in accordance with this Section 2.04.

(d)	WRB will reimburse Carrier for any expense incurred by Carrier in connection with its or WRB’s withdrawal of Commodities from the Tanks, including costs incurred to empty the Tanks.
Article III.    Services
Section 3.01    Storage Services and Charges.

(a)
Beginning on the Effective Date, WRB shall pay a Monthly fee equal to the “Storage Fee” set forth on Exhibit A, which Storage Fee shall be an amount equal to the sum of the monthly fees for each Tank set forth under “Storage Fee” on Exhibit A (which fee represents, for each Tank, the per Barrel storage fee indicated on Exhibit A multiplied by the shell capacity of such Tank). Carrier shall accept Commodities from WRB for storage and shall store a volume of Commodities up to the safe working capacity of each of the Tanks (subject to routine maintenance).

(b)
The volume of Commodities placed in the Tanks may not exceed the safe working capacity of the Tanks as determined by Carrier taking into account such factors as (i) the time needed to react to a potential overflow of the Tanks, (ii) storage injection and withdrawal rates, and (iii) other operating conditions.

(c)	Carrier shall maintain the Tanks in proper operating condition and in a manner that maintains the working capacity of the Tanks, to the extent commercially reasonable.

(d)
In the event any portion of the safe working capacity of the Tanks is not available for a period exceeding thirty (30) consecutive Days, then following such 30-Day period, the Storage Fee shall be proportionately reduced to reflect the amount of working capacity that is not available for storage in the Tanks. If and to the extent all or any portion of such working capacity again becomes available for storage in the Tanks, the Storage Fee shall be immediately increased to reflect the resumed storage availability.

Section 3.02     Laboratory Fees and Services.

(a)
If Carrier provides sampling, testing and/or other laboratory services requested by WRB for Commodities at the Tanks, Carrier shall charge for each sampling and testing procedure performed as set forth in Carrier’s “Schedule of Rates for Laboratory Services” currently in effect. If Carrier contracts with another Person to perform laboratory services, all fees shall be billed to WRB at Carrier’s cost.

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(b)	Carrier’s liability for sampling and testing services is limited to the charge for the service provided.
Section 3.03    Additional Services. For services or functions that are not specifically provided for in this Agreement but that are requested by WRB and agreed to by Carrier, there may be a charge as agreed upon by the Parties in writing.
Section 3.04    Recovery of Certain Costs.

(a)
If Carrier agrees to make any expenditures at WRB’s request, WRB will reimburse Carrier for the actual amount paid by Carrier for such expenditures or, at Carrier’s option and if the Parties agree, any applicable fees set forth on Exhibit A will be increased, or additional fees shall be added to Exhibit A, or otherwise imposed to allow Carrier to recover the amount paid by Carrier for such expenditures over time from WRB or another entity.

(b)
If new Laws require Carrier to make substantial and unanticipated expenditures in connection with the services Carrier provides to WRB under this Agreement, WRB will reimburse Carrier for WRB’s proportionate share of the costs of complying with such Laws, or at Carrier’s option and if the Parties agree, relevant periodic or unit charges will be increased or an alternate mechanism shall be adopted to allow Carrier to recover such costs over time from WRB or another entity.

(c)
If Carrier determines that the Tanks must be pumped, drained, purged or otherwise cleaned of residual volumes, WRB will reimburse Carrier for the actual amount paid by Carrier for such cleaning services. Carrier and WRB will work together to coordinate such cleaning activities to minimize disruption to the Parties’ respective commercial operations.

Section 3.05    Adjustments. As of January 1, 2015, and as of January 1 of each year thereafter while this Agreement is in effect, Carrier may increase each of the fees set forth on Exhibit A annually, by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Carrier may increase such fees only to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods.
Article IV.    Receipt of Commodities
Section 4.01    Receipt of Commodities. All Commodities shall be received into the Tanks via pipeline. WRB will use commercially reasonable efforts to ensure that all Commodities, set forth in Exhibit C, it delivers hereunder shall comply with Carrier’s applicable product

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specifications. Carrier retains the right to inspect and reject any Commodities that do not conform to the applicable product specifications, including the right, in Carrier’s sole judgment, to shut off the valve into the Tanks. Custody of the Commodities shall pass from the pipeline to Carrier when such Commodities pass the flange connection between the delivering pipeline and the Tank.
Article V.    Redelivery of Commodities
Section 5.01    Redelivery of Commodities. All Commodities stored in the Tanks shall be redelivered to WRB via pipeline. WRB shall be responsible for all commercial arrangements necessary to facilitate such deliveries. Carrier shall not be responsible for any damages and shall not be in breach of this Agreement in the event third parties will not physically accept deliveries from Carrier’s facilities. Custody of the Commodities shall pass from Carrier when such Commodities pass the flange connection between the Tank and the receiving pipeline.
Article VI.     Operations and Terminal Access
Section 6.01    Operations. Subject to Article XIV, the Tanks shall be operated by Carrier during Regular Terminal Operating Hours. Subject to recurring mechanical breakdowns, Commodities quality issues or other operational issues, the Tanks shall be operated by Carrier.
Section 6.02    Terminal Access. Terminal access by WRB or its representatives shall be during Regular Terminal Operating Hours. As a condition to being granted access to the Terminals, WRB shall require all contractors, carriers and customers designated by it to deliver, receive, sample or inspect WRB’s Commodities at the Tanks or to provide any other service for WRB, to sign and comply with a terminal access agreement in such form as Carrier may reasonably specify from time to time. Further, WRB shall cause all such designated contractors, carriers and customers to comply with all applicable Terminal rules and regulations and Carrier shall make copies of such rules and regulations available to WRB and its designated carriers and customers at the applicable Terminal.
Article VII.    Storage Variations
Section 7.01 Storage Variations. WRB shall bear any losses or gains that may occur while WRB’s Commodities are in storage in the Tanks (such losses or gains, the “Storage Variations”), except to the extent that Storage Variations result from Carrier’s negligence or willful misconduct or the negligence or willful misconduct of Carriers’ employees, agents, contractors or subcontractors. Each Month, Carrier shall determine the physical inventory of Commodities and calculate the Storage Variation. WRB’s inventory of Commodities in storage at the Tanks shall then be adjusted (increased or decreased) each Month to reflect the Storage Variation.

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Article VIII.    Monthly Statement; Payment; Liens
Section 8.01    Monthly Statement. Promptly after the end of each Month during the Term of this Agreement, Carrier shall provide WRB with a statement showing the previous Month’s beginning inventory, receipts, withdrawals, ending inventory, Storage Variation adjustment and the Scheduled Charges due Carrier. If requested by WRB, Carrier shall provide WRB with copies of individual gauge reports and meter tickets for receipts and withdrawals at the Tanks for such Month, if available.
Section 8.02    Payment.

(a)
Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly Statement is received and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of one and a half percent (1.5%) per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)
All payments shall be made to Carrier by automated clearing house to an account specified by Carrier from time to time, provided that as long as Carrier is an affiliate of WRB’s Operator, Carrier and WRB may settle WRB’s financial obligations to Carrier through WRB’s Operator’s normal interaffiliate settlement processes. Any bank charges incurred by WRB in remitting funds by automated clearing house shall be for WRB’s account. Acceptance by Carrier of any payment from WRB for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Carrier of any default by WRB hereunder.

(c)
If WRB reasonably disputes any Monthly statement, in whole or in part, WRB shall promptly notify Carrier in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 8.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 21.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Carrier but withheld in good faith.

Section 8.03    Liens. WRB hereby grants to Carrier an irrevocable (a) warehouseman’s lien on all of WRB’s Commodities in storage at the Tanks and (b) power of attorney to dispose of such Commodities at fair market value to the extent of all amounts owed to Carrier by WRB hereunder.
Article IX.     Title
Section 9.01 Title. Title to all of WRB’s Commodities received, stored, and handled by Carrier shall remain at all times in WRB’s name. However, with Carrier’s prior written

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consent, WRB may allow a third party to store Commodities in the Tanks. In such event, WRB will continue to be liable for all obligations and requirements set forth in this Agreement with respect to such third party Commodities as if such Commodities were owned by WRB (including payment of fees with respect thereto), WRB will be liable for all acts and omissions of the third party to the same extent that WRB is liable for its own acts and omissions under this Agreement, and the third party shall warrant in a writing acceptable to Carrier that it has title to all Commodities received, stored and handled on its behalf by Carrier pursuant to this Agreement.

Article X.    Volume Determinations
Section 10.01    Volume Determinations.

(a)
All measurements, volume corrections and calibrations will be made in accordance with Carrier’s measurement procedures, which shall consist of the latest revision of Carrier’s Measurements Manual and the latest ASTM and API MPMS published methods and standards.

(b)
All volume determinations shall be adjusted to a temperature of 60° Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards, Chapter 11 (viz., Table 6B, 6C, etc., whichever table is relevant to the commodity being measured).

(c)	All Commodities received from or delivered to the Tanks will be determined by calibrated custody transfer grade meters.

(d)
A WRB representative may witness testing, calibration of equipment, meter reading, and gauging of Commodities at the Tanks, at WRB’s expense. In the absence of a WRB representative, Carrier’s measurements shall be deemed to be accurate.

Article XI.    Insurance
Section 11.01    Insurance. Property insurance covering loss or damage to WRB’s Commodities, if any, that may be desired by WRB, shall be carried by WRB at WRB’s expense. Should WRB elect to carry such insurance, then each policy of insurance shall be endorsed to provide a waiver of subrogation rights in favor of the Carrier Affiliated Parties. Notwithstanding anything in this Agreement to the contrary, Carrier shall not be liable to WRB for Commodities losses or shortages for which WRB is compensated by its insurer.
Article XII.    Taxes
Section 12.01    Taxes. WRB shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes now or hereafter imposed by any Governmental Authority in respect of or measured by Commodities handled

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or stored hereunder or the manufacture, storage, delivery, receipt, exchange or inspection thereof, and WRB agrees to promptly reimburse Carrier for any such Taxes Carrier is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.
Article XIII.    Health, Safety and Environment
Section 13.01    Spills; Environmental Pollution.

(a)
In the event of any Commodity spill or other environmentally polluting discharge caused by Carrier’s operation of the Tanks, any clean-up resulting from any such spill or discharge and any liability resulting from such spill or discharge shall be the responsibility of Carrier except to the extent such spill or discharge is caused by WRB or its affiliates (other than Carrier) or WRB’s Operator.

(b)
In the event and to the extent of any Commodities spill or other environmentally polluting discharge caused by WRB or its affiliates (other than Carrier) or WRB’s Operator or in connection with the operation of WRB’s or a third party’s pipeline, tank truck or transport trailer receiving Commodities on WRB’s behalf, at its request or for its benefit, Carrier is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Carrier or as required by any Governmental Authority, and Carrier shall notify WRB of such operations as soon as practicable. All liability and reasonable costs of containment or clean-up shall be borne by WRB except that, in the event a spill or discharge is caused by the joint negligence of both Carrier and WRB or a third party pipeline, tank truck or transport trailer receiving Commodities on WRB’s behalf, at its request or for its benefit, liability and costs of containment or clean-up shall be borne jointly by Carrier and WRB in proportion to each Party’s respective negligence.

(c)
For purposes of this Section 13.01, the negligence of a third party pipeline, tank truck or transport trailer receiving Commodities on WRB’s behalf, at its request or for its benefit, shall be attributed to WRB.

(d)	The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Carrier or WRB.
Section 13.02    Inspection. WRB may: (a) inspect the Tanks, including health, safety, and environmental audits by inspector(s) chosen by WRB; (b) make physical checks of Commodities in storage at the Tanks; (c) audit Carrier’s health, safety, environmental, and operational records relating to the performance of this Agreement and otherwise to observe such performance~~,~~; and (d) subject to the provisions of 0, enter upon the applicable terminal property for any of the foregoing purposes. For clarity, none of the rights identified in this Section 13.02 shall be exercised by WRB in such manner as to substantially interfere with or diminish Carrier’s complete control and responsibility for the operation of the Tanks.

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Section 13.03    Incident Notification. Both Parties undertake to notify the other as soon as reasonably practical, but in no event more than 24 hours, after becoming aware of any accident, spill or incident involving the other Party’s employees, agents, contractors, sub-contractors or their equipment, or WRB’s Commodities at the Tanks and to provide reasonable assistance in investigating the circumstances of the accident, spill or incident. Notices required by this Section 13.03 shall be delivered in person, by telephone or by email:
If to Carrier:                    If to WRB:
Phillips 66 Carrier LLC            WRB Refining LP
c/o Phillips 66 Pipeline LLC            c/o Phillips 66 Company, Operator
3010 Briarpark Drive                600 North Dairy Ashford Rd
Houston, TX 77042                Houston, TX 77079
[Attention]                    Attn: John E. Sweeney
Telephone: 832-765-xxxx            Telephone: 832-765-3017
[Email]                    Email: john.e.sweeney@p66.com

When an accident, spill or incident involving Company’s Commodities requires a report to be submitted to a Governmental Authority, this notification shall be made as soon as reasonably practical in compliance with applicable Law, and a copy of the required report shall be delivered to Company at IncidentFollowup@P66.com. Either Party may change its contact information upon Notice to the other in accordance with this Section 13.03 and Section 15.01.
Article XIV.    Force Majeure
Section 14.01    Suspension during Force Majeure Events. As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with written notice of the occurrence of such Force Majeure event. Subject to Section 2.02, each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 14.01) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Carrier from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 14.01) shall be temporarily suspended beginning twenty (20) Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents WRB from performing its obligations under this Agreement.
Section 14.02    Obligation to Remedy Force Majeure Events. A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume its performance within a reasonable period of time.
Section 14.03    Strikes and Lockouts. The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the

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settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.
Section 14.04    Action in Emergencies. Carrier may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.
Article XV.    Notices
Section 15.01    Notices. Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:
If to Carrier:                    If to WRB:
Phillips 66 Carrier LLC        WRB Refining LP
c/o Phillips 66 Pipeline LLC c/o Phillips 66 Company, Operator
3010 Briarpark Dr.            3010 Briarpark Dr.
Houston, TX 77042            Houston, TX 77042
Attn: President            Attn: General Counsel
Copy to General Counsel
Either Party may change its address for Notice upon Notice to the other in accordance with this Section 14.01.
Section 15.02    Effective upon Receipt. Any Notice given in the manner set forth in Section 15.01 shall be effective upon actual receipt if received during Normal Business Hours, or at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.
Article XVI.    Applicable Law
Section 16.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.
Article XVII.    Limitation of Liability
Section 17.01    No Liability for Consequential Damages. In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruption, however they may be caused.

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Section 17.02    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, Carrier shall in no event be liable for loss of, or damage to, any of Company’s Commodities except to the extent caused by Carrier’s negligence or willful misconduct, or the negligence or willful misconduct of Carrier’s employees, agents, contractors or subcontractors, in the safekeeping and handling of Company’s Commodities. In no event shall Carrier be liable for more than the replacement of lost or damaged Commodities or, at its option, payment of the replacement cost of any lost or damaged Commodities. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this Agreement unless suit or action is commenced with respect to such service, loss or Claim within two years after the cause of action arises.
Article XVIII.    Default
Section 18.01    Default. Subject to Section 18.03, should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for thirty (30) Days or more after Notice thereof by the non-defaulting Party to the defaulting Party, or should either Party become insolvent, commence a case for liquidation or reorganization under the United States Bankruptcy Code be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors, then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party and the Commodities shall be removed in accordance with Section 2.04.
Section 18.02    Non-Exclusive Remedies. Except as otherwise provided, but subject to Article XVII, the remedies of Carrier and WRB provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Carrier or WRB, at Law or equity.
Section 18.03    Right to Terminate. Subject to Section 18.01, in the event of a default by WRB, the Scheduled Charges theretofore accrued shall, at the option of Carrier, become immediately due and payable and Carrier shall also have the right, at its option, to terminate this Agreement immediately upon Notice to WRB. In the event of a default by Carrier, WRB shall also have the right, at its option, to terminate this Agreement immediately upon Notice to Carrier and withdraw its Commodities from the Tanks, provided WRB has paid Carrier for the Scheduled Charges that have accrued to date of such withdrawal.
Article XIX.    Public Use
Section 19.01    Public Use. This Agreement is made as an accommodation to WRB. In no event shall Carrier’s services hereunder be deemed to be those of a public utility or a common carrier. If any action is taken or threatened by any Governmental Authority to declare Carrier’s services hereunder to be those of a public utility or a common carrier, then, in that event, at the option of Carrier and upon WRB’s receipt of Carrier’s Notice, Carrier may restructure and restate this Agreement or terminate this Agreement on the effective date of such action as to the affected Tank(s) or services.

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Article XX.    Confidentiality
Section 20.01    Confidentiality. The Parties understand and agree that the Scheduled Charges are confidential as between the Parties. Each Party agrees not to disclose such confidential information to any third Person. Each Party may disclose confidential information to its advisors, consultants or representatives (provided that such Persons agree to maintain the confidentiality thereof) or when compelled to do so by Law (but the disclosing Party must notify the other Party promptly of any such request for confidential information before disclosing it, if practicable, so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section 20.01). In the event that the other Party does not obtain a protective order or other remedy or does not waive compliance with this Section 20.01, the disclosing Party shall disclose only that portion of the confidential information to which the compelling Person is legally entitled.
Article XXI.    Miscellaneous
Section 21.01    Disputes between the Parties. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit B, provided that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.
Section 21.02    Assignment. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party. However, notwithstanding the immediately preceding sentence, either Party may assign this Agreement to any of its affiliates by providing written notice to the other Party, and Carrier may make collateral assignments of this Agreement to secure working capital or other financing.
Section 21.03    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Carrier shall provide WRB with Notice of such Partnership Change in Control at least sixty (60) Days prior to the effective date thereof. Within 180 days following receipt of such Notice, WRB may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.
Section 21.04    No Third-Party Rights. Except as expressly provided, nothing in this Agreement is intended to confer upon any Person other than the Parties, and their respective successors and assigns, any rights, benefits or obligations.
Section 21.05    Compliance with Laws. Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.
Section 21.06    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this

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Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
Section 21.07    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.
Section 21.08    Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and it supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.
Section 21.09    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.
Section 21.10    Survival. Any indemnification granted hereunder by one Party to the other Party or any provision hereof providing for any payment to any Party that has accrued at time of expiration or termination shall survive the termination of all or any part of this Agreement.
Section 21.11    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.
Section 21.12    Exhibits. The Exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any Exhibit, the provisions of the Exhibit shall control.
Section 21.13    Table of Contents; Headings; Subheadings. The table of contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 21.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no

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presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
Section 21.15    Business Practices. Carrier shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with WRB pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by WRB as being complete and accurate in any further recording and reporting made by WRB for whatever purposes. Carrier shall notify WRB if Carrier discovers any errors in such billings, reports, or settlement documents.

[Signature page follows.]

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(a)    IN WITNESS WHEREOF, Carrier and WRB have signed this Agreement as of the Effective Date.

PHILLIPS 66 PARTNERS                WRB REFINING LLC
CARRIER LLC

By:    _______________________        By:    ________________________
Name:    _______________________        Name:    ________________________
Title:    _______________________        Title:    ________________________

Exhibit A
Scheduled Fees

Exhibit B
Dispute Resolution Procedures

Exhibit C

Commodities

Exhibit D

Form of Omnibus Agreement Amendment
This First Amendment (this “Amendment”) to the Omnibus Agreement (the  “Omnibus Agreement”) by and among Phillips 66 Company (“Company”), on behalf of itself and the other Phillips 66 Entities (as defined in the Omnibus Agreement), Phillips 66 Pipeline LLC (“Pipeline”), Phillips 66 Partners LP (the “Partnership”), Phillips 66 Partners Holdings LLC (“Holdings”), Phillips 66 Carrier LLC (“Carrier”) and Philips 66 Partners GP LLC (the “General Partner”) is dated as of the 28th day of February, 2014.
WHEREAS, the Effective Date of the Omnibus Agreement was July 26, 2013; and
WHEREAS, the Parties seek to amend the Omnibus Agreement to include certain assets that, by and among Company, the Partnership and the General Partner (such assets, the “2014 Contributed Assets”).
NOW THEREFORE, for and in consideration of the forgoing, the mutual covenants, terms and conditions of the Agreement, as amended by this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Unless otherwise noted, the capitalized terms used herein shall have the definitions set forth in the Omnibus Agreement.

2.	Section 1.01(aaa) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:
“(aaa) “Services” means (a) the operational and administrative support services that Company and its Affiliates have traditionally provided in connection with the Assets, including the services listed on Schedule III to this Agreement, and (b) any other operational and administrative support services that the Parties mutually agree will be provided by Company and its Affiliates from time to time in support of the Assets and any other assets acquired or developed by the Partnership Group (including the 2014 Contributed Assets).”

3.	Section 4.01(a) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:
“(a) Company agrees to provide, and agrees to cause its Affiliates to provide, on behalf of the General Partner and for the Partnership Group's benefit, the Services. As consideration for the Services, the Partnership will pay Company an operational and administrative support fee of $2,302,300.00 per Month (as adjusted pursuant to Section 4.01(b) and (c), the “Operational and Administrative Support Fee”), payable without discount no later than the 21st Day of the Month in which Services are rendered, provided that if such Day is not a Business Day, then the Partnership shall pay such amount without interest on the next Business Day. If the Effective Date is any day other than the first day of a Month, or if this Agreement is terminated on any day other than the last day of a Month, then the Operational and Administrative Support Fee for the relevant Month shall be prorated based on the ratio of the number of days in the relevant partial Month to the number of days in the relevant full Month.”

4.	Section 4.01(c) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:
“(c)    From time to time:

(i)
the Partnership will have the right to submit to Company a proposal to reduce the Operational and Administrative Support Fee if the Partnership believes, in good faith, that the prospective value of the Services to be performed by Company and its Affiliates for the benefit of the Partnership Group will be less than the Operational and Administrative Support Fee in effect at such time; and

(ii)
Company will have the right to submit to the Partnership a proposal to increase the Operational and Administrative Support Fee if Company believes, in good faith, that the prospective cost of the Services to be performed by Company and its Affiliates for the benefit of the Partnership Group (including costs incurred by reason of the Partnership's acquisition or development of assets or changes in the complexity of the Partnership's operations) will exceed the Operational and Administrative Support Fee in effect at such time.

If either Party submits such a proposal to the other Party, both Parties will negotiate in good faith to determine if the Operational and Administrative Support Fee should be changed and, if so, the amount of such change. If the Parties agree that the Operational and Administrative Support Fee should be changed, then the Operational and Administrative Support Fee shall be changed as of the first day of the Month following such agreement.”

5.	This Amendment shall be effective as of March 1, 2014.

6.	Except as expressly set forth herein, all other terms and conditions of the Omnibus Agreement shall remain in full force and effect.
[Signature Pages Follow]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Amendment as of the date first above written.

PHILLIPS 66 COMPANY
By:
T.G. Taylor
Executive Vice President, Commercial, Marketing, Transportation and Business Development

PHILLIPS 66 PIPELINE LLC
By:
C.L. Brooks
Vice President

PHILLIPS 66 PARTNERS LP
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 PARTNERS GP, LLC
By:
J.T. Liberti
Vice President and Chief Operating Officer

Signature page to First Amendment to the Omnibus Agreement

PHILLIPS 66 PARTNERS HOLDINGS LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 CARRIER LLC
By:	Phillips 66 Partners Holdings LLC, Sole Member of Phillips 66 Carrier LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:
J.T. Liberti
Vice President and Chief Operating Officer

Signature page to First Amendment to the Omnibus Agreement

Exhibit E

Form of Operational Services Agreement Amendment

This First Amendment to the Operational Services Agreement (“Amendment”) is made and entered into as of the 28th day of February, 2014, by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”), PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (“Holdings”) and PHILLIPS 66 PIPELINE LLC, a Delaware limited liability company (“Operator”). Carrier and Holdings are collectively referred to herein as “Company.”
WITNESSETH:
WHEREAS, Company and Operator are parties to that certain Operational Services Agreement dated June 26, 2013 (the “Operational Services Agreement”);
WHEREAS, Company is acquiring an additional refined products pipeline, several terminals and a storage facility during the first quarter of 2014; and
WHEREAS, Company and Operator desire that Operator maintain and operate such assets for Company, and the parties hereto wish to amend the Operational Services Agreement accordingly.
NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Company and Operator, Company and Operator agree as follows:

1.	Unless otherwise noted, the capitalized terms used herein shall have the definitions set forth in the Operational Services Agreement.

2.	Section 1.01(oo) and Section 1.01(pp) of the Operational Services Agreement are hereby renumbered as Section 1.01(pp) and Section 1.01(qq), respectively.

3.	Section 1.01(oo) is hereby added to the Operational Services Agreement as follows:

“(oo)    “Storage Facilities” means the spheres, tanks and other storage facilities identified in Exhibit A hereto, and any other spheres, caverns, tanks or storage facilities used to store commodities that Operator agrees to operate on behalf of Company upon reasonable request by Company.”

4.
Unless otherwise determined by context, all occurrences of the term “Pipeline and Terminals” (or singular versions thereof) in the Operational Services Agreement shall be deemed to include reference to “Storage Facilities.”

5.	Exhibit A to the Operational Services Agreement is hereby deleted in its entirety and replaced by the First Amended Exhibit A attached hereto.

6.	Exhibit B to the Operational Services Agreement is hereby deleted in its entirety and replaced by the First Amended Exhibit B attached hereto.

7.	Exhibit C to the Operational Services Agreement is hereby deleted in its entirety and replaced by the First Amended Exhibit C attached hereto.

8.	Exhibit D to the Operational Services Agreement is hereby deleted in its entirety and replaced by the First Amended Exhibit D attached hereto.

9.	Exhibit E to the Operational Services Agreement is hereby deleted in its entirety and replaced by the First Amended Exhibit E attached hereto.

10.	Exhibit F to the Operational Services Agreement is hereby deleted in its entirety and replaced by the First Amended Exhibit F attached hereto.

11.	Exhibit G to the Operational Services Agreement is hereby deleted in its entirety and replaced by the First Amended Exhibit G attached hereto.

12.	This Amendment shall be effective as of March 1, 2014.

13.	Except as expressly set forth herein, all other terms and conditions of the Operational Services Agreement shall remain in full force and effect.

[Signature page follows.]

2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers as of the date first set forth above.

PHILLIPS 66 PIPELINE LLC
By:
C.L. Brooks
Vice President

PHILLIPS 66 CARRIER LLC
By:	Phillips 66 Partners Holdings LLC, Sole Member of Phillips 66 Carrier LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:
J.T. Liberti
Vice President and Chief Operating Officer

Signature Page to First Amendment to the Operational Services Agreement

PHILLIPS 66 PARTNERS HOLDINGS LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:
J.T. Liberti
Vice President and Chief Operating Officer

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First Amended Exhibit A
Description of Pipelines, Terminals and Storage Facilities

First Amended Exhibit B
Maintenance Services

First Amended Exhibit C
Operating Services

First Amended Exhibit D
Administrative Services

First Amended Exhibit E
Construction Services

First Amended Exhibit F
Accounting Procedures

First Amended Exhibit G
Arbitration Procedure

Exhibit F

Form of Operational Services Agreement (Gold Line Origination)

This Gold Line Origination Services Agreement is made and entered into as of the Effective Date, by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”) and PHILLIPS 66 PIPELINE LLC, a Delaware limited liability company (“Operator”).
WITNESSETH:
WHEREAS, Carrier owns a refined products pipeline system originating outside the fence line at Operator’s Rocky Station (as hereinafter defined) near the Borger Refinery in Borger, Texas (“Borger Refinery”), and continuing to terminals located in Wichita, Kansas; Kansas City, Kansas; Paola, Kansas; Jefferson City, Missouri; and Cahokia, Illinois (“Gold Line”);
WHEREAS, the facilities and equipment at Rocky Station are used to originate the product on the Gold Line and other pipelines that connect upstream of the fence line at Rocky Station; and
WHEREAS, Carrier has requested that Operator use the facilities and equipment at Rocky Station to originate the transportation transactions for the Gold Line and Operator has agreed to provide this service.
NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Carrier and Operator, Carrier and Operator agree as follows:

Article I.	Defined Terms
1.01    Defined Terms. The following definitions shall for all purposes, unless clearly indicated to the contrary, apply to the capitalized terms used in this Agreement (as hereinafter defined):

(a)
“Affiliate” means with respect to any Person: (i) any other Person which beneficially owns, directly or indirectly, fifty percent (50%) or more of such Person’s stock or fifty percent (50%) or more of the ownership interest entitled to vote in such Person, or (ii) any other Person as to which fifty percent (50%) or more of the voting stock or fifty percent (50%) or more of the ownership interest entitled to vote therein, is beneficially owned, directly or indirectly, either by such Person or by an Affiliate of such Person as defined in clause (i) above. Other than solely for the purpose of Section 3.01, Carrier and Operator shall not be considered Affiliates of one another.

(b)
“Agreement” means this Gold Line Origination Services Agreement, together with all exhibits attached hereto, as the same may be amended, supplemented or restated from time to time in accordance with the provisions hereof.

(c)
“Bankruptcy” means, with respect to any Person, that: (i) such Person (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (D) files a petition or answer seeking for such Person, a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (A) through (D) of this clause (i); or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (ii) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced, and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or all or any substantial part of such Person’s properties has been appointed and 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

(d)	“Business Day” means any Day except for Saturday, Sunday or a legal holiday in the State of Texas.

(e)	“Carrier” has the meaning set forth in the introductory paragraph.

(f)
“Claim” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual or consequential), including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(g)	“Claim Notice” has the meaning set forth in Section 4.04 hereof.

(h)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(i)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to Houston, Texas, local time.

(j)	“Effective Date” means March 1, 2014.

(k)	“Force Majeure” has the meaning set forth in Section 6.02.

(l)	“Indemnified Party” or “Indemnified Parties” has the meaning set forth in Section 4.01.

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(m)	“Law” means any applicable constitutional provision, statute, act, code, law, regulation ordinance, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision or declaration.

(n)
“Material Default” means: (i) the failure of a Party to pay the other Party any material amount of money payable by that Party, except a failure related to a bona fide business dispute about the amount of such payment or the liability for such payment, not accompanied by a general failure by that Party to pay the amounts it owes under this Agreement, (ii) the general, continuing failure of a Party to perform its material obligations under this Agreement, except when excused by Force Majeure or by some other provision of this Agreement, and except a failure related to a bona fide dispute about any obligation, or (iii) with respect to Carrier, its failure to approve any budgetary expense or capital project involving any pipeline integrity, compliance or regulatory issue that Operator, in its reasonable judgment, deems necessary or required by any Law.

(o)
“Month” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to Houston, Texas, local time.

(p)	“Non-routine Work” has the meaning set forth in Article II.

(q)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to Houston, Texas, local time.

(r)
“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement in accordance with Article VII, or received from a Person who is not a Party.

(s)	“Operator” has the meaning set forth in the introductory paragraph.

(t)	“Operational Services Agreement” means that certain Operational Services Agreement dated as of July 26, 2013, as amended from time to time, by and among the Parties and the other parties thereto.

(u)	“Parties” means Carrier and Operator, collectively.

(v)
“Partnership Change of Control” means Phillips 66 Company, a Delaware corporation, ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 Company being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(w)	“Party” means Carrier or Operator, individually.

(x)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body, and shall include any successor (by merger or otherwise) of such entity.

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(y)	“Pricing Expert” has the meaning set forth in Section 5.07(b).

(z)
“Rocky Station” means that certain pipeline station owned by Operator and located outside of the fence line at the Borger Refinery in Borger, Texas, including all facilities and equipment included therein, as shown on Exhibit A attached hereto.

(aa)
“Year” means a period of three hundred sixty five (365) consecutive Days, commencing on the date hereof, and it shall also include each successive three hundred sixty five (365) Day period; provided, however, that any Year which contains a date of February 29 shall consist of three hundred sixty six (366) Days.

1.02    Terms Generally. The definitions in Section 1.01 shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections and exhibits shall be deemed references to Articles and Sections of, and exhibits to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any reference to any federal, state or local statute, act, code or other Law shall be deemed also to refer to all rules, regulations and directives promulgated thereunder (and to any successor provision).

Article II.	Responsibilities of Operator
2.01    Routine Services to be Provided by Operator. During the term of this Agreement, and subject to the terms and conditions hereof, Operator agrees to provide, or cause its Affiliates to provide, day-to-day routine or emergency operation, maintenance and repair of the facilities and equipment at Rocky Station and such other services as are necessary to physically originate product scheduled on the Gold Line, including but not limited to the services set forth on Exhibit B attached hereto (“Origination Services”). Certain of the Origination Services, including dehydration, filtration, pig launching, mainline boosting, facility control, barrel staging, sampling, custody transfer measurement and meter proving, will be provided using facilities at Rocky Station dedicated to the Gold Line. Certain other of the Origination Services, including firewall protection and wastewater treatment, will be provided using non-dedicated or shared facilities at Rocky Station.

(a)
In the event the cost of any operation, maintenance, repair or replacement of any facilities and equipment at Rocky Station that are necessary to perform the Origination Services (“Required Facilities”) equals or exceeds $130,000.00, and such operation, maintenance, repair or replacement is not part of the Origination Services (“Non-routine Work”), Operator shall seek prior approval from Carrier before performing any work on such facilities or equipment. To the extent the Non-routine Work is for non-dedicated facilities at Rocky Station, Operator will seek Carrier’s approval of its proportionate share of the costs to be determined based Carrier’s portion of the total volumes originating at the Rocky Station over the prior twelve (12) Months. If Carrier gives its approval of such costs, Operator will undertake such Non-routine Work and the Origination Fee (as hereinafter defined) will be increased, or an alternate mechanism shall be adopted, to allow Operator to recover over time Carrier’s proportionate share of the costs incurred by Operator in undertaking such

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Non-routine Work. In the event Carrier does not give its approval for Non-routine Work and Operator reasonably determines that such Non-routine Work is necessary to comply with the requirements set forth herein, then Operator may terminate this Agreement, effective no earlier than 60 Days following delivery of Notice to Carrier.

(b)
In the event of an emergency situation requiring immediate Non-routine Work, Operator shall perform any Non-routine Work necessary to address or resolve the emergency situation. To the extent any such Non-routine Work will involve the expenditure of $130,000.00 or more, Operator shall promptly notify Carrier of the emergency situation requiring such Non-routine Work.

(c)
If new Laws require Operator to make substantial and unanticipated expenditures in connection with the provision of the Origination Services, Carrier will reimburse Operator for Carrier’s proportionate share of the costs incurred by Operator in complying with such Laws or, at Carrier’s option and if the Parties agree, the Origination Fee will be increased or an alternate mechanism will be adopted to allow Operator to recover over time Carrier’s proportionate share of the costs incurred by Operator in complying with such Laws. Carrier’s proportionate share shall be determined based on Carrier’s portion of the total volumes originating at the Rocky Station over the prior twelve (12) Months.

(d)
Operator shall maintain a true and correct set of records pertaining to all activities relating to its performance of the Origination Services and any Non-routine Work hereunder. Operator further agrees to retain all such records for a period of time not less than two (2) Years following the end of the calendar Year in which the applicable Origination Services or Non-routine Work was performed. Carrier, or its authorized representative or representatives, shall have the right during Operator’s Normal Business Hours to audit, copy and inspect, at Carrier’s sole cost and expense, any and all records of Operator relating to its performance of its obligations hereunder (but not any other books and records of Operator). Audits shall not be commenced more than once by Carrier during any calendar Year and shall be completed within a reasonable time frame not to exceed thirty (30) Days. Carrier may request information from Operator’s books and records relating to Operator’s obligations hereunder from time to time and such requests shall not constitute an audit for that calendar Year. Carrier shall have two (2) Years after the end of a calendar Year during which to conduct an audit of Operator’s books and records for such calendar Year, and any Claim arising out of or based in whole or in part on the information produced or obtained by the performance of any such audit must be made, if at all, within such two (2) Year period.

2.02    Manner of Performing/Providing Services. The Origination Services shall be performed and provided in an efficient and prudent manner with the same degree of diligence and care that Operator would exercise in providing similar services with respect to its own operations and in all respects in accordance with all applicable Laws relating to Operator, Carrier and the Gold Line. Operator shall provide the Origination Services in a safe, professional and economical manner and shall advise Carrier in a timely fashion of all matters of significance that could affect the safety or economics relating to the Origination Services so that Carrier can make appropriate decisions with respect thereto.

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Article III.	Financial Accounting and Billing Practices
3.01    Compensation. As consideration for the Origination Services, Carrier shall pay Operator a fee, initially in the amount of $110,000.00 per Month (as may be adjusted in accordance with the provisions of this Agreement, the “Origination Fee”) no later than the 21st Day of the Month in which the Origination Services are rendered, provided that if such Day is not a Business Day, then Carrier shall pay such amount without interest on the next Business Day. If the Effective Date is any Day other than the first Day of a Month, or if this Agreement is terminated on any Day other than the last Day of a Month (or if the Origination Fee is adjusted pursuant to this Agreement in the middle of any Month), then the Origination Fee for the relevant Month shall be prorated based on the ratio of the number of Days in the relevant partial Month to the number of Days in the relevant full Month. As long as Carrier is an Affiliate of Operator, Carrier and Operator may settle the financial obligations to Operator through Operator’s normal interaffiliate settlement processes.
3.02    Adjustments. As of January 1, 2016, and as of January 1 of each year thereafter while this Agreement is in effect, Operator may adjust the Origination Fee by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Operator may subsequently increase the Origination Fee only to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods.

3.03     Origination Fee Reopener. No more frequently than once with respect to the Initial Term or any individual Renewal Term, as applicable, either Carrier or Operator may, upon delivery of Notice to the other Party, initiate negotiations between the Parties for the purpose of revising the Origination Fee; provided, however, that such Notice may not be delivered (a) in the case of the Initial Term, prior to the fifth anniversary of the Effective Date and (b) in the case of any Renewal Term, prior to the date that is 90 Days prior to the commencement of such Renewal Term. Immediately upon receipt of such Notice, Carrier and Operator will negotiate in good faith to revise the Origination Fee. Unless the Parties agree otherwise, if the negotiation is not concluded within 120 Days following receipt of such Notice, Carrier and Operator will be deemed to be unable to agree upon a revised Origination Fee for purposes of Section 5.07 and the Origination Fee then in effect shall not be revised pursuant to this Section 3.03. However, if Carrier does not negotiate in good faith, or if Carrier requires changes to the Origination Fee that are not commercially reasonable, then Carrier’s Purchase Option as described in Section 5.07 shall be forfeited.

Article IV.	Liability Standard and Indemnification
4.01    Liability Standard. Notwithstanding anything herein to the contrary, Operator shall only be liable to Carrier for gross negligence or willful or wanton misconduct in the performance of its obligations hereunder, AND NEITHER OPERATOR NOR SUCH OF ITS AFFILIATES OR

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AGENTS AS IT SHALL APPOINT TO PERFORM DUTIES HEREUNDER OR THEIR RESPECTIVE DIRECTORS, STOCKHOLDERS, OFFICERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, SUCCESSORS, TRANSFEREES AND ASSIGNEES (EACH AN “INDEMNIFIED PARTY” AND COLLECTIVELY, “INDEMNIFIED PARTIES”) SHALL BE LIABLE TO CARRIER OR PERSONS WHO HAVE ACQUIRED INTERESTS IN CARRIER, WHETHER AS PARTNERS, ASSIGNEES OR OTHERWISE, FOR ERRORS IN JUDGMENT OR FOR ANY ACTS OR OMISSIONS THAT DO NOT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT, IT BEING THE INTENTION OF THE PARTIES THAT THE INDEMNIFIED PARTIES SHALL NOT BE LIABLE FOR THEIR OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT) (SOLE, PARTIAL OR CONCURRENT).
4.02    Indemnification. FROM AND AFTER THE DATE OF THIS AGREEMENT, CARRIER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM, AGAINST AND IN RESPECT OF ANY AND ALL CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON OTHER THAN CARRIER ARISING FROM, RELATING TO, OR ASSOCIATED WITH THE PERFORMANCE OR PROVISION OR FAILURE TO PERFORM OR PROVIDE BY OPERATOR ANY OF THE ORIGINATION SERVICES OR THE FAILURE BY CARRIER TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT IN EACH CASE REGARDLESS OF WHETHER ANY SUCH CLAIM RESULTS FROM THE NEGLIGENCE (SOLE, PARTIAL OR CONCURRENT) OF OPERATOR OR ANY OF THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT SUCH INDEMNIFICATION SHALL NOT EXTEND TO ANY AMOUNT OF DAMAGES THAT ARE DETERMINED TO BE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT OF THE INDEMNIFIED PARTY.
4.03    Consequential Damages. Notwithstanding anything herein to the contrary, neither Party shall be liable to the other Party for special, indirect or consequential damages resulting from or arising out of this Agreement, including loss of profits or business interruptions, however they may be caused.
4.04    Notice of Claims. Promptly after any Indemnified Party becomes aware of facts giving rise to a Claim by it for indemnification pursuant to this Article IV, such Indemnified Party shall provide Notice to Carrier (a “Claim Notice”) outlining such Claim and a copy of all papers served with respect thereto (if any). For purposes of this Section, receipt by an Indemnified Party of Notice of any Claim by or from any Person other than a Party to this Agreement which gives rise to a Claim on behalf of such Indemnified Party shall require prompt Notice from the Indemnified Party to Carrier of the receipt of such Notice as provided in the first sentence of this Section 4.04; provided, however, that the failure of any Indemnified Party to give timely Notice shall not affect its rights to indemnification hereunder except to the extent that Carrier is materially prejudiced thereby. Each Claim Notice shall set forth all information regarding the Claim as the Indemnified Party shall then have and shall contain a statement to the extent that the Indemnified Party giving the Notice is making a Claim pursuant to a formal demand for indemnification under this Article IV.

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Article V.	Term and Termination
5.01    Term. Unless terminated in accordance with Section 2.01(a), Section 5.02, Section 5.03 or Section 5.05, this Agreement shall have a primary term commencing on the Effective Date and continuing for ten (10) years (the “Initial Term”). At the end of the Initial Term, this Agreement shall automatically extend for successive five-year renewal terms (each a “Renewal Term”) unless terminated by Operator or Carrier upon Notice from the terminating Party to the other Party no less than one hundred and eighty (180) Days prior to the end of the expiration of the Initial Term or any Renewal Term, as applicable. The Initial Term, together with any Renewal Term, shall be referred to in this Agreement as the “Term.”
5.02    Termination Following a Force Majeure Event. If a Force Majeure event prevents either Carrier or Operator from performing its respective obligations under this Agreement for a period of more than twelve (12) consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least thirty (30) Days’ Notice to the other Party.

5.03    Special Termination by Operator. If refinery operations at the Borger Refinery are suspended for a period of at least 12 consecutive Months, then after a public announcement of such suspension is made, Operator may provide Notice to Carrier of its intent to terminate this Agreement and this Agreement will be so terminated twelve (12) Months following the date such Notice is received by Carrier. In the event, prior to the expiration of such 12-month period, a public announcement is made that operations will be resumed at the Borger Refinery, then such Notice shall be deemed revoked and this Agreement shall continue in full force and effect as if such Notice had never been delivered.

5.04    Termination by Carrier. Carrier shall have the right to terminate this Agreement immediately upon the occurrence of any of the following events: (i) upon the Bankruptcy of Operator; or (ii) upon a finding by Carrier that Operator (A) has been grossly negligent or engaged in willful or wanton misconduct in the performance of its obligations hereunder and that such gross negligence or willful or wanton misconduct has had a material adverse effect on the Gold Line or Carrier’s business as it relates to the Gold Line, or (B) has engaged in a continued or regular pattern of gross negligence or willful or wanton misconduct that Carrier reasonably determines to pose a risk of resulting in a material adverse effect on the Gold Line or Carrier’s business as it relates to the Gold Line; provided that Carrier shall deliver to Operator Notice of any such affirmative finding, which shall include a reasonably detailed description of the basis therefor.
5.05    Right of Termination by Either Party. Any Party may terminate this Agreement at any time upon sixty (60) Days prior Notice to the other Party if:

(a)	the other Party is in Material Default of any of its obligations under this Agreement; and

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(b)	the non-defaulting Party gives Notice of such Material Default to the defaulting Party, which Notice shall set forth in reasonable detail the facts and circumstances of such Material Default; and

(c)
the defaulting Party fails to cure the Material Default within thirty (30) Days, or, for a Material Default not reasonably susceptible to cure within that period, to undertake to cure such Material Default and thereafter to diligently continue such efforts until the Material Default is cured.

5.06    Effect of Termination. The termination of this Agreement shall not relieve either Party of its obligations to pay amounts of money due hereunder which accrued prior to such termination. Upon termination, Operator shall promptly make available to Carrier its books and records relating to the Origination Services.
5.07    Purchase Option.

(a)
In the event (i) Operator intends to transfer any ownership interests in Rocky Station to a non-Affiliate, (ii) Carrier and Operator are unable to agree upon a revised Origination Fee as provided in accordance with Section 3.02, or (iii) Operator elects not to renew this Agreement in accordance with Section 5.01, then Carrier shall have the option to purchase (“Purchase Option”) a fifty percent (50%) undivided interest in Rocky Station based on the then-current market price of Rocky Station. In the event of clause (i) above, Operator must provide Notice to Carrier no later than sixty (60) Days prior to the effective date of the intended transfer. If Carrier elects to exercise its Purchase Option, Carrier must notify Operator within forty-five (45) Days of (i) Carrier’s receipt of Notice of the intended transfer, (ii) the date the Parties are deemed to be unable to agree upon the Origination Fee pursuant to Section 3.02 or (iii) Operator’s election not to renew this Agreement in accordance with Section 5.01.

(b)
If Carrier and Operator fail to agree upon the current market price of Rocky Station within 30 Days of Operator’s receipt of Carrier’s Notice that it will exercise the Purchase Option, the Parties shall engage a Pricing Expert to serve as an expert and resolve the matter (the “Purchase Option Price Determination”). The Pricing Expert shall be engaged within fifteen (15) Days from the date either Party delivers Notice to the other Party of its election to invoke the Purchase Option Price Determination as set forth in this Section 5.08(b). The “Pricing Expert” shall be a Person with at least fifteen (15) years’ experience in the refined products supply and trading business who is knowledgeable about the provision of the Origination Services. Selection of the Pricing Expert shall be by mutual agreement of the Parties.

(c)
Within fifteen (15) Days of the engagement of the Pricing Expert, each of Carrier and Operator shall submit to the Pricing Expert its proposed current market price of Rocky Station, together with any documentation reasonably relevant to such matter (“Pricing Submission”). The Pricing Expert may pose, and shall consider each of the responses to, one set of written questions to each Party, to which such Party shall respond within ten (10) Days of receipt. Each of the Parties shall instruct the Pricing Expert to render a determination

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of whether the price proposed by Carrier or Operator most nearly reflects the current market price of Rocky Station based upon actual and anticipated market conditions for the time period in consideration within twenty (20) Days of the Pricing Expert’s receipt of both Parties’ Pricing Submissions, regardless of whether the Pricing Expert has posed or the Parties have responded to written questions. For the avoidance of doubt, the Pricing Expert may select either the price proposed by Carrier or Operator, but no other price.

(d)	The price determined by the Pricing Expert shall be final and binding on the Parties except to the extent based on fraud or clear deviation from the requirements of this Agreement.

(e)
The costs of any Purchase Option Price Determination (excluding the cost of each Party’s and its respective advisors’ own preparation for and participation in a Purchase Option Price Determination) shall be shared equally by Carrier and Operator.

Article VI.	Force Majeure
6.01    Force Majeure. If, because of an event of Force Majeure, either Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to make money payments when due, and if such Party gives Notice and reasonably full particulars of such Force Majeure in writing to the other Party within a reasonable time after the occurrence of the cause relied upon, the Party giving such Notice, so far and to the extent that it is affected by such Force Majeure, shall not be liable in damages due to such Party’s failure to carry out its obligations under this Agreement; provided, however, that the cause of the event of Force Majeure shall be remedied with all reasonable dispatch.
6.02    Meaning of “Force Majeure”. As used herein, the term “Force Majeure” shall mean acts of God; strikes, lockouts or other industrial disturbances; acts of a public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, crevasses, subsidences, floods, washouts; arrests and restraints of the government, necessity for compliance with any court order, Law promulgated by any governmental authority having jurisdiction, either federal or state, civil or military; civil disturbances; shutdowns for purposes of necessary repairs; relocation or construction of facilities; breakage or accident to machinery or lines of pipe; the necessity for testing (as required by governmental authority or as deemed necessary by the testing Party for the safe operation thereof), the necessity of making repairs or alterations to machinery or lines of pipe; failure of surface equipment or pipelines; accidents, breakdowns, inability of either Party to obtain necessary material, supplies, permits or labor to perform or comply with any obligation or condition under this Agreement, or rights of way; and any other causes, whether of the kind herein enumerated or otherwise, which are not reasonably in the control of the Party claiming suspension.
6.03    Strikes or Lockouts. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty and that the requirement in Section 6.01 that any event of Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing party when such course is inadvisable in the discretion of the Party having the difficulty.

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6.04    Performance by Carrier or Third Parties. If, because of an event of Force Majeure, Operator is unable to perform any part of the Origination Services, Carrier may perform such Origination Services itself or arrange for such Origination Services to be performed by a third party, but only for the duration of such event of Force Majeure.

Article VII.	Notices
7.01    Notices. Unless otherwise specifically provided herein, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered; (ii) delivered and confirmed by telecopier or like transmission service; (iii) delivered by a reputable overnight courier delivery service; or (iv) sent by certified United States mail (postage prepaid, return receipt requested), addressed as follows:

If to Carrier:	Phillips 66 Carrier LLC
3010 Briarpark Drive
Houston, TX 77042
Attn: President
Copy to General Counsel

If to Operator:	Phillips 66 Pipeline LLC
3010 Briarpark Drive
Houston, TX 77042
Attn: President

7.02    Effective Date. Any Notice given in the manner set forth in Section 7.01 shall be effective upon actual receipt if received during the recipient’s Normal Business Hours or at the beginning of the recipient’s next Business Day if not received during the recipient’s Normal Business Hours.
7.03    Change of Address Notice. Either Party may change its Notice address by giving notice to the other Party in the manner set forth in Section 7.01; provided, however, that no change of address Notice shall be effective until actually received by the other Party.

Article VIII.	Applicable Law
8.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the Law of another jurisdiction.

Article IX.	Confidentiality
9.01    Confidentiality. During the term of this Agreement, each Party acknowledges that it will receive confidential business and technical information from or regarding the other Party. All information disclosed between the Parties will be deemed confidential, unless expressly designated otherwise at the time of disclosure. The receiving Party agrees not to disclose to any third Person,

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except as permitted herein, any confidential information it receives from the disclosing Party. The receiving Party agrees that it will not use the confidential information for any purpose other than the performance of this Agreement. The receiving Party may disclose confidential information: (i) when compelled by Law (but the receiving Party must notify the disclosing Party promptly of any request for such information before disclosing it, if practicable); and (ii) only to those employees, advisers, consultants, or representatives of the receiving Party who have a need to know (provided that such Persons are obligated to the receiving Party in a manner consistent with the terms of this Section). This Section 9.01 will be inoperative as to particular portion of the confidential information if such information (i) is or lawfully becomes available to the public through no fault of the receiving Party; (ii) was available to the receiving Party on a non-confidential bas is prior to its disclosure to the receiving Party by the disclosing Party; (iii) becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party when such source is entitled, to the best of the receiving Party’s knowledge, to make the disclosure to the receiving Party; or (iv) independently developed by or for the receiving Party by Persons who have not had access to the disclosing Party’s confidential information.

Article X.	Disputes Between the Parties
10.01    Dispute Resolution. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit C attached hereto; provided, however, that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.

Article XI.	Miscellaneous
11.01    Assignability. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably delayed or withheld). However, either Party may assign this Agreement to any of its Affiliates by providing Notice to the other Party. Except as provided for herein, nothing in this Agreement is intended to confer any rights, benefits or obligations upon any Person other than the Parties and their respective successors and assigns.
11.02    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Carrier shall provide Operator with Notice of such Partnership Change in Control at least 60 Days prior to the effective date thereof. At any time after six (6) months following receipt of such Notice, Operator may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.
11.03    Compliance with Laws. This Agreement is in all respects subject to all Laws. The Parties shall at all times comply with all of these Laws as are applicable to their performance of this Agreement. If applicable, the Parties shall comply with the provisions of Executive Order 11246 (Equal Employment Opportunity), as amended, together with all rules, regulations and relevant orders of the United States Department of Labor. Notwithstanding the provisions of any other Section of this Agreement, Carrier shall have no liability hereunder for any fines, penalties, or other

12

assessments by regulatory agencies if and to the extent such fines, penalties, or other assessments result from Operator’s sole negligence in performing its obligations hereunder.
11.04    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable, to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
11.05    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless so notified by such Party in writing. No waiver by either Party of any default by the other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall be deemed to be a waiver of, or in any manner release such other Party from performance of any other provision, condition, covenant or requirement herein contained, nor be deemed to be a waiver of the same provision, condition, covenant or requirement.
11.06    Entire Agreement. This Agreement, together with all exhibits attached hereto, constitutes the entire Agreement between the Parties relating to the subject matter hereof and it supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.
11.07    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by the Parties.
11.08    Survival. Any indemnification granted hereunder by one Party to another Party shall survive the termination of all or any part of this Agreement.
11.09    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.
11.10    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.
11.11    Article Headings. The Article Headings used in this Agreement have been inserted only for convenience to facilitate reference and they shall not be determinative in construing the meaning, interpretation or application of any Article or provision hereof

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11.12    Exhibits. The exhibits referred to herein are attached hereto and by this reference are incorporated herein and made a part hereof. In the event there is any conflict between this Agreement and an exhibit, the provisions of this Agreement shall be deemed controlling.
11.13    Operation Services Agreement. The provisions of Section 2.06 (Claims), Article IV (Safety) and Section 5.01 (General Principles Regarding Relationship of the Parties) of the Operational Services Agreement (whether or not such agreement is in effect, terminated, suspended or expired) are incorporated by reference into this Agreement, mutatis mutandis.
[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers as of the Effective Date.

PHILLIPS 66 PIPELINE LLC

By:    ___________________________________
C.L. Brooks
Vice President

PHILLIPS 66 CARRIER LLC
By:    Phillips 66 Partners Holdings LLC
Sole Member of Phillips 66 Carrier LLC
By:    Phillips 66 Partners LP,
Sole Member of Phillips 66 Partners Holdings LLC
By:    Phillips 66 Partners GP LLC
General Partner of Phillips 66 Partners LP

By:    ___________________________________
J.T. Liberti
Vice President and Chief Operating Officer

Signature Page to Gold Line Origination Services Agreement

Exhibit A
Rocky Station

Exhibit B
Origination Services

Exhibit C
Arbitration Procedure

Exhibit G

Form of Storage Services Agreement (Gold Line)

This Storage Services Agreement is made and entered into as of the Effective Date by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”), and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).
Recitals
WHEREAS, Carrier owns certain tanks located at Carrier’s Wichita, Kansas terminal (“Tank Nos. 1001, 1002, and 1004”), Kansas City, Kansas terminal (“Tank Nos. 8005 and 8010”), and East St. Louis terminal located in Cahokia, Illinois (“Tank Nos. 1503, 2001 and 1302”) (the tanks may also be referred to individually as a “Tank” or collectively as the “Tanks”) that are suitable for receiving and storing refined petroleum products; and,
WHEREAS, Company desires to store refined petroleum products in the Tanks, and Carrier agrees to store refined petroleum products in the Tanks for Company, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Carrier and Company agree as follows:
Article I. Defined Terms
Section 1.01    Defined Terms. The following definitions shall apply to the capitalized terms used in this Agreement:

(a)
“Agreement” means this Storage Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“Barrel” means 42 Gallons.

(c)	“Borger Products Facility” means that certain pipeline station, referred to as “Rocky Station,” owned by Company and located outside of the fence line at the Borger Refinery in Borger, Texas.

(d)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(e)	“Carrier” has the meaning set forth in the introductory paragraph.

HN\1104496.6

(f)	“Carrier Affiliated Parties” means Carrier, Phillips 66 Partners LP and their respective contractors, and the directors, officers, employees and agents of each of them.

(g)
“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(h)	“Commodity” or “Commodities” means any of the commodities identified on Exhibit C.

(i)	“Company” has the meaning set forth in the introductory paragraph.

(j)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(k)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to local time in Houston, Texas.

(l)	“Effective Date” means March 1, 2014.

(m)
“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage facilities, Tanks, or pipelines irrespective of the cause thereof.

(n)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(o)
“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(p)
“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes and ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(q)
“Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(r)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(s)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(t)	“Parties” means Carrier and Company, collectively.

(u)
“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(v)	“Party” means Carrier or Company, individually.

(w)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

(x)	“PPI-FG” has the meaning set forth in Section 3.05.

(y)	“Regular Terminal Operating Hours” means 24 hours per Day, 7 Days per week.

(z)	“Scheduled Charges” means those fees payable by Company for the services provided by Carrier hereunder, as set forth in Exhibit A.

(aa)	“Storage Variation” has the meaning set forth in Section 6.01.

(bb)	“Tank” and “Tanks” have the meaning set forth in the recitals.

(cc)
“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

Section 1.02    Other Defined Terms. Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.
Section 1.03    Terms Generally. The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.
Article II. Term and Termination
Section 2.01    Term. The term of this Agreement shall commence on the Effective Date and shall continue for a primary term of five (5) years (“Primary Term”). At the end of the Primary Term, this Agreement shall automatically extend for up to two successive five (5) year periods (each, a “Renewal Term”), unless terminated by either Party upon written notice to the other Party no less than one hundred and eighty (180) Days prior to the expiration of the Primary Term or any Renewal Term, as applicable. After expiration of the second Renewal Term, if any, this Agreement will automatically extend for successive one (1) year terms (each also a “Renewal Term”) unless terminated by either Party upon written notice to the other Party no less than one hundred and eighty (180) Days prior to the expiration of the then current Renewal Term. The Primary Term, together with any Renewal Terms, shall be referred to in this Agreement as the “Term.”
Section 2.02    Termination Following a Force Majeure Event. If a Force Majeure event prevents either Carrier or Company from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least 30 Days prior written Notice to the other Party.
Section 2.03    Special Termination by Carrier.

(a)
If Carrier’s use of all or part of the Tanks for the storage and handling of any Commodity is restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Carrier, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company promptly upon learning of the likelihood of such event and Carrier may terminate this Agreement as to the affected Tank and services on the effective date of such restraint, enjoinder, restriction or termination.

(b)
Carrier shall have the right to terminate this Agreement upon 30 Days’ Notice to Company (i) in the event Carrier determines any testing or upgrading of the Tanks is required to satisfy or comply with Law or to comply with or remedy environmental concerns, or (ii) in the event of damage or destruction to, all or a portion of the Tanks, if in Carrier’s sole opinion such testing, upgrading, complying or repairing will require the expenditure of $5,000,000.00 or more to restore the Tanks to normal operations. Upon such termination, neither Party shall have any obligations to the other Party, provided that if Carrier terminates the Agreement pursuant to this Section 2.03(b) on any Day other than the last Day of a Month, Carrier shall promptly refund to Company that portion of such Month’s Scheduled Charges representing the number of Days between the termination date and the last Day of such Month, and provided further that the provisions of Section 2.04 shall survive such termination.

Section 2.04    Removal of Commodities.

(a)
Company, at its own expense, shall remove all of its Commodities from the Tanks no later than the later of (i) the effective date of the termination or expiration of this Agreement, and (ii) ten Days after receipt of Notice to terminate this Agreement in accordance with its terms, provided that Carrier may, in its sole discretion, agree in writing to extend the time for such removal. If, at the end of such period, Company has not removed all of its Commodities, then in addition to any other rights it may have under this Agreement, Carrier shall have the right to take possession of such Commodities and sell them at public or private sale. In the event of such a sale, Carrier shall withhold from the proceeds therefrom all amounts owed to it hereunder and all expenses of sale (including but not limited to reasonable attorneys’ fees and any amounts necessary to discharge any and all liens against the Commodities). The balance of the proceeds, if any, shall be remitted to Company.

(b)
Should any Commodities remain in the Tanks beyond the expiration or termination of this Agreement, Company shall remain obligated to perform all of the terms and conditions set forth in this Agreement (including, without limitation, Company’s obligation to pay the monthly Storage Fee under Section 3.01(a), pro rated for the period between such expiration or termination of this Agreement and the time all Commodities are removed from the Tanks) and, in addition, shall pay an additional “Holdover Fee” per Day or partial Day, determined in accordance with Exhibit A, until all Commodities are removed.

(c)
Company shall indemnify and hold the Carrier Affiliated Parties harmless from and against all Claims arising from or related to Company’s failure to remove any Commodities in accordance with this Section 2.04 or Carrier’s exercise of its right to take possession of Company’s Commodities and sell it in accordance with this Section 2.04.

(d)	Company will reimburse Carrier for any expense incurred by Carrier in connection with its or Company’s withdrawal of Commodities from the Tanks, including costs incurred to empty the Tanks.

Article III. Services
Section 3.01    Storage Services, Commitment and Charges.

(a)	Beginning on the Effective Date, Company shall pay a Monthly fee equal to the “Storage Fee” set forth on Exhibit A multiplied by the shell capacity of the Tanks.

Terminal	Tank	Shell Capacity (barrels)
Wichita	1001	107,000
Wichita	1002	107,000
Wichita	1004	108,000
East St. Louis	1503	172,000
East St. Louis	2001	200,000
East St. Louis	1302	135,000
Kansas City	8010	101,000
Kansas City	8005	80,000
Total Shell Capacity		1,010,000

(b)	Carrier shall accept Commodities from Company for storage and shall store a volume of Commodities up to the safe working capacity of the Tanks (subject to routine maintenance).

(c)
The volume of Commodities placed in the Tanks may not exceed the safe working capacity of the Tanks as determined by Carrier taking into account such factors as (i) the time needed to react to a potential overflow of the Tanks, (ii) storage injection and withdrawal rates, and (iii) other operating conditions.

(d)	Carrier shall maintain the Tanks in proper operating condition and in a manner that maintains the working capacity of the Tanks, to the extent commercially reasonable.

(e)
In the event any portion of the safe working capacity of the Tanks is not available for a period exceeding thirty (30) consecutive Days, then following such 30-Day period, the Storage Fee shall be proportionately reduced to reflect the amount of working capacity that is not available for storage in the Tanks. If and to the extent all or any portion of such working capacity again becomes available for storage in the Tanks, the Storage Fee shall be immediately increased to reflect the resumed storage availability.

Section 3.02     Laboratory Fees and Services.

(a)
If Carrier provides sampling, testing and/or other laboratory services requested by Company for Commodities at the Tanks, Carrier shall charge for each sampling and testing procedure performed as set forth in Carrier’s “Schedule of Rates for Laboratory Services”, as may be amended from time to time. Such services shall be provided by Company’s personnel at the Borger Products Facility, if possible. If

Carrier contracts with another Person to perform laboratory services, all fees shall be billed to Company at Carrier’s cost.

(b)	Carrier’s liability for sampling and testing services is limited to the charge for the service provided.
Section 3.03    Additional Services. For services or functions that are not specifically provided for in this Agreement but are requested by Company and agreed to by Carrier, there may be a charge as agreed upon by the Parties in writing.
Section 3.04    Recovery of Certain Costs.

(a)
If Carrier agrees to make any expenditures at Company’s request, Company will reimburse Carrier for the actual amount paid by Carrier for such expenditures or, at Carrier’s option and if the Parties agree, any applicable fees set forth on Exhibit A will be increased or additional fees shall be added to Exhibit A or otherwise imposed to allow Carrier to recover the amount paid by Carrier for such expenditures over time from Company or another entity.

(b)
If new Laws require Carrier to make substantial and unanticipated expenditures in connection with the services Carrier provides to Company under this Agreement, Company will reimburse Carrier for Company’s proportionate share of the costs of complying with such Laws, or at Carrier’s option and if the Parties agree, relevant periodic or unit charges will be increased or an alternate mechanism shall be adopted to allow Carrier to recover such costs over time from Company or another entity.

(c)
If Carrier determines that the Tanks must be pumped, drained, purged or otherwise cleaned of residual volumes, Company will reimburse Carrier for the actual amount paid by Carrier for such cleaning services. Carrier and Company will work together to coordinate such cleaning activities to minimize disruption to the Parties’ respective commercial operations.

Section 3.05    Adjustments. As of January 1, 2015, and as of January 1 of each year thereafter while this Agreement is in effect, Carrier may increase each of the fees set forth on Exhibit A annually, by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Carrier may increase such fees only to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods.

Article IV. Receipt and Redelivery of Commodities
Section 4.01    Receipt of Commodities. All Commodities shall be received into the Tanks via pipeline. Company will use commercially reasonable efforts to ensure that all Commodities it delivers hereunder shall comply with the applicable specifications set forth on Exhibit D. Carrier retains the right to inspect and reject any Commodities that do not conform to the applicable specifications, including the right, in Carrier’s sole judgment, to shut-off the valve into the Tanks. Custody of the Commodities shall pass to Carrier when such Commodities pass the flange connection between the delivering pipeline and the Tank.
Section 4.02    Redelivery of Commodities. All Commodities stored in the Tanks shall be delivered to Company via pipeline. Company shall be responsible for all commercial arrangements necessary to facilitate such deliveries. Carrier shall not be responsible for any damages and shall not be in breach of this Agreement in the event third parties will not physically accept deliveries from Carrier’s facilities. Custody of the Commodities shall pass from Carrier to the pipeline when such Commodities pass the flange connection between the Tank and the receiving pipeline.
Article V. Terminal Access
Section 5.01    Terminal Access. Terminal access by Company or its representatives shall be during Regular Terminal Operating Hours. As a condition to being granted access to the Wichita, Kansas City or East St. Louis terminals, Company shall require all contractors, carriers and customers designated by it to deliver, receive, sample or inspect Company’s Commodities at the Tanks or to provide any other service for Company, to sign and comply with a terminal access agreement in such form as Carrier may reasonably specify from time to time. Further, Company shall cause all such designated contractors, carriers and customers to comply with all applicable terminal rules and regulations and Carrier shall make copies of such rules and regulations available to Company and its designated carriers and customers at the applicable terminal.
Article VI. Storage Variations
Section 6.01    Storage Variations. Company shall bear any losses or gains that may occur while Company’s Commodities are in storage at the Tanks (such losses or gains, the “Storage Variations”), except to the extent that Storage Variations result from Carrier’s negligence or willful misconduct or the negligence or willful misconduct of Carrier’s employees, agents, contractors or subcontractors.
Article VII. Monthly Statement; Payment; Liens
Section 7.01    Monthly Statement. Promptly after the end of each Month during the Term of this Agreement, Carrier shall provide Company with a statement showing the previous Month’s beginning inventory, receipts, withdrawals, ending inventory, Storage Variation adjustment and the Scheduled Charges due Carrier. If requested by Company, Carrier shall provide Company with copies of individual gauge reports and meter tickets for receipts and withdrawals at the Tanks for such Month, if available.
Section 7.02    Payment.

(a)
Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly Statement is received and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of 1.5% per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)
All payments shall be made to Carrier by automated clearing house to an account specified by Carrier from time to time, provided that as long as Carrier is an affiliate of Company, Carrier and Company may settle Company’s financial obligations to Carrier through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Company in remitting funds by automated clearing house shall be for Company’s account. Acceptance by Carrier of any payment from Company for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Carrier of any default by Company hereunder.

(c)
If Company reasonably disputes any Monthly statement, in whole or in part, Company shall promptly notify Carrier in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 7.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 20.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Carrier but withheld in good faith.

Section 7.03    Liens. Company hereby grants to Carrier an irrevocable (a) warehouseman’s lien on all of Company’s Commodities in storage at the Tanks and (b) power of attorney to dispose of such Commodities at fair market value to the extent of all amounts owed to Carrier by Company hereunder.
Article VIII. Title
Section 8.01 Title. Title to all of Company’s Commodities received, stored, and handled by Carrier shall remain at all times in Company’s name.
Article IX. Volume Determinations
Section 9.01    Volume Determinations.

(a)
All measurements, volume corrections and calibrations will be made in accordance with Carrier’s measurement procedures, which shall consist of the latest revision of Carrier’s Measurements Manual and the latest ASTM and API MPMS published methods and standards.

(b)
All volume determinations shall be adjusted to a temperature of 60° Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards, Chapter 11 (viz., Table 6B, 6C, etc., whichever table is relevant to the commodity being measured).

(c)	All Commodities received from or delivered to the Tanks will be determined by calibrated custody transfer grade meters.

(d)
A Company representative may witness testing, calibration of equipment, meter reading, and gauging of Commodities at the Tanks, at Company’s expense. In the absence of a Company representative, Carrier’s measurements shall be deemed to be accurate.

Article X. Insurance
Section 10.01    Insurance. Property insurance covering loss or damage to Company’s Commodities, if any, that may be desired by Company, shall be carried by Company at Company’s expense. Should Company elect to carry such insurance, then each policy of insurance shall be endorsed to provide a waiver of subrogation rights in favor of the Carrier Affiliated Parties. Notwithstanding anything in this Agreement to the contrary, Carrier shall not be liable to Company for Commodities losses or shortages for which Company is compensated by its insurer.
Article XI. Taxes
Section 11.01    Taxes. Company shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes now or hereafter imposed by any Governmental Authority in respect of or measured by Commodities handled or stored hereunder or the manufacture, storage, delivery, receipt, exchange or inspection thereof, and Company agrees to promptly reimburse Carrier for any such Taxes Carrier is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.
Article XII. Health, Safety and Environment
Section 12.01    Spills; Environmental Pollution.

(a)
In the event of any Commodity spill or other environmentally polluting discharge caused by Carrier’s operation of the Tanks, any clean-up resulting from any such spill or discharge and any liability resulting from such spill or discharge shall be the responsibility of Carrier except to the extent such spill or discharge is caused by Company or its affiliates other than Carrier.

(b)
In the event and to the extent of any Commodity spill or other environmentally polluting discharge caused by Company or its affiliates other than Carrier or in connection with the operation of Company’s or a third party’s pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, Carrier is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Carrier or as required by any Governmental Authority, and Carrier shall notify Company of such operations as soon as practicable. All liability and reasonable costs of containment or clean-up shall be borne by Company except that, in the event a spill or discharge is caused by the joint negligence of both Carrier and Company or a third party pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, liability and costs of containment or clean-up shall be borne jointly by Carrier and Company in proportion to each Party’s respective negligence.

(c)
For purposes of this Section 12.01, the negligence of a third party pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, shall be attributed to Company.

(d)	The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Carrier or Company.
Section 12.02    Inspection. Company may: (a) inspect the Tanks, including health, safety, and environmental audits by inspector(s) chosen by Company; (b) make physical checks of Commodities in storage at the Tanks; (c) audit Carrier’s health, safety, environmental, and operational records relating to the performance of this Agreement and otherwise to observe such performance~~,~~; and (d) subject to the provisions of Section 5.01, enter upon the applicable terminal property for any of the foregoing purposes. For clarity, none of the rights identified in this Section 12.02 shall be exercised by Company in such manner as to substantially interfere with or diminish Carrier’s complete control and responsibility for the operation of the Tanks.
Section 12.03    Incident Notification. Both Parties undertake to notify the other as soon as reasonably practical, but in no event more than 24 hours, after becoming aware of any accident, spill or incident involving the other Party’s employees, agents, contractors, sub-contractors or their equipment, or Company’s Commodities at the Tanks and to provide reasonable assistance in investigating the circumstances of the accident, spill or incident. Notices required by this Section 12.03 shall be delivered in person, by telephone or by email:

If to Carrier:                    If to Company:
Phillips 66 Carrier LLC            Phillips 66 Company
c/o Phillips 66 Pipeline LLC            Attention: Manager Loss Control
Attention                     John Sweeney
3010 Briarpark Drive                3010 Briarpark Drive
Houston, TX 77042                Houston, TX 77042
Telephone                    832.765-3017 Email                        john.e.sweeney@p66.com

When an accident, spill or incident involving Company’s Commodities requires a report to be submitted to a Governmental Authority, this notification shall be made as soon as reasonably practical in compliance with applicable Law and a copy of the required report shall be delivered to Company at IncidentFollowup@P66.com. Either Party may change its contact information upon Notice to the other in accordance with this Section 12.03 and Section 14.01.
Article XIII. Force Majeure
Section 13.01    Suspension during Force Majeure Events. As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with written notice of the occurrence of such Force Majeure event. Subject to Section 2.02, each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 13.01) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Carrier from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 13.01) shall be temporarily suspended beginning 20 Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Company from performing its obligations under this Agreement.
Section 13.02    Obligation to Remedy Force Majeure Events. A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume its performance within a reasonable period of time.
Section 13.03    Strikes and Lockouts. The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.
Section 13.04    Action in Emergencies. Carrier may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.

Article XIV. Notices
Section 14.01    Notices. Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:
If to Carrier:                    If to Company:
Phillips 66 Partners Carrier LLC        Phillips 66 Company
3010 Briarpark Dr.                Attn: General Manager, TX 77042                     Supply & Distribution
Attn: President                Pam McGinnis
With a copy to General Counsel,         3010 Briarpark Drive
Transportation at the same address        Houston, TX
With a copy to General Counsel                    at the same address

Either Party may change its address for Notice upon Notice to the other in accordance with this Section 14.01.
Section 14.02    Effective upon Receipt. Any Notice given in the manner set forth in Section 14.01 shall be effective upon actual receipt if received during Normal Business Hours, or at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.
Article XV. Applicable Law
Section 15.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.
Article XVI. Limitation of Liability
Section 16.01    No Liability for Consequential Damages. In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruption, however they may be caused.
Section 16.02    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, Carrier shall in no event be liable for loss of, or damage to, any of Company’s

Commodities except to the extent caused by Carrier’s negligence or willful misconduct, or the negligence or willful misconduct of Carrier’s employees, agents, contractors or subcontractors, in the safekeeping and handling of Company’s Commodities. In no event shall Carrier be liable for more than the replacement of lost or damaged Commodities or, at its option, payment of the replacement cost of any lost or damaged Commodities. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this Agreement unless suit or action is commenced with respect to such services, loss or Claim within two (2) years after the cause of action arises.
Article XVII. Default
Section 17.01    Default. Subject to Section 17.03, should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for thirty (30) Days or more after Notice thereof by the non-defaulting Party to the defaulting Party, or should either Party become insolvent, commence a case for liquidation or reorganization under the United States Bankruptcy Code (or become the involuntary subject of a case for liquidation or reorganization under the United States Bankruptcy Code, if such case is not dismissed within thirty (30) Days) be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors, then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party.
Section 17.02    Non-Exclusive Remedies. Except as otherwise provided, but subject to Article XVI, the remedies of Carrier and Company provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Carrier or Company, at Law or equity.
Section 17.03    Right to Terminate. Subject to Section 17.01, in the event of a default by Company, the Scheduled Charges theretofore accrued shall, at the option of Carrier, become immediately due and payable and Carrier shall also have the right, at its option, to terminate this Agreement immediately upon Notice to Company. In the event of a default by Carrier, Company shall also have the right, at its option, to terminate this Agreement immediately upon Notice to Carrier and withdraw its Commodities from the Tanks, provided Company has paid Carrier for the Scheduled Charges that have accrued to date of such withdrawal.
Article XVIII. Public Use
Section 18.01    Public Use. This Agreement is made as an accommodation to Company. In no event shall Carrier’s services hereunder be deemed to be those of a public utility or a common carrier. If any action is taken or threatened by any Governmental Authority to declare Carrier’s services hereunder to be those of a public utility or a common carrier, then, in that event, at the option of Carrier and upon Company’s receipt of Carrier’s Notice, Carrier may restructure and restate this Agreement or terminate this Agreement on the effective date of such action as to the affected Tank (s) or services.

Article XIX. Confidentiality
Section 19.01    Confidentiality. The Parties understand and agree that the Scheduled Charges are confidential as between the Parties. Each Party agrees not to disclose such confidential information to any third Person. Each Party may disclose confidential information to its advisors, consultants or representatives (provided that such Persons agree to maintain the confidentiality thereof) or when compelled to do so by Law (but the disclosing Party must notify the other Party promptly of any such request for confidential information before disclosing it, if practicable, so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section 19.01). In the event that the other Party does not obtain a protective order or other remedy or does not waive compliance with this Section 19.01, the disclosing Party shall disclose only that portion of the confidential information to which the compelling Person is legally entitled.
Article XX. Miscellaneous
Section 20.01    Disputes between the Parties. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit B, provided that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.
Section 20.02    Assignment. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party. However, notwithstanding the immediately preceding sentence, either Party may assign this Agreement to any of its affiliates by providing written notice to the other Party, and Carrier may make collateral assignments of this Agreement to secure working capital or other financing.
Section 20.03    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Carrier shall provide Company with Notice of such Partnership Change in Control at least sixty (60) Days prior to the effective date thereof. Within 180 days following receipt of such Notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.
Section 20.04    No Third-Party Rights. Except as expressly provided, nothing in this Agreement is intended to confer upon any Person other than the Parties, and their respective successors and assigns, any rights, benefits or obligations.
Section 20.05    Compliance with Laws. Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.
Section 20.06    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this

Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
Section 20.07    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.
Section 20.08    Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and it supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.
Section 20.09    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.
Section 20.10    Survival. Any indemnification granted hereunder by one Party to the other Party or any provision hereof providing for any payment to any Party that has accrued at time of expiration or termination shall survive the termination of all or any part of this Agreement.
Section 20.11    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.
Section 20.12    Exhibits. The Exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any Exhibit, the provisions of the Exhibit shall control.
Section 20.13    Table of Contents; Headings; Subheadings. The table of contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 20.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
Section 20.15    Business Practices. Carrier shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with Company pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by Company as being complete and accurate in any further recording and reporting made by Company for whatever purposes. Carrier shall notify Company if Carrier discovers any errors in such billings, reports, or settlement documents.
[Signature page follows.]

IN WITNESS WHEREOF, Carrier and Company have signed this Agreement as of the Effective Date.

PHILLIPS 66 PARTNERS                PHILLIPS 66 COMPANY
CARRIER LLC

By:    _______________________        By:    ________________________
Name:    _______________________        Name:    ________________________
Title:    _______________________        Title:    ________________________

Exhibit A
Scheduled Fees

HN\1104496.6

Exhibit B
Dispute Resolution Procedures

Exhibit C

Commodities

Exhibit D
Specifications

Exhibit H

Form of Storage Services Agreement (Medford Spheres)
This Storage Services Agreement is made and entered into as of the Effective Date by and between PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).
Recitals
WHEREAS, Holdings owns certain above ground storage facilities located at the Central Division Pipeline facility in Medford, Oklahoma (the “Medford Spheres”) that are suitable for receiving and storing natural gas liquids and refinery grade propylene (collectively, “NGLs”); and
WHEREAS, Company desires to store NGLs in the Medford Spheres, and Holdings agrees to store NGLs in the Medford Spheres for Company, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Holdings and Company agree as follows:
Article I.    Defined Terms
Section 1.01    Defined Terms. The following definitions shall apply to the capitalized terms used in this Agreement:

(a)
“Agreement” means this Storage Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“Barrel” means 42 Gallons.

(c)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(d)	“Capacity Commitment” has the meaning set forth in Section 3.01(b)(1).

(e)
“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(f)	“Company” has the meaning set forth in the introductory paragraph.

(g)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(h)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to local time in Houston, Texas.

(i)	“Effective Date” means March 1, 2014.

(j)
“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage spheres or pipelines, irrespective of the cause thereof.

(k)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(l)
“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(m)	“Holdings” has the meaning set forth in the introductory paragraph.

(n)	“Holdings Affiliated Parties” means Holdings, Phillips 66 Partners LP and each of their respective contractors, directors, officers, employees and agents.

(o)
“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes and ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(p)	“Medford Spheres” has the meaning set forth in the Recitals.

(q)
“Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(r)	“NGLs” has the meaning set forth in the Recitals.

(s)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(t)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(u)	“Parties” means Holdings and Company, collectively.

(v)
“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(w)	“Party” means Holdings or Company, individually.

(x)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

(y)	“Ponca City Refinery” means the refinery located in Ponca City, Oklahoma.

(z)	“PPI-FG” has the meaning set forth in Section 3.05.

(aa)	“Regular Medford Spheres Operating Hours” means 24 hours per Day, 7 Days per week.

(bb)	“Scheduled Charges” means those fees payable by Company for the services provided by Holdings hereunder, as set forth in Exhibit A.

(cc)	“Storage Variation” has the meaning set forth in 0.

(dd)
“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

Section 1.02    Other Defined Terms. Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.

Section 1.03    Terms Generally. The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.
Article II.    Term and Termination
Section 2.01    Term. The term of this Agreement shall commence on the Effective Date and shall continue for a primary term of ten (10) years (“Primary Term”). At the end of the Primary Term, this Agreement shall automatically extend for up to two successive, five (5) year periods (each a “Renewal Term”), unless terminated by either Party upon Notice to the other Party no less than one hundred and eighty (180) Days prior to the expiration of the Primary Term or a Renewal Term, as applicable. After expiration of the second Renewal Term, if any, this Agreement will automatically extend for successive one (1) year terms (each also a “Renewal Term”) unless terminated by either Party upon Notice to the other Party no less than one hundred and eighty (180) Days prior to the expiration of the then current Renewal Term. The Primary Term, together with any Renewal Terms, shall be referred to in this Agreement as the “Term.” At least two years prior to the commencement of the first Renewal Term, either Party can invoke an option to renegotiate the Scheduled Fees set forth on the attached Exhibit A by providing written Notice to the other Party. If agreed to by the Parties, the renegotiated Scheduled Fees shall be effective at the commencement of the first Renewal Term.
Section 2.02    Termination Following a Force Majeure Event. If a Force Majeure event prevents either Holdings or Company from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least 30 Days prior Notice to the other Party.
Section 2.03    Special Termination by Holdings. Notwithstanding anything to the contrary in this Agreement:

(a)
If Holdings’ use of all or part of the Medford Spheres for the storage and handling of any NGL is restrained, enjoined, restricted or terminated by (i) any Governmental Authority, (ii) right of eminent domain or (iii) the owner of leased land, Holdings, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company promptly upon learning of the likelihood of such event and Holdings may terminate this Agreement as to the affected storage sphere and services on the effective date of such restraint, enjoinder, restriction or termination.

(b)
Holdings shall have the right to terminate this Agreement upon 30 Days’ Notice to Company (i) in the event Holdings determines any testing or upgrading of the Medford Spheres is required to satisfy or comply with Law or to comply with or remedy environmental concerns, or (ii) in the event of damage or destruction to, all or a portion of the Medford Spheres, if in Holdings’ sole opinion such testing, upgrading, complying or repairing will require the expenditure of $5,000,000.00 or more to restore the Medford Spheres to normal operations. Upon such termination, neither Party shall have any obligations to the other Party, provided that if Holdings terminates the Agreement pursuant to this Section 2.03(b) on any Day other than the last Day of a Month, Holdings shall promptly refund to Company that portion of such Month’s Scheduled Charges representing the number of Days between the termination date and the last Day of such Month, and provided further that the provisions of Section 2.04 shall survive such termination.

(c)
If the Ponca City Refinery’s operations are partially or completely suspended for a period of at least 12 consecutive Months, the Parties will negotiate in good faith to agree upon a reduction of the Capacity Commitment to reflect such suspension of operations. If the Parties are unable to agree to an appropriate reduction of any applicable Capacity Commitment, then, after Company has made a public announcement of such suspension, Company may provide Notice to Holdings of its intent to terminate this Agreement and this Agreement will terminate 12 Months following the date such Notice is received by Holdings. In the event Company publicly announces, prior to the expiration of such 12-Month period, its intent to resume operations at the Ponca City Refinery, then such Notice shall be deemed revoked and this Agreement shall continue in full force and effect as if such Notice had never been delivered.

Section 2.04    Removal of NGLs.

(a)
Company, at its own expense, shall remove all of its NGLs from the Medford Spheres no later than the later of (i) the effective date of the termination or expiration of this Agreement and (ii) ten Days after receipt of Notice to terminate this Agreement in accordance with its terms, provided that Holdings may, in its sole discretion, agree in writing to extend the time for such removal. If, at the end of such period, Company has not removed all of its NGLs, then in addition to any other rights it may have under this Agreement, Holdings shall have the right to take possession of such NGLs and sell them at public or private sale. In the event of such a sale, Holdings shall withhold from the proceeds therefrom all amounts owed to it hereunder and all expenses of sale (including but not limited to reasonable attorneys’ fees and any amounts necessary to discharge any and all liens against the NGLs). The balance of the proceeds, if any, shall be remitted to Company.

(b)
Should any NGLs remain in the Medford Spheres beyond the expiration or termination of this Agreement, Company shall remain obligated to perform all of the terms and conditions set forth in this Agreement (including, without limitation, Company’s obligation to pay the monthly Storage Fee under Section 3.01(a), pro rated for the period between such expiration or termination of this Agreement and the time all NGLs are removed from the Medford Spheres) and, in addition, shall pay an additional “Holdover Fee” per Day or partial Day, as set forth on Exhibit A, until all NGLs are removed.

(c)
Company shall indemnify and hold the Holdings Affiliated Parties harmless from and against all Claims arising from or related to Company’s failure to remove any NGLs in accordance with this Section 2.04 or Holdings’ exercise of its right to take possession of Company’s NGLs and sell them in accordance with this Section 2.04.

(d)
Company will reimburse Holdings for any expense incurred by Holdings in connection with its or Company’s withdrawal of NGLs from the Medford Spheres, including costs incurred to empty the Medford Spheres.

Article III.    Services
Section 3.01    Storage Services, Capacity Commitment and Charges.

(a)
Beginning on the Effective Date, Company shall pay a Monthly fee equal to (i) the “Storage Fee” set forth on Exhibit A multiplied by (ii) the aggregate Working Capacity of the Medford Spheres. (“Working Capacity” is 35,000 Barrels in each of the two spheres). Company shall have exclusive use of the Medford Spheres for storing NGLs.

(b)	Beginning when the Medford Spheres are placed into commercial service:

(1)
Holdings shall accept from Company for storage and shall store up to the Working Capacity limit of both spheres (70,000 Barrels of NGLs in total) (the “Capacity Commitment”) in the Medford Spheres (subject to routine maintenance and the limitation described in Section 3.01(b)(2)), without commingling Company’s NGLs with any other commodity, and then deliver Company’s NGLs according to Company’s instructions.

(2)
The volume of NGLs placed in the Medford Spheres may not exceed the safe operating capacity of the Medford Spheres as determined by Holdings, taking into account such factors as (i) the time needed to react to a potential overflow of the spheres, (ii) storage injection and withdrawal rates, and (iii) other operating conditions.

(3)	Holdings shall maintain the Medford Spheres in proper operating condition and in a manner that maintains the working capacity of the Medford Spheres, to the extent commercially reasonable.

(c)
At all times during the Term of this Agreement, Holdings and Company shall use commercially reasonable efforts to work together to coordinate maintenance and other activities to minimize potential and adverse effects to the Ponca City Refinery.

(d)	Holdings shall provide Notice to Company of the date the Medford Spheres are first placed into commercial service. In the event the Medford Spheres are not first placed into commercial service on or before August 1, 2014, Company’s payment obligations with respect to scheduled fees under this Agreement shall be suspended effective August 1, 2014 until the Medford Spheres are placed into commercial service, and Company shall be relieved of any obligation to make payment for such period.
Section 3.02    Laboratory Fees and Services.

(a)
If Holdings provides sampling, testing and/or other laboratory services requested by Company for NGLs at the Medford Spheres, Holdings shall charge for each sampling and testing procedure performed as set forth in Holdings’ “Schedule of Rates for Laboratory Services”, as may be amended from time to time. Such services shall be provided by Company’s employees, at Holdings’ direction, at the Ponca City Refinery, if possible. If Holdings contracts with another Person to perform laboratory services, all fees shall be billed to Company at Holdings’ cost.

(b)	Holdings’ liability for sampling and testing services is limited to the charge for the service provided.
Section 3.03    Additional Services. For any service or function that are not specifically provided for in this Agreement but that are requested by Company and agreed to by Holdings, there shall be a charge in an amount as agreed upon by the Parties in writing.
Section 3.04    Recovery of Certain Costs.

(a)
If Holdings agrees to make any expenditures at Company’s request, Company will reimburse Holdings for the actual amount paid by Holdings for such expenditures or, at Holdings’ option and if the Parties agree, any applicable fees set forth on Exhibit A will be increased, or additional fees shall be added to Exhibit A, or imposed to allow Holdings to recover the amount paid by Holdings for such expenditures over time from Company or another entity.

(b)
If new Laws require Holdings to make substantial and unanticipated expenditures in connection with the services Holdings provides to Company under this Agreement, Company will reimburse Holdings for Company’s proportionate share of the costs of complying with such Laws, or at Holdings’ option and if the Parties agree, relevant periodic or unit charges will be increased or an alternate mechanism shall be adopted to allow Holdings to recover such costs over time from Company or another entity.

(c)
If Holdings determines that the Medford Spheres must be pumped, drained, purged or otherwise cleaned of residual volumes, Company will reimburse Holdings for the actual amount paid by Holdings for such cleaning services. Holdings and Company will work together to coordinate such cleaning activities to minimize disruption on the Parties’ respective commercial operations.

Section 3.05    Adjustments. As of January 1, 2015, and as of January 1 of each year thereafter while this Agreement is in effect, Holdings may increase each of the fees set forth on Exhibit A annually, by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Holdings may increase such fees only to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods.
Article IV.    Receipt and Withdrawal of NGLs
Section 4.01    Receipt of NGLs. All NGLs shall be received into the Medford Spheres from the Ponca City Refinery via pipelines.

(a)
Flow Rates/Pressures. The Medford Spheres are designed to receive NGLs with a minimum flow rate of 80 Barrels of NGLs per hour, a minimum operating pressure of 270 pounds per square inch gauge, and a maximum operating pressure of 450 pounds per square inch gauge. Company shall be solely responsible for providing deliveries into the Medford Spheres at pressures sufficient to meet the requirements of Holdings. Company shall, at its sole cost and expense, deliver NGLs to the Medford Spheres. The Medford Spheres are designed to redeliver NGLs with a minimum flow rate of 1500 Barrels of NGLs per hour and a minimum operating pressure of 540 pounds per square inch gauge, and a maximum flow rate of 6250 Barrels of NGLs per hour and a maximum operating pressure of 740 pounds per square inch gauge.

(b)
Specifications. Company will use commercially reasonable efforts to ensure that all NGLs it delivers hereunder shall comply with the applicable specifications as outlined in Exhibit C. Holdings retains the right to inspect and reject any NGLs that do not conform to the applicable specifications, including the right, in Holdings’ sole judgment, to shut off the valve into the Medford Spheres.

(c)
Custody Transfer. Custody of all NGLs delivered from the Company into the Medford Spheres shall be transferred from Company to Holdings at the Company’s meter. Title to all of Company’s NGLs received, stored, and handled by Holdings at the Medford Spheres shall remain at all times in Company’s name.

Section 4.02    Redelivery of NGLs. All NGLs stored in the Medford Spheres shall be delivered to Company at Holdings’ pipeline connection with the ONEOK facilities or at any other pipeline connection determined by the Parties. Company shall be responsible for all commercial arrangements with ONEOK or other parties necessary to facilitate such deliveries. Holdings shall not be responsible for any damages and shall not be in breach of this Agreement in the event ONEOK or such other parties will not physically accept deliveries from Holdings’ facilities.
Article V.    Access
Section 5.01    Access to the Medford Spheres. Access by Company or its representatives to the Medford Spheres shall be during Regular Medford Spheres Operating Hours. As a condition to being granted access to the Medford Spheres, Company shall require all contractors, carriers and customers designated by it to deliver, receive, sample or inspect Company’s NGLs at the Medford Spheres or to provide any other service for Company, to sign and comply with a terminal access agreement in such form as Holdings may reasonably specify from time to time. Further, Company shall cause all such designated contractors, carriers and customers to comply with all applicable Medford Spheres rules and regulations and Holdings shall make copies of such rules and regulations available to Company and its designated carriers and customers at the Medford Spheres.
Article VI.    Storage Variations
Section 6.01 Storage Variations. Company shall bear any losses or gains that may occur while Company’s NGLs are in storage at the Medford Spheres (such losses or gains, the “Storage Variations”), except to the extent that Storage Variations result from Holdings’ negligence or willful misconduct or the negligence or willful misconduct of Holdings’ employees, agents, contractors or subcontractors. Each Month, Holdings shall determine the physical inventory of NGLs and calculate the Storage Variation. Company’s inventory of NGLs in storage at the Medford Spheres shall then be adjusted (increased or decreased) each Month to reflect the Storage Variation.
Article VII.    Monthly Statement; Payment; Liens
Section 7.01    Monthly Statement. Promptly after the end of each Month during the Term of this Agreement, Holdings shall provide Company with a statement showing the previous Month’s beginning inventory, receipts, withdrawals, ending inventory, Storage Variation adjustment and the Scheduled Charges due Holdings. If requested by Company, Holdings shall provide Company with copies of individual gauge reports and meter tickets for receipts and withdrawals at the Medford Spheres for such Month, if available.
Section 7.02    Payment.

(a)
Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly Statement is received and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of 1.5% per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)
All payments shall be made to Holdings by automated clearing house to an account specified by Holdings from time to time, provided that as long as Holdings is an affiliate of Company, Holdings and Company may settle Company’s financial obligations to Holdings through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Company in remitting funds by automated clearing house shall be for Company’s account. Acceptance by Holdings of any payment from Company for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Holdings of any default by Company hereunder.

(c)
If Company reasonably disputes any Monthly statement, in whole or in part, Company shall promptly notify Holdings in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 7.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 20.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Holdings but withheld in good faith.

Section 7.03    Liens. Company hereby grants to Holdings an irrevocable (a) warehouseman’s lien on all of Company’s NGLs in storage at the Medford Spheres and (b) power of attorney to dispose of such NGL at fair market value to the extent of all amounts owed to Holdings by Company hereunder.
Article VIII.    Volume Determinations
Section 8.01    Volume Determinations.

(a)
All measurements, volume corrections and calibrations will be made in accordance with Holdings’ measurement procedures, which shall consist of the latest revision of Holdings’ Measurements Manual and the latest ASTM and API MPMS published methods and standards.

(b)
All volume determinations shall be adjusted to a temperature of 60° Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards, Chapter 11 (viz., Table 6B, 6C, etc., whichever table is relevant to the commodity being measured).

(c)	All NGLs received from or delivered to the Medford Spheres will be determined by calibrated custody transfer grade meters.

(d)
A Company representative may witness testing, calibration of equipment, meter reading, and gauging of NGLs at the Medford Spheres, at Company’s expense. In the absence of a Company representative, Holdings’ measurements shall be deemed to be accurate.

Article IX.    Insurance
Section 9.01    Insurance. Property insurance covering loss or damage to Company’s NGLs that may be desired by Company, shall be carried by Company at Company’s expense. Should Company elect to carry such insurance, then each policy of insurance shall be endorsed to provide a waiver of subrogation rights in favor of the Holdings Affiliated Parties. Notwithstanding anything in this Agreement to the contrary, Holdings shall not be liable to Company for NGL losses or shortages for which Company is compensated by its insurer.
Article X.    Taxes
Section 10.01    Taxes. Company shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes now or hereafter imposed by any Governmental Authority in respect of or measured by NGLs handled or stored hereunder or the manufacture, storage, delivery, receipt, exchange or inspection thereof, and Company agrees to promptly reimburse Holdings for any such Taxes Holdings is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.
Article XI.    Health, Safety and Environment
Section 11.01    Spills; Environmental Pollution.

(a)
In the event of any NGL spill or other environmentally polluting discharge caused by Holdings’ operation of the Medford Spheres, any clean-up resulting from any such spill or discharge and any liability resulting from such spill or discharge shall be the responsibility of Holdings except to the extent such spill or discharge is caused by Company or its affiliates other than Holdings.

(b)
In the event and to the extent of any NGL spill or other environmentally polluting discharge caused by Company or its affiliates other than Holdings or in connection with the operation of Company’s or a third party’s pipeline, tank truck or transport trailer receiving NGLs on Company’s behalf, at its request or for its benefit, Holdings is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Holdings or as required by any Governmental Authority, and Holdings shall notify Company of such operations as soon as practicable. All liability and reasonable costs of containment or clean-up shall be borne by Company except that, in the event a spill or discharge is caused by the joint negligence of both Holdings and Company or a third party pipeline, tank truck or transport trailer receiving NGLs on Company’s behalf, at its request or for its benefit, liability and costs of containment or clean-up shall be borne jointly by Holdings and Company in proportion to each Party’s respective negligence.

(c)
For purposes of this Section 11.01, the negligence of a third party pipeline, tank truck or transport trailer receiving NGLs on Company’s behalf, at its request or for its benefit, shall be attributed to Company.

(d)	The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Holdings or Company.
Section 11.02    Inspection. Company may: (a) inspect the Medford Spheres, including health, safety, and environmental audits by inspector(s) chosen by Company; (b) make physical checks of NGL in storage at the Medford Spheres; (c) audit Holdings’ health, safety, environmental, and operational records relating to the performance of this Agreement and otherwise to observe such performance~~,~~; and (d) subject to the provisions of Section 5.01, enter upon Medford Spheres property for any of the foregoing purposes. For clarity, none of the rights identified in this Section 11.02 shall be exercised by Company in such manner as to substantially interfere with or diminish Holdings’ complete control and responsibility for the operation of the Medford Spheres.
Section 11.03    Incident Notification. Both Parties undertake to notify the other as soon as reasonably practical, but in no event more than 24 hours, after becoming aware of any accident, spill or incident involving the other Party’s employees, agents, contractors, sub-contractors or their equipment, or Company’s NGL at the Medford Spheres and to provide reasonable assistance in investigating the circumstances of the accident, spill or incident. Notices required by this Section 11.03 shall be delivered in person, by telephone or by email:
If to Holdings:                    If to Company:
Phillips 66 Holdings LLC            Company Refining LP
c/o Phillips 66 Pipeline LLC            c/o Phillips 66 Company, Operator
3010 Briarpark Drive                1075 W. Sam Houston Parkway N.,
Suite 200
Houston, TX 77042                Houston, TX 77043
[Telephone]                    [Telephone]
[Email]                    [Email]

When an accident, spill or incident involving Company’s NGLs requires a report to be submitted to a Governmental Authority, this notification shall be made as soon as reasonably practical in compliance with applicable Law, and a copy of the required report shall be delivered to Company at IncidentFollowup@P66.com. Either Party may change its contact information upon Notice to the other in accordance with this Section 11.03 and Section 13.01.
Article XII.    Force Majeure
Section 12.01    Suspension during Force Majeure Events. As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with Notice of the occurrence of such Force Majeure event. Subject to Section 2.02, each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 12.01) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Holdings from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 12.01) shall be temporarily suspended beginning 20 Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Company from performing its obligations under this Agreement.
Section 12.02    Obligation to Remedy Force Majeure Events. A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume its performance within a reasonable period of time.
Section 12.03    Strikes and Lockouts. The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.
Section 12.04    Action in Emergencies. Holdings may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.
Article XIII.    Notices
Section 13.01    Notices. Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:
If to Holdings:                    If to Company:
Phillips 66 Partners Holdings LLC        Company Refining LP
3010 Briarpark Dr.                c/o Phillips 66 Company, Operator Houston, TX 77042                Houston Operations Center,
Attn: President                1075 W. Sam Houston Parkway N., With copy to General Counsel,         Suite 200
Transportation at the same address        Houston, TX 77043                         Attn: General Counsel                         With copy to Michael E. Baker,
                        Manager, Refinery NGL Trading
                        at the same address

Either Party may change its address for Notice upon Notice to the other in accordance with this Section 13.01.

Section 13.02    Effective upon Receipt. Any Notice given in the manner set forth in Section 13.01 shall be effective upon actual receipt if received during Normal Business Hours, or at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.
Article XIV.    Applicable Law
Section 14.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.
Article XV.    Limitation of Liability
Section 15.01    No Liability for Consequential Damages. In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruption, however they may be caused.
Section 15.02    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, Holdings shall in no event be liable for loss of, or damage to, any of Company’s NGLs except to the extent caused by Holdings’ negligence or willful misconduct, or the negligence or willful misconduct of Holdings’ employees, agents, contractors or subcontractors, in the safekeeping and handling of Company’s NGLs. In no event shall Holdings be liable for more than the replacement of lost or damaged NGLs or, at its option, payment of the replacement cost of any lost or damaged NGL. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this Agreement unless suit or action is commenced with respect to such services, loss or Claim within two (2) years after the cause of action arises.
Article XVI.    Default
Section 16.01    Default. Subject to Section 16.03, should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for thirty (30) Days or more after Notice thereof by the non-defaulting Party to the defaulting Party, or should either Party become insolvent, commence a case for liquidation or reorganization under the United States Bankruptcy Code (or become the involuntary subject of a case for liquidation or reorganization under the United States Bankruptcy Code, if such case is not dismissed within thirty (30) Days) be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors, then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party.

Section 16.02    Non-Exclusive Remedies. Except as otherwise provided, but subject to Article XV, the remedies of Holdings and Company provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Holdings or Company, at Law or equity.
Section 16.03    Right to Terminate. Subject to Section 16.01, in the event of a default by Company, the Scheduled Charges theretofore accrued shall, at the option of Holdings, become immediately due and payable and Holdings shall also have the right, at its option, to terminate this Agreement immediately upon Notice to Company. In the event of a default by Holdings, Company shall also have the right, at its option, to terminate this Agreement immediately upon Notice to Holdings and withdraw its NGL from the Medford Spheres, provided Company has paid Holdings for the Scheduled Charges that have accrued to date of such withdrawal.
Article XVII.    Public Use
Section 17.01    Public Use. This Agreement is made as an accommodation to Company. In no event shall Holdings’ services hereunder be deemed to be those of a public utility or a common carrier. If any action is taken or threatened by any Governmental Authority to declare Holdings’ services hereunder to be those of a public utility or a common carrier, then, in that event, at the option of Holdings and upon Company’s receipt of Holdings’ Notice, Holdings may restructure and restate this Agreement or terminate this Agreement on the effective date of such action as to the affected storage sphere(s) or services.
Article XVIII.    Confidentiality
Section 18.01    Confidentiality. The Parties understand and agree that the Scheduled Charges are confidential as between the Parties. Each Party agrees not to disclose such confidential information to any third Person. Each Party may disclose confidential information to its advisors, consultants or representatives (provided that such Persons agree to maintain the confidentiality thereof) or when compelled to do so by Law (but the disclosing Party must notify the other Party promptly of any such request for confidential information before disclosing it, if practicable, so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section 18.01). In the event that the other Party does not obtain a protective order or other remedy or does not waive compliance with this Section 18.01, the disclosing Party shall disclose only that portion of the confidential information to which the compelling Person is legally entitled.
Article XIX.    Miscellaneous
Section 19.01    Disputes between the Parties. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit B, provided that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.

Section 19.02    Assignment. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party. However, notwithstanding the immediately preceding sentence, either Party may assign this Agreement to any of its affiliates by providing Notice to the other Party, and Holdings may make collateral assignments of this Agreement to secure working capital or other financing.
Section 19.03    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Holdings shall provide Company with Notice of such Partnership Change in Control at least sixty (60) Days prior to the effective date thereof. Within 180 days following receipt of such Notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.
Section 19.04    No Third-Party Rights. Except as expressly provided, nothing in this Agreement is intended to confer upon any Person other than the Parties, and their respective successors and assigns, any rights, benefits or obligations.
Section 19.05    Compliance with Laws. Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.
Section 19.06    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
Section 19.07    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.
Section 19.08    Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and it supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.
Section 19.09    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.

Section 19.10    Survival. Any indemnification granted hereunder by one Party to the other Party or any provision hereof providing for any payment to any Party that has accrued at time of expiration or termination shall survive the termination of all or any part of this Agreement.
Section 19.11    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.
Section 19.12    Exhibits. The Exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any Exhibit, the provisions of the Exhibit shall control.
Section 19.13    Table of Contents; Headings; Subheadings. The table of contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 19.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
Section 19.15    Business Practices. Holdings shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with Company pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by Company as being complete and accurate in any further recording and reporting made by Company for whatever purposes. Holdings shall notify Company if Holdings discovers any errors in such billings, reports, or settlement documents.

[Signature page follows.]

IN WITNESS WHEREOF, Holdings and Company have signed this Agreement as of the Effective Date.

PHILLIPS 66 PARTNERS                PHILLIPS 66 COMPANY
HOLDINGS LLC

By:    _______________________        By:    ________________________
Name:    _______________________        Name:    ________________________
Title:    _______________________        Title:    ________________________

Exhibit A
Scheduled Fees

Exhibit B
Arbitration Procedure

Exhibit C

NGL Specifications

EXHIBIT I

Form of Terminal Services Agreement (Gold Line)
THIS TERMINAL SERVICES AGREEMENT is made and entered into as of the Effective Date by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”) and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).
Recitals
WHEREAS, Carrier owns certain terminal facilities suitable for receiving refined petroleum products, handling and storing such refined petroleum products, and delivering such refined petroleum products into pipelines and transport trucks at Wichita, Kansas (the “Wichita North Terminal”) Kansas City, Kansas (the “Kansas City Terminal”), Paola, Kansas (the “Paola Terminal”), Jefferson City, Missouri (the “Jeff City Terminal”) and Cahokia, Illinois (the “East St. Louis Terminal”) (the Wichita North Terminal, Kansas City Terminal, Paola Terminal, and East St. Louis Terminal are generally referred to individually as a “Terminal” or collectively as the “Terminals”);
WHEREAS, Company intends to deliver refined petroleum products to the Terminals and desires to have such refined petroleum products stored, handled and delivered into pipelines or transport trucks, as applicable, and Carrier desires to provide such services for Company, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Carrier and Company agree as follows:
Article I.    Defined Terms
Section 1.01    Defined Terms. The following definitions shall for all purposes apply to the capitalized terms used in this Agreement:

(a)
“Agreement” means this Terminal Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“Argus” means Argus Media Ltd. or any of its subsidiaries.

(c)	“Barrel” means 42 Gallons.

(d)	“Base Throughput Fee” has the meaning set forth on Exhibit B.

(e)	“Biodiesel Blending Deficiency Payment” has the meaning set forth in Section 3.03(b).

(f)	“Borger Products Facility” means the Rocky Station facility owned by Phillips 66 Pipeline LLC in Borger, Texas.

(g)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(h)	“Butane” shall mean butane meeting the specifications set forth in Exhibit D, subject to Section 8.05.

(i)	“Calendar Quarter” means a period of three consecutive Months beginning on the first Day of each of January, April, July and October.

(j)	“Carrier” has the meaning set forth in the introductory paragraph.

(k)	“Carrier Affiliated Parties” means Carrier, Phillips 66 Partners LP and its and their respective contractors, directors, officers, employees and agents.

(l)
“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(m)	“Commitment” means the Minimum Quarterly Truck Rack Commitment, Minimum Quarterly Biodiesel Commitment, or Minimum Quarterly Ethanol Commitment, as applicable.

(n)	“Commodity” or “Commodities” means any of the commodities identified in Exhibit A.

(o)	“Company” has the meaning set forth in the introductory paragraph.

(p)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(q)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to local time in Houston, Texas.

(r)	“Effective Date” means March 1, 2014.

(s)	“Ethanol Blending Deficiency Payment” has the meaning set forth in Section 3.02(b).

(t)	“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage tanks or pipelines irrespective of the cause thereof.

(u)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(v)
“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(w)	“IIC” means a mutually acceptable independent inspection company.

(x)	“Initial Term” has the meaning set forth in Section 2.01.

(y)	“LAC” has the meaning set forth in Section 8.01.

(z)
“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes and ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(aa)	“Minimum Quarterly Biodiesel Commitment” has the meaning set forth in Section 3.03(a).

(bb)	“Minimum Quarterly Ethanol Commitment” has the meaning set forth in Section 3.02(a).

(cc)	“Minimum Quarterly Truck Rack Commitment” has the meaning set forth in Section 3.01(a).

(dd)
“Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(ee)
“Non-Conforming Commodity” means any Commodity that fails to meet specifications established by Carrier for pipeline transportation of that Commodity (or in the absence of Carrier specifications, specifications established by Phillips 66 Pipeline LLC for such Commodity).

(ff)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(gg)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(hh)	“Parties” means Carrier and Company, collectively.

(ii)
“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(jj)	“Party” means Carrier or Company, individually.

(kk)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

(ll)	“Ponca City Refinery” means the refinery owned by Phillips 66 located at Ponca City, Oklahoma.

(mm)	“PPI-FG” has the meaning set forth in Section 4.03.

(nn)	“Product” means any commodity owned by Company at the Kansas City Terminal, including gasoline.

(oo)	“Proportionate Share” has the meaning set forth in Section 10.01.

(pp)	“Regular Terminal Operating Hours” means 24 hours per Day, 7 Days per week.

(qq)	“Renewal Term” has the meaning set forth in Section 2.01.

(rr)	“Scheduled Charges” means those fees payable by Company for the services provided by Carrier hereunder, as set forth in Exhibit B.

(ss)	“Storage Gain” has the meaning set forth in Section 10.01.

(tt)	“Storage Loss” has the meaning set forth in Section 10.01.

(uu)	“Storage Variation” has the meaning set forth in Section 10.01.

(vv)	“Tanks” means the storage tanks and all appurtenant and associated pipelines and pumps used in connection with the storage and handling of Company’s Commodities at a Terminal.

(ww)	“TARs” has the meaning set forth in Section 8.01.

(xx)
“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

(yy)	“Truck Rack Deficiency Payment” has the meaning set forth in Section 3.01.
Section 1.02    Other Defined Terms. Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.
Section 1.03    Terms Generally. The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.
Article II.    Term and Termination
Section 2.01    Term. This Agreement shall have a primary term commencing on the Effective Date and continuing for five (5) years (the “Initial Term”), and may be renewed by Company for up to two successive, five-year renewal terms (each a “Renewal Term”) at Company’s sole option, upon at least 180 Days’ written Notice from Company to Carrier prior to the end of the Initial Term or first Renewal Term, as applicable. The Initial Term, together with any Renewal Terms shall be referred to in this Agreement as the “Term.”
Section 2.02    Termination Following a Force Majeure Event. If a Force Majeure event prevents either Carrier or Company from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least 30 Days’ Notice to the other Party.
Section 2.03    Special Termination by Company. If (a) refinery operations at the Borger Products Facility are totally or partially suspended for a period of at least 12 consecutive Months, the Parties will negotiate in good faith to agree upon a reduction of the applicable Commitment(s) to reflect such suspension of operations. If the Parties are unable to agree to an appropriate reduction of any applicable Commitments(s), then after a public announcement of such suspension has been made, Company may provide written Notice to Carrier of its intent to terminate this Agreement and this Agreement will terminate 12 Months following the date such Notice is received by Carrier. In the event of a public announcement, prior to the expiration of such 12-month period, of an intent to resume operations at the Borger Products Facility, then such Notice shall be deemed revoked and this Agreement shall continue unmodified in full force and effect as if such Notice had never been delivered.
Section 2.04    Inventory Settlement. Upon expiration or termination of this Agreement, any outstanding inventory imbalance for each Commodity on Company’s account must be eliminated and will be settled in cash within 60 Days of termination at Argus’s Monthly average price for the applicable Commodity for the Month prior to the effective date of such expiration or termination.
Section 2.05    Removal of Commodities.

(a)
Company, at its own expense, shall remove all of its Commodities from the Terminals no later than the later of (i) the effective date of the termination or expiration of this Agreement and (ii) ten Days after receipt of Notice to terminate this Agreement in accordance with its terms, provided that Carrier may, in its sole discretion, agree in writing to extend the time for such removal. If, at the end of such period, Company has not removed all of its Commodities, then in addition to any other rights it may have under this Agreement, Carrier shall have the right to take possession of such Commodities and sell them at public or private sale. In the event of such a sale, Carrier shall withhold from the proceeds therefrom all amounts owed to it hereunder and all expenses of sale (including but not limited to reasonable attorneys’ fees and any amounts necessary to discharge any and all liens against the Commodities). The balance of the proceeds, if any, shall be remitted to Company.

(b)
Should any Commodity remain in any Tank beyond the expiration or termination of this Agreement, Company shall remain obligated to perform all of the terms and conditions set forth in this Agreement (including, without limitation, Company’s obligation to pay the Minimum Quarterly Truck Rack Commitment under Section 3.01(a) and any other scheduled charges on Exhibit B that are owed, pro rated for the period between such expiration or termination of this Agreement and the time all Commodities are removed from the Tanks) and, in addition, shall pay an additional Holdover Fee per Barrel per Month or partial Month, as applicable, as set forth on Exhibit B, until all Commodities are removed.

(c)
Company shall indemnify and hold the Carrier Affiliated Parties harmless from and against all Claims arising from or related to Company’s failure to remove any Commodities in accordance with this Section 2.05 or Carrier’s exercise of its right to take possession of Company’s Commodities and sell the same in accordance with this Section 2.05.

(d)	Company will reimburse Carrier for any expense incurred by Carrier in connection with its or Company’s withdrawal of Commodities from the Terminals.

Article III.    Minimum Commitments
Section 3.01    Quarterly Truck Rack Commitment.

(a)
During each Calendar Quarter, Company shall tender a combined average of at least 80,000 Barrels per Day of Commodities for delivery through the truck racks at the Terminals, in approximately ratable quantities (such combined average, the “Minimum Quarterly Truck Rack Commitment”) at the “Base Throughput Fee” determined in accordance with Exhibit B, and Carrier shall accept, store and redeliver such Commodities in accordance with the terms of this Agreement.

(b)
If Company fails to meet its Minimum Quarterly Truck Rack Commitment during any Calendar Quarter, then Company will pay Carrier a deficiency payment (each, a “Truck Rack Deficiency Payment”) equal to the volume of the deficiency multiplied by the “Base Throughput Fee” determined in accordance with Exhibit B.

(c)
The dollar amount of any Truck Rack Deficiency Payment paid by Company shall be applied as a credit against any amounts incurred by Company and owed to Carrier with respect to volumes of Commodities delivered through the Terminal truck racks in excess of Company’s Minimum Quarterly Truck Rack Commitment (or, if this Agreement expires or is terminated, to volumes that would have been in excess of Company’s Minimum Quarterly Truck Rack Commitment if this Agreement were still in effect) during any of the four Calendar Quarters immediately following the Calendar Quarter for which such Truck Rack Deficiency Payment was made, at the end of which time any unused credits arising from such Truck Rack Deficiency Payment will expire. This Section 3.01(c) shall survive the expiration or termination of this Agreement.

(d)
Carrier shall provide truck rack capacity in addition to Company’s Minimum Quarterly Truck Rack Commitment on an “as available” basis, at the “Base Throughput Fee” determined in accordance with Exhibit B.

Section 3.02    Minimum Ethanol Blending Commitment.

(a)
During each Calendar Quarter, Company shall tender for blending with gasoline, and Carrier shall blend (to the extent tendered), a volume of ethanol equal to 10% of the total volume of Company’s blended gasoline delivered at the Terminals’ truck racks during such Calendar Quarter, in approximately ratable quantities (such volume, the “Minimum Quarterly Ethanol Commitment”), and for each Barrel of ethanol blended into gasoline, Company shall pay the blending fee for ethanol determined in accordance with Exhibit B. Company shall provide any ethanol required for Carrier to discharge its obligations under this Section 3.02.

(b)
If Company fails to meet its Minimum Quarterly Ethanol Commitment during any Calendar Quarter, then Company will pay Carrier a deficiency payment (each, an “Ethanol Blending Deficiency Payment”) in an amount equal to the volume of the deficiency multiplied by the blending fee for ethanol determined in accordance with Exhibit B.

(c)
The dollar amount of any Ethanol Blending Deficiency Payment paid by Company may be applied as a credit against any amounts incurred by Company and owed to Carrier with respect to volumes of ethanol blended in excess of Company’s Minimum Quarterly Ethanol Commitment (or, if this Agreement expires or is terminated, to volumes that would have been in excess of Company’s Minimum Quarterly Ethanol Commitment if this Agreement were still in effect) during any of the four Calendar Quarters immediately following the Calendar Quarter for which such Ethanol Blending Deficiency Payment was made, at the end of which time any unused credits arising from such Ethanol Blending Deficiency Payment will expire. This Section 3.02(c) shall survive the expiration or termination of this Agreement.

(d)
Carrier shall provide ethanol blending services in addition to Company’s Minimum Quarterly Ethanol Commitment on an “as available” basis, at the blending fee for ethanol determined in accordance with Exhibit B.

(e)
Carrier’s and Company’s obligations under this Section 3.02 shall terminate immediately upon any change of Law that results in Company no longer being required to blend renewable fuel into gasoline offered for sale in the United States.

Section 3.03    Minimum Biodiesel Blending Commitment.

(a)
During each Calendar Quarter, Company shall tender for blending with diesel fuel, and Carrier shall blend (to the extent tendered), a volume of biodiesel equal to 5% of the total volume of Company’s blended diesel fuel delivered at the Terminals’ truck racks during such Calendar Quarter, in approximately ratable quantities (such volume, the “Minimum Quarterly Biodiesel Commitment”), and for each Barrel of biodiesel blended into diesel fuel, Company shall pay the Blending Fee for biodiesel determined in accordance with Exhibit B. Company shall provide any biodiesel required for Carrier to discharge its obligations under this Section 3.03.

(b)
If Company fails to meet its Minimum Biodiesel Commitment during any Calendar Quarter, then Company will pay Carrier a deficiency payment (each, a “Biodiesel Blending Deficiency Payment”) in an amount equal to the volume of the deficiency multiplied by the blending fee for biodiesel determined in accordance with Exhibit B.

(c)
The dollar amount of any Biodiesel Blending Deficiency Payment paid by Company may be applied as a credit against any amounts incurred by Company and owed to Carrier with respect to volumes of biodiesel blended in excess of Company’s Minimum Quarterly Biodiesel Commitment (or, if this Agreement expires or is terminated, to volumes that would have been in excess of Company’s Minimum Quarterly Biodiesel Commitment if this Agreement were still in effect) during any of the four Calendar Quarters immediately following the Calendar Quarter for which such Biodiesel Blending Deficiency Payment was made, at the end of which time any unused credits arising from such Biodiesel Blending Deficiency Payment will expire. This Section 3.03(c) shall survive the expiration or termination of this Agreement.

(d)
Carrier shall provide biodiesel blending capacity in addition to Company’s Minimum Quarterly Biodiesel Commitment on an “as available” basis, at the blending fee for biodiesel determined in accordance with Exhibit B.

(e)
Carrier’s and Company’s obligations under this Section 3.03 shall terminate immediately upon any change of Law that results in Company no longer being required to blend renewable fuel into diesel fuel offered for sale in the United States.

Section 3.04    Partial Period Proration.

(a)
If the Effective Date is any Day other than the first Day of a Calendar Quarter, or if this Agreement is terminated on any Day other than the last Day of a Calendar Quarter, then any calculation determined with respect to a Calendar Quarter will be prorated by a fraction, the numerator of which is the number of Days in that part of the Calendar Quarter beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Calendar Quarter.

(b)
If the Effective Date is any Day other than the first Day of a Month, or if this Agreement is terminated on any Day other than the last Day of a Month, then any quantity based on a Monthly determination will be prorated by a fraction, the numerator of which is the number of Days in that part of the Month beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Month.

Section 3.05    Special Reduction of Minimum Quarterly Transportation Commitment. If Carrier’s use of all or part of a Terminal for the storage and handling of Commodities is restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Carrier, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company and the applicable Commitment(s) shall be reduced to the extent that Carrier’s use of the applicable Terminal is so restrained, enjoined, restricted or terminated.
Article IV.    Charges
Section 4.01    Scheduled Charges. As compensation to Carrier for the services provided by it hereunder, Company shall pay to Carrier the Scheduled Charges determined in accordance with Exhibit B.
Section 4.02    Recovery of Certain Costs.

(a)
If Carrier agrees to make any expenditures at Company’s request, Company will reimburse Carrier for such expenditures or, at Carrier’s option and if the Parties agree, any applicable fees set forth on Exhibit B will be increased, or additional fees shall be added to Exhibit B, or an alternate mechanism shall be adopted to allow Carrier to recover such expenditures over time from Company or another entity.

(b)
If new Laws require Carrier to make substantial and unanticipated expenditures in connection with the services Carrier provides to Company under this Agreement, Company will reimburse Carrier for Company’s proportionate share of the costs of complying with such Laws, or at Carrier’s option and if the Parties agree, relevant periodic or unit charges will be increased or an alternate mechanism shall be adopted to allow Carrier to recover the amount paid for such costs over time from Company or another entity.

Section 4.03    Adjustments. As of January 1, 2015, and as of January 1 of each year thereafter while this Agreement is in effect, Carrier may adjust each of the fees set forth on Exhibit B annually by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Carrier may subsequently increase such fees to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods. In addition, before each Anniversary, and with both parties’ mutual consent, the current market rate may be determined for each of the fees set forth on Exhibit B, as adjusted pursuant to this Section.  If the current market rate for a fee is higher or lower than the fee to be in effect on the upcoming Anniversary, then Carrier may adjust such fee to the current market rate effective on the Anniversary.  However, in no event shall any fee be reduced below the level of such fee set forth on Exhibit B as of the Effective Date.
Article V.    Storage of Commodities
Section 5.01    Commingled Storage. The Parties acknowledge that while Carrier will provide storage at the Terminals as part of the “Base Throughput Fee” determined in accordance with Exhibit B, except as may be described in a separate storage service agreement(s), Carrier is not required to store Company’s Commodities in dedicated storage. Each Commodity may be stored in commingled storage in a Tank at a Terminal with a Commodity belonging to another Person; provided, however, that any Commodity belonging to another Person and commingled with a Commodity belonging to Company shall meet or exceed specifications established by Carrier for pipeline transportation of that Commodity (or in the absence of Carrier specifications, specifications established by Phillips 66 Pipeline LLC for such Commodity and delivered to Carrier) in effect on the date of receipt of

Company’s Commodity. Carrier shall not commingle Company’s Commodity with any other Commodity that does not meet such minimum Commodity specifications.
Article VI.    Redelivery of Commodities
Section 6.01    Redelivery of Commodities. Company shall provide any documentation reasonably required by Carrier to authorize withdrawals by or on behalf of Company from a Terminal. Upon redelivery of Commodities to Company or its designated carrier or customer, Carrier shall have no further responsibility for any Claims arising out of possession or use of such Commodities.
Section 6.02    Negative Inventory. Company shall not withdraw from any Terminal a greater volume of any Commodity than it has in inventory at that Terminal on the Day of withdrawal.
Article VII.    Commodity Quality
Section 7.01    Verification by Carrier. At Carrier’s request from time to time, the quality of any Commodity tendered into commingled storage for Company’s account hereunder shall be verified by an IIC analysis indicating that such Commodity so tendered meets Carrier’s minimum Commodity specifications. Company shall provide Carrier with a copy of each such analysis. All costs for each such analysis shall be borne by Company. Carrier shall have the right to sample any Commodity tendered to Carrier for Company’s account hereunder for the purpose of confirming the accuracy of the analysis. The costs of such confirmation shall be borne by Carrier.
Section 7.02    Sampling by Company. Company may, at its sole cost and expense, sample its Commodities in storage at a Terminal to satisfy itself that the minimum Commodity specifications are maintained. If any such Company sample indicates the presence of any Commodity that does not meet or exceed Carrier’s minimum specifications for such Commodity in effect on the date of such sample, Company shall immediately notify Carrier by telephone and Company shall confirm such notification in writing by telecopy Notice. If Company does not so notify Carrier, Carrier’s Commodity sample analysis shall be deemed to be conclusive and binding upon both Parties.
Section 7.03    Non-Conforming Commodities.

(a)	Company agrees not to deliver, or cause to be delivered, any Non-Conforming Commodity, into storage in any Terminal.

(b)
Company shall be liable for all reasonable costs and losses in curing, removing, or recovering any Non-Conforming Commodities except to the extent that such non-conformity is due to the negligence or willful misconduct of Carrier. Carrier, at its sole discretion, may attempt to blend the Non-Conforming Commodities, remove and dispose of the Non-Conforming Commodities, or, if necessary, recover any Non-Conforming Commodities from field locations and, except to the extent that such non-conformity is due to the negligence or willful misconduct of Carrier, Company shall reimburse Carrier for all reasonable costs associated therewith. Except to the extent that a non-conformity is due to the negligence or willful misconduct of Carrier, if Company’s Non-Conforming Commodities cause any contamination, dilution or other damages to Carrier or to the Commodities of other customers of Carrier, Company agrees to indemnify, defend and hold the Carrier Affiliated Parties harmless from and against any Claims incurred by, or charged against any of the Carrier Affiliated Parties, as a result of such event and shall be responsible for all costs and liabilities associated with or incurred as a result of such event.
Article VIII.    Other Services
Section 8.01    Additive Injection. Company shall provide additives (including red dye for injection into Company’s untaxed distillate Commodities) and skid-based storage for additives that Company desires to be blended into its Commodities at the Terminals. Carrier shall provide an additive injection system and shall blend additives into Company’s Commodities as instructed by Company, and for each Barrel of a Commodity into which one or more additives are blended, Company shall pay to Carrier the “Other Additive” blending fee and “Red Dye Injection” fee determined in accordance with Exhibit B. Company shall provide Carrier with target additization rates (“TARs”) which must be at least as high as the lowest additive concentration (“LAC”) as registered with the United States Environmental Protection Agency. Carrier may increase the TAR as it deems necessary to maintain the LAC. Carrier shall calibrate, monitor and maintain the red dye system and ensure the dyed Commodities meet requirements for untaxed distillates under applicable Law.
Section 8.02    Jet Fuel Handling. Carrier shall provide jet fuel handling services at the Terminals, and Company shall pay the Monthly Jet Fuel Handling Fee determined in accordance with Exhibit B.
Section 8.03    Laboratory Fees and Services.

(a)
If Carrier provides sampling, testing and/or other laboratory services requested by Company for Commodities at the Terminals, Carrier shall charge for each sampling and testing procedure performed as set forth in Carrier’s “Schedule of Rates for Laboratory Services” then in effect. If Carrier contracts with another Person to perform laboratory services, all fees for such services shall be billed to Company at Carrier’s cost.

(b)	Carrier’s liability for sampling and testing services is limited to the charge for the service provided.
Section 8.04    Pumpover. Carrier shall provide pumpover services from the Terminals to connecting pipelines, and Company shall pay the applicable “Pumpover Fee” determined in accordance with Exhibit B.

Section 8.05    Butane Services. Beginning on the Effective Date, Company shall purchase and arrange for transportation of the Butane from Conway, Kansas to the Kansas City Terminal where Carrier will blend the Butane (to the extent provided and not to exceed Carrier’s capacity for Butane blending) with Company’s Product as the Company directs in writing. Each Month, Carrier shall notify Company as to the quantity of Butane to be blended into Company’s Product at the Kansas City Terminal. Company shall be responsible for making the Butane available to Carrier at the Terminal as needed throughout the month. Company will incur certain expenses associated with purchasing and transporting the Butane to the Kansas City Terminal, which expenses will be reflected as a deduction in the calculation of Carrier’s fee for performing the Butane blending service, as set forth in more detail on the attached Exhibit E.

(a)
Specifications. Company will use commercially reasonable efforts to assure that all Butane it delivers hereunder shall comply with the applicable specifications as outlined in Exhibit D. Carrier retains the right to inspect and reject any Butane that does not conform to the applicable specifications.

(b)
If Carrier’s ability to blend Company’s Products with Butane at the Kansas City Terminal is restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Carrier, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company promptly upon learning of the likelihood of such event and Carrier’s obligation to provide Butane Services, shall, at Carrier’s option, terminate immediately upon delivery of such notice to Company.

(c)
Carrier shall have the right to terminate the offering of Butane blending services upon 30 Days’ written Notice to Company in the event Carrier determines any testing or upgrading of any portion of the Kansas City Terminal that is used for blending Product with Butane is required to satisfy or comply with Law or to comply with or remedy environmental concerns, or (ii) in the event of damage or destruction to, all or any portion of the Kansas City Terminal that is used for blending Butane with Products, if in Carrier’s sole opinion such testing, upgrading, complying or repairing will require the expenditure of $5,000,000.00 or more to restore the Terminal to normal operations.

Section 8.06    Additional Services. For any service or function that is not specifically provided for in this Agreement, requested by Company and agreed to by Carrier, there may be a charge or fee in an amount as agreed upon by the Parties in writing.
Article IX.    Terminal Access
Section 9.01    Terminal Access. Terminal access by Company or its representatives shall be during Regular Terminal Operating Hours. As a condition to being granted access to a Terminal, Company shall require all contractors, carriers and customers designated by it to deliver, receive, sample or inspect Company’s Commodities at such Terminal or to provide any other service for Company, to sign and comply with a terminal access agreement in such form as Carrier may reasonably specify from time to time. Further, Company shall cause all such designated contractors, carriers and customers to comply with all applicable Terminal rules and regulations and Carrier shall make copies of such rules and regulations available to Company and its designated carriers and customers at the Terminals.
Article X.    Storage Variations
Section 10.01    Storage Variations. Each Month, Carrier shall determine the physical inventory of each Commodity in storage and calculate the losses (“Storage Losses”) or gains (“Storage Gains”) of a type normally incurred in connection with handling Commodities while in storage (Storage Losses and Storage Gains together, “Storage Variations”) for each Commodity and for each Terminal, provided that for purposes of this Agreement, Storage Gains do not include gains that result from vapor recovery or blending services. Monthly Storage Variations for each Commodity shall be prorated to all Persons using the storage for that Commodity based upon their respective percentages of Terminal receipts of that Commodity for that Month (such proration being such Person’s “Proportionate Share”). Company’s inventory of each such individual Commodity in storage at a Terminal shall then be adjusted each Month (increased or decreased) to reflect its Proportionate Share of the Storage Variation. For clarity, this Article X relates only to the losses or gains of a type normally incurred in connection with handling Commodities while in storage, and is an exception to and not a modification of the general provisions of Section 20.02.
Section 10.02    Loss Settlement. Separately for each Terminal, Carrier shall calculate for each Commodity an amount (the “Monthly Storage Variation Amount”) equal to:

(1)	the average of the midpoint postings published by Argus for the relevant Commodity at the nearest benchmark location on each publication day during the relevant Month, multiplied by

(b)	either:

(1)
if there is a Storage Loss of the relevant Commodity during that Month, then the product of multiplying (1) negative one by (2) the volume of that net Storage Loss that is in excess of (a) 0.5% for ethanol and biodiesel, or (b) 0.25% for any other Commodity, or

(2)	if there is a Storage Gain of the relevant Commodity during that Month, then the volume of that net Storage Gain.
Then, separately for each Terminal, Carrier will add each of the Monthly Storage Variation Amounts for each Commodity during the Calendar Year. If the sum of the Monthly Storage Variation Amounts for all Commodities at such Terminal during a Calendar Year (or, with respect to 2014, during the partial Calendar Year during which this Agreement is in effect) is a negative number, then no later than the 22nd day of February of the following Calendar Year (or, if such Day is not a Business Day, on the next Business Day), Carrier shall pay to Company the absolute value of that number. Such payment shall be made by automated clearing house to an account specified by Company from time to time, provided that as long as Carrier is an affiliate of Company, Carrier and Company may settle Carrier’s financial obligations to Company through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Carrier in remitting funds by automated clearing house shall be for Carrier’s account.
Article XI.    Monthly Statement; Payment; Liens
Section 11.01    Monthly Statement.

(a)
Promptly after the end of each Month, Carrier shall provide Company with a statement showing the previous Month’s beginning inventory, receipts, withdrawals, ending inventory, Storage Variation adjustment, number of Barrels of Commodities additized (if any), and the Scheduled Charges due to Carrier (after application of any credit to which Company may be entitled pursuant to Section 3.01(c), Section 3.02(c), and Section 3.03(c). If requested by Company, Carrier shall provide Company with copies of individual tank gauge reports, pipeline meter tickets, and truck loading rack meter tickets for receipts and withdrawals at each Terminal for such Month, if available.

(b)	The Monthly statement for the last Month in each Calendar Quarter shall include any deficiency payment that may be due under Section 3.01(b), Section 3.02(b), and Section 3.03(b).

(c)
On or before the end of each Month during the Term of this Agreement, Company shall provide Carrier with a statement showing the Company’s purchase price and actual transportation costs associated with the Butane blended with Company’s Product at the Kansas City Terminal during such Month. Promptly after the end of each Month during the Term of this Agreement, Carrier shall provide Company with a statement showing the previous Month’s Butane blending activities for Company and the Scheduled Charges due Carrier. If requested, Company shall provide Carrier with copies of individual invoices documenting Company’s purchase and transportation costs associated with delivering Butane to the Kansas City Terminal.

Section 11.02    Payment.

(a)
Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly Statement is received, and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of 1.5% per Month or the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)
All payments shall be made to Carrier by automated clearing house to an account specified by Carrier from time to time, provided that as long as Carrier is an affiliate of Company, Carrier and Company may settle Company’s financial obligations to Carrier through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Company in remitting funds by automated clearing house shall be for Company’s account. Acceptance by Carrier of any payment from Company for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Carrier of any default by Company hereunder.

(c)
If Company reasonably disputes any Monthly statement, in whole or in part, Company shall promptly notify Carrier in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 11.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 24.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Carrier but withheld in good faith.

Section 11.03    Liens. Company hereby grants to Carrier an irrevocable (a) warehouseman’s lien on all of Company’s Commodities in storage at the Terminals and (b) power of attorney to dispose of such Commodities at fair market value to the extent of all amounts owed to Carrier by Company hereunder.
Article XII.    Title; Custody
Section 12.01    Title. Title to all of Company’s Commodities received, stored, handled and loaded out by Carrier at a Terminal shall remain at all times in Company’s name.
Section 12.02    Custody. Custody of all Commodities received by Carrier hereunder from a connecting third party pipeline or from a truck shall pass from such pipeline or truck to Carrier when such Commodities pass the flange connection between such delivering pipeline or truck and the relevant Terminal. Custody of all Commodities withdrawn and delivered to Company hereunder shall pass from Carrier to Company when such Commodities pass through the flange connection (a) between the delivery hose at the relevant Terminal’s truck loading rack and a receiving transport truck or (b) between the relevant Terminal and a receiving pipeline, as the case may be.
Article XIII.    Volume Determinations
Section 13.01    Volume Determinations - General.

(a)	All measurements, volume corrections and calibrations will be made in accordance with the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards.

(b)	All volume determinations shall be adjusted to a temperature of 60° Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards, Chapter 11 (viz., Table 6B, 6C, etc., whichever table is relevant to the Commodity being measured).
Section 13.02    Terminal Receipts and Withdrawals.

(a)
All Commodities (except ethanol and biodiesel) delivered to trucks at racks will be determined by calibrated custody transfer grade meters. Carrier will provide bills of lading indicating the net volume delivered into each truck including language required by the appropriate Governmental Authority to Company.

(b)	All Commodities (except ethanol and biodiesel) received from or delivered to pipelines will be determined by calibrated custody transfer grade meters.

(c)
All ethanol, biodiesel and butane received from pipeline or trucks will be determined by calibrated custody transfer grade meters, if such meters are available. If custody transfer grade meters are not available for offloading, the volume shown on truck bills of lading (measured in Gallons or Barrels) shall be deemed to be the volume delivered into a Terminal. Alternate measurement methods may be acceptable subject to review and approval by Carrier and Company.

(d)
A Company representative may witness testing, calibration of equipment, meter reading, and gauging of Commodities at either Terminal, at Company’s expense. In the absence of a Company representative, Carrier’s measurements shall be deemed to be accurate.

Article XIV.    Insurance
Section 14.01    Insurance. Property insurance covering loss or damage to Company’s Commodities, if any, that may be desired by Company, shall be carried by Company at Company’s expense. Should Company elect to carry such insurance, then each policy of insurance shall be endorsed to provide a waiver of subrogation rights in favor of the Carrier Affiliated Parties. Notwithstanding anything in this Agreement to the contrary, Carrier shall not be liable to Company for Commodity losses or shortages for which Company is compensated by its insurer.
Article XV.    Taxes
Section 15.01    Taxes. Except as set forth in Section 15.02, Company shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes now or hereafter imposed by any Governmental Authority in respect of or measured by Commodities handled or stored hereunder or the manufacture, storage, delivery, receipt, exchange or inspection thereof, and Company agrees to promptly reimburse Carrier for any such Taxes Carrier is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.

Section 15.02    Butane. Carrier shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided using the Butane supplied by Company, and Carrier agrees to promptly reimburse Company for any such Taxes that Company is legally required to pay, upon receipt of invoice therefor.
Article XVI.    Health, Safety and Environment
Section 16.01    Spills; Environmental Pollution.

(a)
In the event of any Commodity spill or other environmentally polluting discharge caused by Carrier’s operation of a Terminal, any clean-up associated with any such spill or discharge and any liability resulting from such spill or discharge, shall be the responsibility of Carrier, except to the extent such spill or discharge is caused by Company or its affiliates other than Carrier.

(b)
In the event and to the extent of any Commodity spill or other environmentally polluting discharge caused by Company or its affiliates other than Carrier or in connection with the operation of Company’s or a third party’s pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, Carrier is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Carrier or as required by any Governmental Authority, and Carrier shall notify Company of such operations as soon as practicable. All liability and reasonable costs of containment or clean-up shall be borne by Company except that, in the event a spill or discharge is caused by the joint negligence of both Carrier and Company or a third party’s pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, liability and costs of containment or clean-up shall be borne jointly by Carrier and Company in proportion to each Party’s respective negligence.

(c)
For purposes of this Section 16.01, the negligence of a third party pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, shall be attributed to Company.

(d)	The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Carrier or Company.
Section 16.02    Inspection. During Normal Business Hours, Company may: (a) inspect a Terminal, including health, safety, and environmental audits by inspector(s) chosen by Company; (b) make physical checks of Commodities in storage at any Terminal, (c) audit Carrier’s health, safety, environmental, and operational records relating to the performance of this Agreement and otherwise observe such performance, and (d) subject to the provisions of 0, enter upon any Terminal property for any of the foregoing purposes. For clarity, none of the rights identified in this Section 16.02 shall be exercised by Company in such manner as to substantially interfere with or diminish Carrier’s complete control and responsibility for the operation of the Terminals.

Section 16.03    Incident Notification.
Both Parties undertake to notify the other as soon as reasonably practical, but in no event more than 24 hours, after becoming aware of any accident, spill or incident involving the other’s employees, agents, contractors, sub-contractors or their equipment, or Company’s Commodities at a Terminal and to provide reasonable assistance in investigating the circumstances of the accident, spill or incident. Notices required by this Section 16.03 shall be delivered in person, by telephone or by email:

If to Carrier (East St. Louis Terminal):

Phillips 66 Carrier LLC
c/o Phillips 66 Pipeline LLC
3010 Briarpark Dr.
Houston, TX 77042
Attn: Jim Mayse – Terminal Supervisor
Telephone: 618.857-6053
Email: jim.l.mayse@p66.com
If to Carrier (Kansas City Terminal):

Phillips 66 Carrier LLC
c/o Phillips 66 Pipeline LLC
3010 Briarpark Dr.
Houston, TX 77042
Attn: Rusty Lee – Terminal Supervisor
Telephone: 913.342-0510 Ext. 12
Email: rusty.d.lee@p66.com
If to Company:

Phillips 66 Company
600 North Dairy Ashford Rd.
Houston, TX 77079
Attn: John E. Sweeney
Manager/Loss Control
Telephone: 832-765-3017
Email: john.e.sweeney@p66.com

If to Carrier (Wichita North     If to Carrier (Paola Terminal):     If to Carrier (Jeff City Terminal):
Terminal):

Phillips 66 Carrier LLC        Phillips 66 Carrier LLC        Phillips 66 Carrier LLC
c/o Phillips 66 Pipeline LLC    c/o Phillips 66 Pipeline LLC    c/o Phillips 66 Pipeline LLC
3010 Briarpark Dr.        3010 Briarpark Dr.        3010 Briarpark Dr.
Houston, TX 77042        Houston, TX 77042        Houston, TX 77042
Attn: Andrew Smith – Terminal     Attn: Rusty Lee – Terminal     Attn: Mark Singleton – Terminal
Supervisor            Supervisor            Supervisor
Telephone: 316-838-3411 X2258    Telephone: 913.342-0510 Ext. 12    Telephone: 573.636-4984 Ext. 12

Email: Andrew.m.smith@p66.com    Email: rusty.d.lee@p66.com     Email: mark.a.singleton@p66.com

When an accident, spill or incident involving Company’s Commodities requires a report to be submitted to a Governmental Authority, this notification shall be made as soon as reasonably practical in compliance with applicable Law, and a copy of the required report shall be delivered to Company at IncidentFollowup@P66.com. Either Party may change its contact information upon Notice to the other in accordance with this Section 16.03 and Section 18.01.
Article XVII.    Force Majeure
Section 17.01    Suspension during Force Majeure Events. As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with written notice of the occurrence of such Force Majeure event. Subject to Section 2.02, each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 17.01) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Carrier from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 17.01) shall be temporarily suspended beginning 20 Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Company from performing its obligations under this Agreement. At the conclusion of the Force Majeure event, the Minimum Quarterly Truck Rack Commitment, Minimum Quarterly Ethanol Commitment, or Minimum Quarterly Biodiesel Commitment with respect to each Calendar Quarter in which the suspension due to the Force Majeure event remained in effect shall be ratably reduced to reflect such suspension.
Section 17.02    Obligation to Remedy Force Majeure Events. A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume the full performance of its obligations under this Agreement within a reasonable period of time.
Section 17.03    Strikes and Lockouts. The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.
Section 17.04    Action in Emergencies. Carrier may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.
Article XVIII.    Notices
Section 18.01    Notices. Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:
If to Carrier:                    If to Company:
Phillips 66 Carrier LLC            Phillips 66 Company
c/o Phillips 66 Pipeline LLC            3010 Briarpark Dr.
3010 Briarpark Dr.                Houston, TX 77042
Houston, TX 77042                Attn: General Counsel
Attn: President
Copy to General Counsel

Either Party may change its address for Notice upon Notice to the other in accordance with this Section 18.01.
Section 18.02    Effective upon Receipt. Any Notice given in the manner set forth in Section 18.01 shall be effective upon actual receipt if received during Normal Business Hours, or at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.
Article XIX.    Applicable Law
Section 19.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.
Article XX.    Limitation of Liability
Section 20.01    No Liability for Consequential Damages. In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruption, however they may be caused.
Section 20.02    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, and except for Storage Variations, Carrier shall in no event be liable for loss of, or damage to, any Commodities of Company except to the extent caused by Carrier’s negligence or willful misconduct, or the negligence or willful misconduct of Carrier’s employees, agents, contractors or subcontractors, in the safekeeping and handling of any Commodity of Company. In no event shall Carrier be liable for more than the replacement of lost or damaged Commodities or, at its option, payment of the replacement cost of any lost or damaged Commodities. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this

Agreement unless suit or action is commenced with respect to such services, loss or Claim within two (2) years after the applicable cause of action arises.
Article XXI.    Default
Section 21.01    Default. Subject to Section 21.03, should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for thirty (30) Days or more after Notice thereof by the non-defaulting Party to the defaulting Party, or should either Party become insolvent, commence a case for liquidation or reorganization under the United States Bankruptcy Code (or become the involuntary subject of a case for liquidation or reorganization under the United States Bankruptcy Code, if such case is not dismissed within thirty (30) Days), be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors, then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party.
Section 21.02    Non-Exclusive Remedies. Except as otherwise provided, but subject to Article XX, the remedies of Carrier and Company provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Carrier or Company, at Law or equity.
Section 21.03    Right to Terminate. Subject to Section 21.01, in the event of a default by Company, the Scheduled Charges theretofore accrued shall, at the option of Carrier, become immediately due and payable and Carrier shall also have the right, at its option, to terminate this Agreement. In the event of a default by Carrier, Company shall also have the right, at its option, to terminate this Agreement and withdraw its Commodities from the Terminals, provided Company has paid Carrier for any Scheduled Charges that have accrued to the date of such withdrawal.
Article XXII.    Public Use
Section 22.01    Public Use. This Agreement is made as an accommodation to Company. In no event shall Carrier’s services hereunder be deemed to be those of a public utility or a common carrier. If any action is taken or threatened by any Governmental Authority to declare Carrier’s services hereunder to be those of a public utility or a common carrier, then, in that event, at the option of Carrier and upon Company’s receipt of Carrier’s Notice, Carrier may restructure and restate this Agreement or terminate this Agreement on the effective date of such action as to any affected Tank, Terminal or services.
Article XXIII.    Confidentiality
Section 23.01    Confidentiality. The Parties understand and agree that the Scheduled Charges are confidential as between the Parties. Each Party agrees not to disclose such confidential information to any third Person. Each Party may disclose confidential information to its advisors, consultants or representatives (provided that such Persons agree to maintain the confidentiality thereof) or when compelled to do so by Law (but the disclosing Party must notify the other Party promptly of any such request for confidential information before disclosing it, if practicable, so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section 23.01). In the event that the other Party does not obtain a protective order or other remedy or does not waive compliance with this Section 23.01, the disclosing Party shall disclose only that portion of the confidential information to which the compelling Person is legally entitled.
Article XXIV.     Miscellaneous
Section 24.01    Disputes between the Parties. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit C, provided that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.
Section 24.02    Assignment.

(a)	Neither Party may assign its rights or delegate its duties under this Agreement without prior written consent of the other Party except:

(1)
if Company transfers the Borger Products Facility or the Ponca City Refinery, Company may assign all of a portion of this Agreement to the transferee of such asset subject to the provisions of Section 24.02(b); and

(2)	Carrier may make collateral assignments of this Agreement to secure working capital or other financing;
provided, however, that in no event shall Company be required to consent to Carrier’s assignment of this Agreement to any Person that is engaged in the business of refining and marketing petroleum products (or that directly or indirectly Controls or is Controlled by a Person that is engaged in the business of refining and marketing petroleum products) in the states of Illinois, Oklahoma, Kansas, Missouri or Texas.

(b)
If Company assigns any portion of the volume commitments set forth in this Agreement, then Company’s Minimum Quarterly Truck Rack Commitment, Minimum Quarterly Ethanol Commitment, and Minimum Quarterly Biodiesel Commitment shall be reduced accordingly; provided, however, that such reduction does not result in an adverse economic impact to Carrier (it being understood that a reduction would be deemed to have an adverse economic impact to Carrier if, without limitation (i) the reduction resulted in the truck rack throughput commitment being greater than the maximum practicable throughput capacity for the Terminals, (ii) the sum of Company’s and assignee’s volumetric commitments being less in aggregate than Company’s commitment was immediately prior to such assignment, or (iii) the reduction resulted in increased costs to Carrier.

(c)
Upon an assignment or partial assignment of this Agreement by either Party, the assigned rights and obligations shall be novated into a new agreement with the assignee, and such assignee shall be responsible for the performance of the assigned obligations unless the non-assigning Party has reasonably determined that the assignee is not financially or operationally capable of performing such assigned obligations, in which case the assignor shall remain responsible for the performance of such assigned obligations.

Section 24.03    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Carrier shall provide Company with Notice of such Partnership Change in Control at least 60 Days prior to the effective date thereof. Within 180 days following receipt of such Notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.
Section 24.04    No Third-Party Rights. Except as expressly provided, nothing in this Agreement is intended to confer any rights, benefits or obligations to any Person other than the Parties and their respective successors and assigns.
Section 24.05    Compliance with Laws. Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.
Section 24.06    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
Section 24.07    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.
Section 24.08    Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.

Section 24.09    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.
Section 24.10    Survival. Any indemnification granted hereunder by one Party to the other Party or any provision hereof providing for any payment to any Party that has accrued at time of expiration or termination shall survive the expiration or termination of all or any part of this Agreement.
Section 24.11    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.
Section 24.12    Exhibits. The Exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any Exhibit, the provisions of the Exhibit shall control.
Section 24.13    Table of Contents; Headings; Subheadings. The Table of Contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 24.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
Section 24.15    Business Practices. Carrier shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with Company pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by Company as being complete and accurate in any further recording and reporting made by Company for whatever purposes. Carrier shall notify Company if Carrier discovers any errors in such billings, reports, or settlement documents.
Section 24.16    Right of First Refusal. Carrier may not enter into any agreement with any Person other than Company with respect to terminaling services at the Terminals during the Term of this Agreement or upon the termination of this Agreement without first disclosing to Company all of the material terms and conditions of such an agreement and allowing Company not less than 60 Days within which to enter into an agreement upon the same terms and conditions.

Section 24.17    Right of First Offer. Company may not enter into any agreement with any Person other than Carrier with respect to terminaling services in connection with refined petroleum product distribution from the Borger Products Facility or the Ponca City Refinery without allowing Carrier an opportunity to offer to provide such services.
Section 24.18    Effect of Company Restructuring. If Company decides to restructure its supply, refining or sales operations at the Borger Products Facility in such a way as could reasonably be expected to materially and adversely affect the economics of Company’s performance of its obligations under this Agreement, then the Parties will negotiate in good faith concerning a reduction in Company’s commitment or an exchange of the applicable Terminals (whichever is adversely affected) for other assets not so affected.
Section 24.19    Effect of Discontinuation of Publication.
[Signature page follows.]

IN WITNESS WHEREOF, Carrier and Company have signed this Agreement as of the Effective Date.
PHILLIPS 66 CARRIER LLC
By:    Phillips 66 Partners Holdings LLC
Sole Member of Phillips 66 Carrier LLC
By:    Phillips 66 Partners LP,
Sole Member of Phillips 66 Partners Holdings LLC
By:    Phillips 66 Partners GP LLC
General Partner of Phillips 66 Partners LP

By:    ___________________________________
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 COMPANY

By:    ___________________________________
T.G. Taylor
Executive Vice President, Commercial, Marketing,
Transportation and Business Development

Signature Page/ Terminal Services Agreement

Exhibit A
Commodities

Exhibit A/Page 1

Exhibit B
Scheduled Charges

Exhibit B/Page 1

Exhibit C
Arbitration Procedure

Exhibit D

Butane Specifications

Exhibit E

Butane Blending Service Fees

Exhibit J
Form of Transportation Services Agreement (Gold Line)
This transportation services agreement is made and entered into as of the Effective Date by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”), and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).
Recitals
WHEREAS, Carrier owns a refined petroleum product pipeline system (the “Gold Pipeline System” or “Pipeline”) extending from the Rocky Station fence line at Phillips 66 Pipeline LLC’s Borger Products Refinery in Borger, Texas (the “Borger Refinery”) to terminal facilities located in Wichita, Kansas (the “Wichita North Terminal”), Paola, Kansas (the “Paola Terminal”), Kansas City, Kansas (the “Kansas City Terminal”), Jefferson City, Missouri (the “Jeff City Terminal”), and Cahokia, Illinois (the “East St. Louis Terminal” and, along with the Wichita North Terminal, the Paola Terminal, the Kansas City Terminal and the Jeff City Terminal, each a “Terminal” or, collectively, the “Terminals”); and
WHEREAS, Company intends to deliver refined petroleum products to Origin Points for transportation to Destination Points on the Gold Pipeline System, and Carrier desires to provide such transportation on the Gold Pipeline System for Company, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Carrier and Company agree as follows:
Article I.    Defined Terms
Section 1.01    Defined Terms. The following definitions shall for all purposes apply to the capitalized terms used in this Agreement:

(a)
“Agreement” means this Transportation Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“Argus” means Argus Media Ltd. or any of its subsidiaries.

(c)	“Barrel” means 42 Gallons.

(d)	“Borger Refinery” has the meaning set forth in the Recitals.

(e)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(f)	“Calendar Quarter” means a period of three consecutive Months beginning on the first Day of each of January, April, July and October.

(g)	“Carrier” has the meaning set forth in the introductory paragraph.

(h)	“Carrier Affiliated Parties” means Carrier, Phillips 66 Partners LP and its and their respective contractors, directors, officers, employees and agents.

(i)	“Carrier Tariff” means Carrier’s FERC Tariff Nos. 31.9.0 or 30.3.0 as applicable, and any supplements thereto or reissues thereof.

(j)
“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(k)	“Commodity” or “Commodities” means any of the commodities permitted by the applicable FERC tariff.

(l)	“Company” has the meaning set forth in the introductory paragraph.

(m)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(n)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to local time in Houston, Texas.

(o)	“Destination Point” means a Terminal (or such other delivery point as Carrier may agree to) to which Carrier shall transport Commodities.

(p)	“Effective Date” means March 1, 2014.

(q)	“FERC” means the United States Federal Energy Regulatory Commission.

(r)
“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage tanks or pipelines irrespective of the cause thereof.

(s)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(t)	“Gold Pipeline System” has the meaning set forth in the Recitals.

(u)
“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(v)	“Initial Term” has the meaning set forth in Section 2.01.

(w)
“Joint Participating Tariff” means Heartland FERC Tariff No. 35.3.0 or Magellan FERC Tariff No. 160.8.0, as applicable, and any supplements thereto or reissues thereof, as well as any other joint tariffs involving the Gold Pipeline System in which Carrier may participate.

(x)
“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes and ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(y)	“Loss Allowance Fee” has the meaning set forth in Section 4.01(a).

(z)	“Minimum Quarterly Transportation Commitment” has the meaning set forth in Section 3.01(a).

(aa)
“Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(bb)
“Non-Conforming Commodity” means any Commodity that fails to meet specifications established by Carrier for pipeline transportation of that Commodity (or in the absence of Carrier specifications, specifications established by Phillips 66 Pipeline LLC for such Commodity).

(cc)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(dd)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(ee)
“Origin Point” means each of the Company’s (or its affiliates’) pipeline connection points located at the Borger Refinery, the Wichita Terminal, or such other point(s) as Carrier may establish, where a Commodity may be accepted for transportation on the Gold Pipeline System.

(ff)	“Parties” means Carrier and Company, collectively.

(gg)
“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(hh)	“Party” means Carrier or Company, individually.

(ii)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

(jj)	“Pipeline” has the meaning set forth in the Recitals.

(kk)	“Ponca City Refinery” has the meaning set forth in Section 18.02(a)(ii).

(ll)	“Quarterly Deficiency Payment” has the meaning set forth in Section 3.01(b).

(mm)	“Renewal Term” has the meaning set forth in Section 2.01.

(nn)	“Route” has the meaning set forth in Section 3.02.

(oo)
“Tariff Rate” means the rate applicable from time to time to the shipment of a Commodity through the Pipeline under the terms of the Carrier Tariff or Joint Participating Tariff, which shall be the rate in effect at the Effective Date, adjusted from time to time as provided in Section 4.02.

(pp)
“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

(qq)	“Term” has the meaning set forth in Section 2.01.

(rr)	“Terminal” has the meaning set forth in the Recitals.

Section 1.02    Other Defined Terms. Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.
Section 1.03    Terms Generally. The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.
Article II.    Term and Termination
Section 2.01    Term. This Agreement shall have a primary term commencing on the Effective Date and continuing for ten (10) years (the “Initial Term”), and may be renewed by Company, at Company’s sole option, for a single five (5)-year renewal term (the “Renewal Term”) upon at least 180 Days’ written Notice from Company to Carrier prior to the end of the Initial Term. The Initial Term and the Renewal Term, if applicable, shall be referred to in this Agreement as the “Term.”
Section 2.02    Termination Following a Force Majeure Event. If a Force Majeure event prevents either Carrier or Company from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least 30 Days’ Notice to the other Party.
Section 2.03    Special Modification by Company. If Company determines to completely suspend refinery operations at the Borger Refinery for a period of at least 12 consecutive Months, then after Company has made a public announcement of such suspension, Company may provide written Notice to Carrier of its intent to modify this Agreement by deleting the Minimum Quarterly Transportation Commitment (as hereinafter defined) applicable to the Borger Refinery Origin Point and Wichita North Terminal Destination Point as set forth in Section 3.01(a), and this Agreement will be so modified 12 Months following the date such Notice is received by Carrier. In the event Company publicly announces, prior to the expiration of such 12-month period, its intent to resume operations at the Borger Refinery, then such Notice shall be deemed revoked and this Agreement shall continue unmodified in full force and effect as if such Notice had never been delivered.
Article III.    Minimum Commitments
Section 3.01    Minimum Quarterly Transportation Commitments.

(a)
During each Calendar Quarter, Company shall tender at the applicable Origin Point (as identified below) for transportation on the Gold Pipeline System to or through the applicable Destination Point (as defined below) an aggregate average of at least the number of Barrels per Day of Commodities set forth below, in approximately ratable quantities (each such average, the applicable “Minimum Quarterly Transportation Commitment” applicable to such Origin Point and Destination Point) at the applicable Tariff Rate in effect at the time of the tender. Volumes tendered by Company on any Joint Participating Tariff shall not be applicable to the Minimum Quarterly Transportation Commitment.

Origin Point	Destination Point	Minimum Quarterly Transportation Commitment
Borger Refinery	Wichita North Terminal	54,000 Barrels per Day
Wichita North Terminal	Kansas City Terminal	45,000 Barrels per Day
Wichita North Terminal	Jeff City Terminal	7,000 Barrels per Day
Wichita North Terminal	East St. Louis Terminal	10,000 Barrels per Day

(b)
If Company fails to meet any of its Minimum Quarterly Transportation Commitments for any Route during any Calendar Quarter, then Company will pay Carrier an aggregate deficiency payment ( “Quarterly Deficiency Payment”) equal to:

(i)	the sum of the volumes of each such deficiency for each Route (the “Total Deficiency”) multiplied by the applicable Tariff Rate in effect as of the last Day for the relevant Calendar Quarter, plus

(ii)	0.25% of the Total Deficiency multiplied by the average midpoint of the prices published by Argus for unleaded gasoline for Group 3 on each publication Day during that Calendar Quarter.

(c)
The dollar amount of any Quarterly Deficiency Payment paid by Company shall be applied as a credit against any amounts incurred by Company and owed to Carrier with respect to volumes of Commodities tendered for transportation to any Destination Point in excess of Company’s applicable Minimum Quarterly Transportation Commitment (or, if this Agreement expires or is terminated, to volumes that would have been in excess of any of Company’s applicable Minimum Quarterly Transportation Commitments if this Agreement were still in effect) during any of the four Calendar Quarters immediately following the Calendar Quarter for which such Quarterly Deficiency Payment was made, at the end of which time any unused credits arising from such Quarterly Deficiency Payment will expire. This Section 3.01(c) shall survive the expiration or termination of this Agreement.

(d)	Carrier shall provide transportation services from each Origin Point to each applicable Destination Point identified above in addition to Company’s applicable

Minimum Quarterly Transportation Commitment on an “as available” basis at the Tariff Rate in effect at the time of the tender.
Section 3.02    Loss of Available Capacity. If, for any reason (other than outages caused by Carrier’s planned maintenance), the average daily capacity of any segment of the Pipeline between any pair of Origin Point and Destination Point as set forth in the chart in Section 3.01(a) (a “Route”) during a given Calendar Quarter is less than the Company’s Minimum Quarterly Transportation Commitment for such Calendar Quarter applicable to such Route, or if the capacity of any Route of the Pipeline is required to be allocated among shippers with the result that the average daily capacity of such Route available to Company during a given Calendar Quarter is less than the Company’s Minimum Quarterly Transportation Commitment for such Calendar Quarter applicable to such Route, then Company’s Minimum Quarterly Transportation Commitment for the applicable Calendar Quarter applicable to such Route shall be reduced to equal the average daily capacity available to Company for such Route during such Calendar Quarter.
Section 3.03    Partial Period Proration.

(a)
If the Effective Date is any Day other than the first Day of a Calendar Quarter, or if this Agreement is terminated on any Day other than the last Day of a Calendar Quarter, then any calculation determined with respect to a Calendar Quarter will be prorated by a fraction, the numerator of which is the number of Days in that part of the Calendar Quarter beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Calendar Quarter.

(b)
If the Effective Date is any Day other than the first Day of a Month, or if this Agreement is terminated on any Day other than the last Day of a Month, then any quantity based on a Monthly determination will be prorated by a fraction, the numerator of which is the number of Days in that part of the Month beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Month.

Section 3.04    Special Reduction of Minimum Quarterly Transportation Commitment. If Carrier’s use of all or part of the Gold Pipeline System for transportation of any Commodity is restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Carrier, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company and the Minimum Quarterly Transportation Commitment shall be reduced to the extent that Carrier’s use of the part of the Gold Pipeline System is restrained, enjoined, restricted or terminated.
Section 3.05    Reallocation of Minimum Quarterly Transportation Commitments. Company shall be permitted to reallocate its Minimum Quarterly Transportation Commitments among the Routes once per calendar year, provided that such reallocation of the Minimum Quarterly Transportation Commitments do not result in an adverse economic impact to Carrier (it being understood that a reallocation would be deemed to have an adverse economic impact to Carrier if, without limitation, (i) the reallocation resulted in the Minimum Quarterly Transportation Commitment for any Route being greater than the maximum practicable throughput capacity for such Route, (ii) the reallocation resulted in the aggregate Minimum Quarterly Transportation Commitment for all four Routes being less than it was immediately prior to the allocation, or (iii) the reallocation resulted in increased costs to Carrier, in each case without taking into account any other modifications to the Minimum Quarterly Transportation Commitment permitted by this Agreement). Such reallocation shall require Company provide written notice to Carrier not less than 60 Days prior to the effective date of such reallocation. Once effective, the modified Minimum Quarterly Transportation Commitments shall remain in effect until the termination of this Agreement unless subsequently reallocated in accordance with this Section 3.05.
Article IV.    Tariffs
Section 4.01    Tariff. Shipments under this Agreement shall be subject to, and the Parties shall be required to comply with, the provisions of the applicable Carrier Tariff or Joint Participating Tariff, as applicable.

(a)
Company shall pay to Carrier a Monthly fee (the “Loss Allowance Fee”) equal to 0.25% of an aggregate amount equal to the total number of Barrels in aggregate of each Commodity injected into the Pipeline at an Origin Point during the relevant Month multiplied by the average midpoint of the prices published by Argus Group 3 for that Commodity on each publication Day during that Month; and

(b)
Carrier shall be entitled to the value of volume gained in transit and shall be responsible for the value of any volume lost in transit. Company shall pay Carrier the value of any volume gained, and Carrier shall pay Company the value of any volume lost, with the value of a Commodity being equal to the average midpoint of the prices published by Argus Group 3 for that Commodity on each publication Day during that Month.

For clarity, the Loss Allowance Fee described in Section 4.01(a) and the entitlement and obligation described in Section 4.01 (b) relate only to losses or gains of a type normally incurred in connection with the transportation of Commodities and are exceptions to and not modifications of the general provisions of Section 16.02.
Section 4.02    Adjustment. Carrier may file with FERC to adjust Tariff Rates annually beginning July 1, 2015, at a rate equal to the percentage change in the inflationary index promulgated by FERC, in accordance with FERC’s indexing methodology. If FERC terminates its indexing methodology and does not adopt a new methodology, the parties will negotiate in good faith any adjustments to existing Tariff Rates.
Section 4.03    No Challenge of Rates. Each of Company and Carrier agrees not to commence or support any tariff filing, application, protest, complaint, petition, motion, or other proceeding before FERC for the purpose of requesting that FERC accept or set Tariff Rates applicable to the Gold Pipeline System which are inconsistent with this Agreement;

provided, however, that Company reserves its rights under FERC regulations to challenge any proposed changes in the Tariff Rate (a) to the extent that such changes are inconsistent with the indexing method provided in 18 C.F.R. §342.3, or (b) through other rate changing methodologies under 18 C.F.R. §342.4.
Section 4.04    Recovery of Certain Costs. If Carrier agrees to make any expenditures at Company’s request, Company will reimburse Carrier for such expenditures or, at Carrier’s option, Carrier may amend the Carrier Tariff or seek to amend the Joint Participating Tariff (with assistance from Company which shall not be unreasonably withheld or delayed) in order to increase the Tariff Rate so that Carrier may recover the amounts paid for such expenditures over time. If new Laws require Carrier to make substantial and unanticipated expenditures in connection with the services Carrier provides to Company under this Agreement, Company will reimburse Carrier for Company’s proportionate share of the costs of complying with such Laws, or at Carrier’s option, Carrier may amend the Carrier Tariff or seek to amend the Joint Participating Tariff (with assistance from Company which shall not be unreasonably withheld or delayed) in order to increase the Tariff Rate so that Carrier may recover such costs over time.
Article V.    Scheduling
Section 5.01    Scheduling. For each Origin Point, Company shall provide Carrier with a written schedule by the tenth Day of the Month preceding the Month during which injections into the Pipeline are to be made, advising Carrier of the volumes of each Commodity to be tendered for transportation, and estimated date(s) of such tenders. Carrier will review and confirm its ability to receive according to the schedule by the 20th Day of such preceding Month.
Article VI.    Quality
Section 6.01    Quality.

(a)	Company agrees not to deliver or cause to be delivered into the Pipeline any Non-Conforming Commodity.

(b)
Company shall be liable for all reasonable costs and losses in curing, removing, or recovering any Non-Conforming Commodities except to the extent that such non-conformity is due to the negligence or willful misconduct of Carrier. After such consultation with Company as may be practical under the circumstances but otherwise at Carrier’s sole discretion, Carrier may attempt to blend the Non-Conforming Commodities, remove and dispose of the Non-Conforming Commodities, or, if necessary, recover any Non-Conforming Commodities from field locations and, except to the extent that such non-conformity is due to the negligence or willful misconduct of Carrier, Company shall reimburse Carrier for all reasonable costs associated therewith. Except to the extent that a non-conformity is due to the negligence or willful misconduct of Carrier, if Company’s Non-Conforming Commodities cause any contamination, dilution or other damages to

Carrier or to the Commodities of other customers of Carrier, Company agrees to indemnify, defend and hold the Carrier Affiliated Parties harmless from and against any Claims incurred by, or charged against any of the Carrier Affiliated Parties, as a result of such event and shall be responsible for all costs and liabilities associated with or incurred as a result of such event.
Article VII.    Monthly Statement; Payment; Liens
Section 7.01    Monthly Statement.

(a)
Promptly after the end of each Month, Carrier shall provide Company with a statement for such Month, showing for each Commodity nominated on Carrier’s FERC Tariff No. 31.9.0: (i) the volume injected into a Pipeline at an Origin Point, (ii) the Loss Allowance Fee due Carrier, and (iii) the tariff due to Carrier (after application of any credit to which Company may be entitled pursuant to Section 3.01(c) and settlement of any obligations under Section 4.04. If requested by Company, Carrier shall provide Company with copies of individual meter tickets for such Month, if available. For Commodities nominated on a Joint Participating Tariff, similar information should be obtained from the applicable third party.

(b)	The Monthly statement for the last Month in each Calendar Quarter shall include any Quarterly Deficiency Payment that may be due and payable by the Company pursuant to Section 3.01.
Section 7.02    Payment.

(a)
Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly Statement is received, and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of 1.5% per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)
All payments shall be made to Carrier by automated clearing house to an account specified by Carrier from time to time, provided that as long as Carrier is an affiliate of Company, Carrier and Company may settle Company’s financial obligations to Carrier through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Company in remitting funds by automated clearing house shall be for Company’s account. Acceptance by Carrier of any payment from Company for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Carrier of any default by Company hereunder.

(c)
If Company reasonably disputes any Monthly statement, in whole or in part, Company shall promptly notify Carrier in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 7.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 18.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Carrier but withheld in good faith.

Section 7.03    Liens. Company hereby grants to Carrier an irrevocable (a) warehouseman’s lien on all of Company’s Commodities in transit and (b) power of attorney to dispose of such Commodities at fair market value to the extent of all amounts owed to Carrier by Company hereunder.
Article VIII.    Title; Custody
Section 8.01    Title. Company shall retain title to all of Company’s Commodities in transit on the Pipeline at all times. This provision does not preclude Company from any intraline transfer of title to a third party; in the event of such a transfer, such third party, and not Carrier, shall have title to the affected Commodity according to the terms of the relevant agreement between Company and such third party it being understood that upon any such transfer of title, Company shall retain any and all liabilities accrued under this Agreement in respect of such Commodities.
Section 8.02    Custody. Carrier shall be deemed to have custody of a Commodity injected into the Pipeline from the time such Commodity passes through the flange connection between the relevant Origin Point and the Pipeline until it is delivered to Company or, at the direction of Company, to a third party through the flange connection at the applicable Destination Point.
Article IX.    Volume Determinations
Section 9.01    Volume Determinations - General.

(a)	All measurements, volume corrections and calibrations will be made in accordance with the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards.

(b)
All volume determinations shall be adjusted to a temperature of 60° Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards, Chapter 11 (viz., Table 6B, 6C, etc., whichever table is relevant to the Commodity being measured).

(c)	All Commodities delivered to or received from the Pipeline will be determined by calibrated custody transfer grade meters.

Section 9.02    Company’s Right to Witness. A Company representative may witness the testing, calibration of equipment and meter reading, at Company’s expense. In the absence of a Company representative, Carrier’s measurements shall be deemed to be accurate.
Section 9.03    Delivery Determination. The volumes of Company’s Commodities delivered hereunder shall be determined by Carrier’s meter at the point nearest before the applicable custody transfer point and recorded on a bill of lading.
Article X.    Insurance
Section 10.01    Insurance. Property insurance covering loss or damage to Company’s Commodities that may be desired by Company, shall be carried by Company at Company’s expense. Should Company elect to carry such insurance, then each policy of insurance shall be endorsed to provide a waiver of subrogation rights in favor of the Carrier Affiliated Parties. Notwithstanding anything in this Agreement to the contrary, Carrier shall not be liable to Company for Commodity losses or shortages for which Company is compensated by its insurer.
Article XI.    Taxes
Section 11.01    Taxes. Company shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes now or hereafter imposed by any Governmental Authority in respect of or measured by Commodities handled or stored hereunder or the manufacture, storage, delivery, receipt, exchange or inspection thereof, and Company agrees to promptly reimburse Carrier for any such Taxes Carrier is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.
Article XII.    Health, Safety and Environment
Section 12.01    Spills; Environmental Pollution.

(a)
In the event of any Commodity spill or other environmentally polluting discharge caused by Carrier’s operation of the Pipeline, any clean-up resulting from any such spill or discharge and any liability resulting from such spill or discharge shall be the responsibility of Carrier, except to the extent such spill or discharge is caused by Company or its affiliates other than Carrier.

(b)
In the event and to the extent of any Commodity spill or other environmentally polluting discharge caused by Company or its affiliates other than Carrier or in connection with the operation of Company’s or a third party’s pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, Carrier is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Carrier or as required by any Governmental Authority, and Carrier shall notify Company of such operations as soon as practicable. All liability and reasonable costs of containment or clean-up shall be borne by Company except that, in the event a spill or discharge is caused by the joint negligence of both Carrier and Company or a third party’s pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, liability and costs of containment or clean-up shall be borne jointly by Carrier and Company in proportion to each Party’s respective negligence.

(c)
For purposes of this Section 12.01, the negligence of a third party pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit shall be attributed to Company.

(d)	The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Carrier or Company.
Article XIII.    Force Majeure
Section 13.01    Suspension during Force Majeure Events. As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with written notice of the occurrence of such Force Majeure event. Subject to Section 2.02, each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 13.01) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Carrier from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 13.01) shall be temporarily suspended beginning 20 Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Company from performing its obligations under this Agreement. At the conclusion of the Force Majeure event, the applicable Minimum Quarterly Transportation Commitment with respect to each Calendar Quarter in which the suspension due to the Force Majeure event remained in effect shall be ratably reduced to reflect such suspension.
Section 13.02    Obligation to Remedy Force Majeure Events. A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume the full performance of its obligations under this Agreement within a reasonable period of time.
Section 13.03    Strikes and Lockouts. The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.
Section 13.04    Action in Emergencies. Carrier may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.

Article XIV.    Notices
Section 14.01    Notices. Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:
If to Carrier:                    If to Company:
Phillips 66 Carrier LLC            Phillips 66 Company
c/o Phillips 66 Pipeline LLC            Attn: General Manager Supply
3010 Briarpark Dr.                and Distribution
Houston, TX 77042                3010 Briarpark Dr.
Attn: President Transportation        Houston, TX 77042
With copy to General Counsel        With copy to General Counsel
at same address                at same address

Either Party may change its address for Notice upon Notice to the other Party in accordance with this Section 14.01.
Section 14.02    Effective upon Receipt. Any Notice given in the manner set forth in Section 14.01 shall be effective upon actual receipt if received during Normal Business Hours, or at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.
Article XV.    Applicable Law
Section 15.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.
Article XVI.    Limitation of Liability
Section 16.01    No Liability for Consequential Damages. In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruption, however they may be caused.
Section 16.02    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, Carrier shall in no event be liable for loss of, or damage to, any Commodities of Company except to the extent caused by Carrier’s negligence or willful misconduct, or the negligence or willful misconduct of Carrier’s employees, agents, contractors or subcontractors, in the safekeeping and handling of any Commodity of Company. In no event shall Carrier be liable for more than the replacement of lost or damaged Commodities or, at its option, payment of the replacement cost of any lost or damaged Commodities. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this Agreement unless suit or action is commenced with respect to such services, loss or Claim within two (2) years after the applicable cause of action arises.
Article XVII.    Default
Section 17.01    Default. Subject to Section 17.03, should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for thirty (30) Days or more after Notice thereof by the non-defaulting Party to the defaulting Party, or should either Party become insolvent, commence a case for liquidation or reorganization under the United States Bankruptcy Code (or become the involuntary subject of a case for liquidation or reorganization under the United States Bankruptcy Code, if such case is not dismissed within thirty (30) Days), be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors, then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party.
Section 17.02    Non-Exclusive Remedies. Except as otherwise provided, but subject to Article XVI, the remedies of Carrier and Company provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Carrier or Company, at law or equity.
Section 17.03    Right to Terminate. Subject to Section 17.01, in the event of a default by Company, the amounts theretofore accrued shall, at the option of Carrier, become immediately due and payable and Carrier shall also have the right, at its option, to terminate this Agreement. In the event of a default by Carrier, Company shall also have the right, at its option, to terminate this Agreement, provided Company has paid Carrier for the amounts that have accrued to the date of such termination.
Article XVIII.    Miscellaneous
Section 18.01    Disputes between the Parties. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit B; provided, however, that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.
Section 18.02    Assignment.

(a)	Neither Party may assign its rights or assign or delegate its duties under this Agreement without the prior written consent of the other Party except:

(i)	if Company transfers the Borger Refinery, Company may assign this Agreement to the transferee of the Borger Refinery subject to the provisions of Section 18.02(b);

(ii)
if Company transfers the Ponca City Refinery located in Ponca City, Oklahoma (the “Ponca City Refinery”), Company may assign a portion of this Agreement to the transferee of the Ponca City Refinery, subject to the provisions of Section 18.02(b), and allocate its applicable Minimum Quarterly Transportation Commitments with respect to the Routes between itself and the transferee, provided that such reallocation of the Minimum Quarterly Transportation Commitment does not result in an adverse economic impact to Carrier (it being understood that a reallocation would be deemed to have an adverse economic impact to Carrier if, without limitation, (i) the reallocation resulted in the aggregate Minimum Quarterly Transportation Commitment for any Route being greater than the maximum practicable throughput capacity for such Route, (ii) the reallocation resulted in the aggregate Minimum Quarterly Transportation Commitment for all four Routes (whether the responsibility of Company or its assignee(s)) being less than it was immediately prior to the allocation, or (iii) the reallocation resulted in increased costs to Carrier, in each case without taking into account any other modifications to the Minimum Quarterly Transportation Commitment permitted by this Agreement); and

(iii)	Carrier may make collateral assignments of this Agreement to secure working capital or other financing:
provided; however, that in no event shall Company be required to consent to Carrier’s assignment of this Agreement to any Person that is engaged in the business of refining and marketing petroleum products (or that directly or indirectly Controls or is Controlled by a Person that is engaged in the business of refining and marketing petroleum products) in the states of Texas, Kansas, Illinois or Missouri. Notwithstanding anything in this Section 18.02(a) to the contrary, either Party may assign this Agreement to any of its affiliates by providing written notice to the other Party.

(b)
Upon an assignment of this Agreement by either Party, the assigned rights and obligations shall be novated into a new agreement with the assignee, and such assignee shall be responsible for the performance of the assigned obligations unless the non-assigning Party has reasonably determined that the assignee is not financially or operationally capable of performing such assigned obligations, in which case the assignor shall remain responsible for the performance of such assigned obligations.

Section 18.03    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Carrier shall provide Company with Notice of such Partnership Change in Control at least 60 Days prior to the effective date thereof. Within 180 days following receipt of such Notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.

Section 18.04    No Third-Party Rights. Except as expressly provided, nothing in this Agreement is intended to confer any rights, benefits or obligations to any Person other than the Parties and their respective successors and assigns.
Section 18.05    Compliance with Laws. Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.
Section 18.06    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
Section 18.07    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.
Section 18.08    Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.
Section 18.09    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.
Section 18.10    Survival. Any indemnification granted hereunder by one Party to the other Party or any provision hereof providing for any payment to any Party that has accrued at time of expiration or termination shall survive the expiration or termination of all or any part of this Agreement.
Section 18.11    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.

Section 18.12    Exhibits. The Exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any Exhibit, the provisions of the Exhibit shall control.
Section 18.13    Table of Contents; Headings; Subheadings. The table of contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 18.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
Section 18.15    Business Practices. Carrier shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with Company pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by Company as being complete and accurate in any further recording and reporting made by Company for whatever purposes. Carrier shall notify Company if Carrier discovers any errors in such billings, reports, or settlement documents.
Section 18.16    Effect of Company Restructuring. If Company decides to restructure its supply, refining or sales operations at any of the Terminals in such a way as could reasonably be expected to materially and adversely affect the economics of Company’s performance of its obligations under this Agreement, then the Parties will negotiate in good faith a reduction in Company’s Minimum Quarterly Transportation Commitments or an exchange of the Pipeline for other assets not so affected.
Section 18.17    Effect of Discontinuation of Publication. If Argus ceases to provide the information to be obtained therefrom pursuant to this Agreement, the Parties shall negotiate in good faith to agree upon a replacement publication or pricing mechanism.

[Signature page follows.]

IN WITNESS WHEREOF, Carrier and Company have signed this Agreement as of the Effective Date.

PHILLIPS 66 CARRIER LLC
By:    Phillips 66 Partners Holdings LLC
Sole Member of Phillips 66 Carrier LLC
By:    Phillips 66 Partners LP,
Sole Member of Phillips 66 Partners Holdings LLC
By:    Phillips 66 Partners GP LLC
General Partner of Phillips 66 Partners LP

By:    ___________________________________
J.T. Liberti
Vice President and Chief Operating Officer
of Phillips 66 Partners GP LLC

PHILLIPS 66 COMPANY

By:    ___________________________________
T.G. Taylor
Executive Vice President, Commercial, Marketing,
Transportation and Business Development

Exhibit A
Arbitration Procedure

SCHEDULE 1.1(a)

Excluded Assets

Excluded Asset –     Medford Assets and Land
Location –         Medford, Oklahoma

All assets utilized in operating the existing storage caverns at Medford are excluded assets. Additionally, all assets connecting the 4”- 6”- 12” triangle pipelines to Ponca City and pipelines servicing the Oneok connection at Medford are excluded. The Medford Sphere connections, including the 4” 1600’ injection line and the 12” 1200’ discharge line constructed with the Spheres, are not excluded and are being transferred to the Partnership.

All land assets at Medford are excluded with the exception of the tract of land measuring 5.331 square acres beneath the Medford Storage Spheres and any and all easements, access rights, rights of way, licenses and permits needed for ingress or egress.

For clarity, the 5.331 square acre of land described above, including any and all easements, access rights, rights of way, licenses and permits needed for ingress or egress, and the Medford Storage Spheres under construction are being transferred to the Partnership.

Excluded Asset –     Rocky Pump Station
Location –         Borger, Texas

All assets inside the property line of the Rocky Pump Station are excluded. Phillips 66 Pipeline LLC will provide origination services to the Partnership for the operational activities occurring inside of the Rocky Pump Station.

Excluded Asset –     Laverne Pump Station
Location –         Laverne, Oklahoma

Multiple assets remain at the inactive Laverne Pump Station. All of the pumps, tanks and piping are disconnected from the Gold Line System and therefore, these assets are excluded. The block valve, actuator and other appurtenances that are currently attached to the Gold Line System are being transferred.

Excluded Asset –     NGL Supply LLC Assets
Location –         Jefferson City & East St. Louis Terminals

Assets owned by NGL Supply LLC are excluded.

The excluded assets at the Jefferson City Terminal are:

Propane bullets

NGL pumps,
NGL truck rack and ventilation system
Stench additive system
Methanol additive system
TopTech computer (NGL terminal accounting system)

The excluded assets at the East St. Louis Terminal are:
Propane bullets
NGL pumps
NGL truck rack and ventilation system
Stench additive system
TopTech computer (NGL terminal accounting system)

Excluded Asset –     Propane and/or NGL Assets
Location –         Jefferson City, Wichita North, Paola and East St. Louis Terminals

All assets related to propane and NGL operations owned by Phillips 66 Pipeline LLC are excluded including tank storage, pumping, dehydration, and flaring. If the operation is solely for business connected to or associated with Phillips 66 Pipeline LLC’s Blue Line System, it is excluded.

Jefferson City Terminal –     Blue Line, pump units & metering

Wichita North Terminal –     Blue Line, pump units & metering
Shocker Line connection to Blue Line

Paola Station –         Blue Line, pump units & metering
Dehydration system
HVL Storage (idled)
Ringer Lines (idled Blue Line Assets)

East St. Louis Terminal –     Blue Line, pump units & metering
Wild Goose Pump Station (Blue Line assets)
Tank #6401 – Butane tank
Tank #6011 – Propane/butane mix tank
Tank #6012 – Propane tank
Tank #6013 – Propane Tank
Dehydration system
NGL flare system

Excluded Asset –     Non Gold Line System Rights – Of – Way
Location –         Multiple

ROWs and easements associated with the following will transfer: the Jefferson City, Wichita North, Kansas City and East St. Louis Terminals; Paola Station (Paola, KS); Bonita Pump Station (Bonita, KS); Leeton Pump Station (Leeton, MO); the Paola to KC 8” and 10” pipelines, and any ROWs and easements associated solely with the Gold Line System. The remaining ROWs and easements for pipelines, river crossings, block valve sites and pump stations that are used by assets other than the Gold Line System are excluded and will be made available through easements.

Excluded Asset –     Land
Location –         Multiple

Land assets under each of the Jefferson City, Wichita North, Paola, Kansas City and East St. Louis Terminals will transfer with the exception of any of the following identified tracts of land. These tracts are not necessary for operation of the Gold Line System. The asset numbers listed below reference the SAP asset module:

Asset Number	Cost Center Description	Capitalized Date	Book val.
2642598	Laverne Station	03/01/1931	650.00
2649249	Attica Station	03/01/1931	642.71
2637674	Sharpe Station	09/01/1931	948.51
2649250	Wichita to Paola	05/01/1931	1,588.37
2649253	Wichita to Paola	11/01/1977	7,500.00
2642841	Syracuse Station	09/01/1931	894.72
2644668	Paola to East St. Louis	12/01/1937	1,362.68
2644675	Paola to East St. Louis	09/01/1931	1,500.00
2646676	Paola to East St. Louis	09/01/1931	50.93
2646677	Paola to East St. Louis	06/01/1931	1,315.12
2644678	Paola to East St. Louis	07/01/1931	11,700.00
2644679	Paola to East St. Louis	03/01/1934	2.50
2640148	Kansas City Terminal	12/01/1934	12,946.98
2640149	Kansas City Terminal	12/01/1928	9,060.61
2640150	Kansas City Terminal	03/01/1962	15,158.23
2645557	East St. Louis Terminal	12/01/1948	36,880.39
2645559	East St. Louis Terminal	06/01/1951	500.00
2645560	East St. Louis Terminal	12/01/1943	2,023.72

In addition, the following real property is not required for operation of the Gold Line System and is excluded:

•	Near the East St. Louis Terminal, there is a 13 acre tract of land adjacent to the Mississippi River.

•	At the North Wichita Terminal, two tracts of land (119.814 acres and 58.698 acres, respectively) are adjacent to the west boundary of the Terminal property and surround the neighboring Oneok property.

•	At the Laverne Pump Station, no real property will be contributed. All land and ROW assets at the Laverne Pump Station are excluded.

•	At the Kansas City Terminal, approximately 10.6 acres of real property (identified as Lot 3 and located on the north side of the Terminal property) is excluded.
Excluded Asset –     Non Terminal Cathodic Protection
Location –         Multiple

The cathodic protection assets along the Gold Line System pipeline ROWs are excluded. However, the cathodic protection inside of the Jefferson City, Wichita North, Paola, Kansas City and East St. Louis Terminal sites are included.

SCHEDULE 3.4

Consents

1.	Throughput Commitment Agreement, effective as of August 1, 2004, between Phillips Pipe Line Company, Conoco Phillips Company and Magellan Pipeline Company, LLC.

2.
Letter Agreement dated November 7, 2007 supplementing the Throughput Commitment Agreement, effective as of August 1, 2004, between Phillips Pipe Line Company, Conoco Phillips Company and Magellan Pipeline Company, LLC.

3.	Joint Tariff Agreement, effective August 1, 2004, between Phillips Pipe Line Company and Magellan Pipeline Company, LLC.

4.
First Amendment to Joint Tariff Agreement, effective February 1, 2005, between ConocoPhillips Pipe Line Company (as successor by merger to Phillips Pipe Line Company) and Magellan Pipe Line Company, L.P. (formerly known as Magellan Pipeline Company, LLC).

5.
Second Amendment to Joint Tariff Agreement, effective November 1, 2007, between ConocoPhillips Pipe Line Company (as successor by merger to Phillips Pipe Line Company) and Magellan Pipe Line Company, L.P. (formerly known as Magellan Pipeline Company, LLC).

6.	Right of Way Agreement (RW063788/000), 001 Borger to Laverne (LRW1), Tract LRW 1-19-15.

7.	Permit (RW63923/000), 002 Laverne to Paola, Tract LRW 1-47-12.

8.	Right of Way Agreement (RW063932/000), 002 Laverne to Paola, Tract LRW 1-47-17.

9.	Right of Way Agreement (RW064010/000), 002 Laverne to Paola, Tract LRW 1-21-16.

10.	Right of Way Agreement (RW065072/000), 002 Laverne to Paola, Tract LRW 1-68-28.

11.	Right of Way Agreement (RW066194/000), 003 Paola to East Saint Louis, Tract LRW 1-117-5.

12.	License (RW072267/000), 001 Borger to Laverne (LRW 1), Tract 1-14-13.

13.	Right of Way Agreement (RW150651/000), Phillips Gold Line, Tract LRW 1-40-15.

14.	Right of Way Agreement (RW150652/000), Phillips Gold Line, Tract LRW 1-40-15.

15.	Right of Way Agreement (RW150663/000), Phillips Gold Line, Tract LRW 1-70-40.

16.	Right of Way Agreement (RW150664/000), Phillips Gold Line, Tract LRW 1-46-8.

17.	Right of Way Agreement (RW150927/000), Phillips Gold Line, Tract RR Xing MP4453+24.

SCHEDULE 3.9

Permitted Liens

None.

SCHEDULE 3.17

Adverse Changes

None.

SCHEDULE 5.3

Prefunded Projects

Increase in bio-diesel capacity at the Kansas City Terminal.